Prospectus Supplement Filed pursuant to Rule 424(b)(3)

Registration No. 333-137242

PROSPECTUS SUPPLEMENT NO. 4

DATED MARCH 30, 2007

(To Prospectus Declared Effective on December 6, 2006)

INTERSEARCH GROUP, INC.

4,285,095 Shares

Common Stock

This Prospectus Supplement No. 4 supplements information contained in, and should be read in conjunction with, that certain Prospectus, dated December 6, 2006 (the “Original Prospectus”), as supplemented by that certain Prospectus Supplement No. 1, dated January 11, 2007 (“Supplement No. 1”), that certain Prospectus Supplement No. 2, dated January 23, 2007 (“Supplement No. 2”) and that certain Prospectus Supplement No. 3 dated February 28, 2007 (“Supplement No. 3”). This Prospectus Supplement No. 4 is not complete without, and may not be delivered or used except in connection with, the Original Prospectus, Supplement No. 1, Supplement No. 2 and Supplement No. 3. The shares that are the subject of the Original Prospectus, as supplemented, have been registered to permit their resale to the public by the selling shareholders named therein. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering, other than the exercise price, if any, to be received upon exercise of the warrants referred to in the prospectus.

This Prospectus Supplement No. 4 includes the following document, as filed by us with the Securities and Exchange Commission:

•	The attached Annual Report on Form 10KSB of InterSearch Group, Inc.

Our common stock is traded on the American Stock Exchange, under the symbol “IGO”.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this Prospectus Supplement No. 4 (or the Original Prospectus, Supplement No. 1, Supplement No. 2 or Supplement No. 3) is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 4 is March 30, 2007.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-KSB

☒	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended: December 31, 2006

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to                     .

Commission file number: 00-51776

INTERSEARCH GROUP, INC.

(Name of small business issuer in its charter)

Florida	59-3234205
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

222 Kearny Street, Suite 550 San Francisco, California	94108
(Address of Principal Executive Offices)	(Zip code)

Issuer’s Telephone Number, Including Area Code: (415) 962-9700

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	American Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Check whether the issuer is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  ☐

Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Check if there is no disclosure of delinquent filers in response to Item 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

The issuer had revenues of $25,634,000 in the fiscal year ended December 31, 2006.

The aggregate market value of the common stock, par value $.001 per share (“Common Stock”) held by non-affiliates of the registrant (assuming for these purposes, but without conceding that all executive officers, directors and greater than 5% shareholders are “affiliates” of the registrant) as of March 23, 2007 was approximately $6,047,619 based upon the last sale price for the Common Stock on the American Stock Exchange on such date.

The number of shares of the registrant’s Common Stock outstanding as of February 28, 2007 was 25,073,307.

DOCUMENTS INCORPORATED BY REFERENCE

Portions of the Issuer’s Proxy Statement for the 2007 Annual Meeting of Stockholders are incorporated herein by reference in Part III of this Annual Report on Form 10KSB to the extent stated herein.

Transitional Small Business Disclosure Format (check one):    Yes  ☐    No  ☒

INTERSEARCH GROUP, INC.

FORM 10-KSB-ANNUAL REPORT

For the Fiscal Year Ended December 31, 2006

PART I

When reading this Annual Report on Form 10-KSB, it is important that you also read the financial statements and related notes thereto. This Annual Report on Form 10-KSB, including the sections entitled “Description of Business,” “Description of Property,” “Legal Proceedings,” “Market For Common Equity, Related Stockholder Matters and Small Business Issuer Purchases of Equity Security” and “Management’s Discussion and Analysis or Plan of Operation,” and certain information incorporated herein by reference contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements, including, but not limited to, statements regarding our future operating results, financial position, and growth strategy, expectations regarding our growth and the growth of the industry in which we operate, and plans and objectives of management for future operations, are inherently uncertain as they are based on our expectations and assumptions concerning future events. Any or all of our forward-looking statements in this report may turn out to be inaccurate. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. They may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in “Risk Factors” and elsewhere in this report. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements. All forward-looking statements in this report are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement.

References herein to “we”, “us” or “our” refer to InterSearch Group, Inc. and its wholly-owned subsidiaries unless the context specifically states or implies otherwise.

Item 1.	Description of Business.

Overview

InterSearch Group, Inc. is a Florida corporation organized in 1994. We are a provider of Internet paid search and advertising services that facilitate access to relevant information on the Internet. Through our network of web properties, proprietary search engines and strategic third party relationships, we deliver vertical and local traffic to advertisers, enabling our properties and publishers to monetize this incremental traffic on their websites.

We have strategic partnerships with two of the largest Internet advertising industry participants, Yahoo! Search Marketing, and Ask.com to provide sponsored listings on the web properties we own and/or manage. Our portfolio of web properties contains commercially-relevant search terms in select high-traffic categories, including financial services and travel and leisure. We also provide Internet technology professional services to six Fortune 500 companies, and to six other companies operating in the financial services sector.

According to a survey conducted by Pew Internet & American Life, during the month of September 2005 approximately 60 million Americans used Internet search engines on an average day, an increase of approximately 23% from September 2004. During this same period, U.S. online retail sales increased approximately 25% to $82.9 billion according to the United States Department of Commerce.

During the year ended December 31, 2006, we generated approximately 90% of our revenue from Internet users clicking on sponsored advertisement listings on our owned and managed web properties which we call “paid clicks.” For the year ended December 31, 2006, we generated approximately 99 million paid clicks, as compared to approximately 62 million for the year ended December 31, 2005.

Our acquisitions constitute an important part of our corporate history and reflect our growth strategy:

•	In October 2004, we acquired Corporate Consulting Services, Inc. (now known as InterSearch Corporate Services, Inc.), a provider of Internet and technology, training and consulting services to

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companies primarily in the financial services industry, through a reverse merger transaction. In connection with this transaction, we changed our name to InterSearch Group, Inc.;

•

In December 2004, we acquired Walnut Ventures, Inc., a provider of paid search services founded in February 2003, in a reverse merger transaction. Through the Walnut Ventures acquisition, we acquired our Internet search services business, which includes an in-house sales force and a portfolio of Internet domain names, revenue-generating contracts and technology and systems for the operation of our Internet search services business;

•

In February 2005, we acquired La Jolla Internet Properties, Inc., an owner and operator of web properties through a common control merger. In addition to acquiring revenue-producing domain names, our acquisition of La Jolla Internet Properties enables us to provide business customers with web property development and search engine optimization services;

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Between September 2005 and September 2006, we acquired the following web properties: www.irs.com, www.banks.com, www.camps.com, www.summercamp.com, www.greatcruises.com and www.looksearch.com, among others. These acquisitions reflect our strategy to expand our business by acquiring web properties in select high-traffic Internet commerce categories, including financial services and travel and leisure.

Our Growth Strategy

Our primary objective is to be a leader in the Internet search services and advertising industry. In order to achieve this objective, we intend to continue to grow our business organically and through acquisitions with a view to capitalizing on the recent growth trend associated with Internet search usage and advertising. Key elements of our strategy include the following:

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Acquire Additional Web Properties. A key component of our growth strategy is to make selective acquisitions of web properties containing commercially-relevant search terms in select commerce categories, such as financial services, travel and leisure and other high-traffic categories. In addition, we intend to increase the number of web properties that we manage through our ParkingDots® business by providing website owners with certain search engine marketing and search engine optimization services. Our managed web properties also provide us with a pipeline of potential acquisition candidates. Through our management of these web properties, we gain valuable information about search traffic patterns, which we then use to target the web properties that we believe will be best suited to our business model. By expanding the number of web properties that we own and manage, we will create additional opportunities to receive searches and respond with sponsored listings, thereby increasing our revenues.

•

Maximize Revenue Potential of Our Web Properties. After we acquire a web property, we implement numerous initiatives to increase our proprietary web traffic, including direct sales efforts and online and offline marketing activities in an effort to increase the search traffic to those sites. We also endeavor to increase the associated revenues from our web properties by adding relevant content through our advertising network relationships, transitioning certain existing advertising relationships to terms more favorable to us, developing additional relationships with direct advertisers or some combination of these.

•

Expand Our Direct Advertiser Base. We have a direct sales force that is focused on expanding the number of direct advertisers on our owned web properties. Our Internet advertising products consist of keyword-targeted ads on our web properties that will typically appear more prominently as compared to the sponsored listings from our third-party providers. Our sales efforts generally include direct marketing and trade show attendance and sponsorship.

•	Continue Building Our Web Analytics and Marketing Capabilities. We are analyzing opportunities to leverage search data gathered from our owned and managed web properties by implementing an

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enterprise-wide data warehouse. Among other things, we believe the information derived from this data warehouse will allow us to maximize the results derived from our sponsored listings by analyzing historical search patterns to determine optimal placement for sponsored listings on our web properties. In addition, we believe the data warehouse will improve our ability to evaluate the performance of a web page layout. We will continue to analyze opportunities to expand our Internet search services on a cost-effective basis.

Industry Overview

The Internet and Online Commerce

The Internet’s development into a significant global medium for communication, content and commerce has led to substantial growth in online shopping. According to the United States Department of Commerce, U.S. online retail sales in 2005 were approximately $88 billion, an increase of approximately 24% from 2004. We believe that this expected growth in online shopping will be facilitated in part by decreased prices of Internet access devices and increased performance of those devices, increased use of personal computers and increased availability of high-speed Internet access.

As use of the Internet to research and purchase products and services increases, businesses are seeking ways to more effectively reach consumers online. As a result, both online and traditional retail businesses are increasingly using the Internet to advertise their products and services. Forrester Research, Inc. estimates that spending for online marketing, which includes display advertising and search engine marketing, will increase to $19.7 billion by 2010. The advertising industry, and specifically online advertising, is evolving to meet the increasing online demands of both consumers and businesses.

Paid Search Advertising

Paid search or pay-per-click advertising displays advertisers’ product and service listings to online consumers in response to their keyword search queries. This feature gives advertisers the ability to target their online advertisements to individuals with specific and immediate interests in their products or services. These pay-per-click listings are generally ordered in the search results based on the amount the advertisers pay for the targeted listing. Because advertisers pay only when an Internet user actually clicks-through on the advertiser’s listing, pay-per-click advertising allows online advertisers to accurately measure the effectiveness and response rates of advertisements and adjust their advertising campaigns accordingly. If necessary, advertisers can change listings rapidly and cost-effectively in response to information, such as consumer behavior, product pricing or product availability. Traditional forms of advertising, such as television and radio, are not targeted to consumers who have demonstrated an interest in the advertised product or service like pay-per-click advertising. In addition, traditional forms of advertising do not permit quick and accurate measurement of their effectiveness. Consequently, we believe that Internet advertising generally, and pay-per-click advertising in particular, will continue to grow as consumers become increasingly confident that they can find comprehensive product information and securely conduct transactions online.

Although businesses have many online advertising options, we believe that pay-per-click- advertising has grown faster and will continue to grow faster than most other online advertising alternatives because it allows businesses to access consumers at the time they have demonstrated a specific interest in an advertiser’s products or services through their Internet search. We believe that pay-per-click advertising delivers a more relevant list of commercial sites for Internet users because advertisers generally only bid on keywords that are related to the products and services they offer. According to Forrester Research, search engine marketing (SEM) spending will increase from approximately $5.7 billion in 2005 to $11.6 billion in 2010.

Direct Navigation

Direct navigation is characterized by online users directly accessing a website by typing descriptive keywords or keyword strings into the uniform resource locator, or URL, address box of an Internet browser or by

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using a bookmark. Direct navigation and the use of search engines, however, are not mutually exclusive, as Internet users may also navigate to a website through referring or partner traffic sources.

Our Services

Our Internet search services are designed to enable advertisers to sell their products and services online to a large base of potential, targeted customers through our distribution network which consists of search engines and selected web properties. We currently provide these services through our operating subsidiaries Walnut Ventures, La Jolla Internet Properties, Internet Revenue Services and Overseas Internet Properties. We also provide corporate services through our operating subsidiary InterSearch Corporate Services, which includes Internet technology professional services primarily to companies in the financial services industry. In the year ended December 31, 2006, search services comprised approximately 90% of our total revenue and our corporate services accounted for approximately 10% of our total revenue.

Internet Search Services

By providing relevant listings of products and services to consumers in response to their targeted searches on the Internet, we offer businesses an effective method of driving qualified prospects for their products and services to their websites. We accomplish this by distributing the listings of our advertising network partners and direct advertisers throughout our distribution network of web properties and search engines. Advertisers pay our advertising network partners only when an Internet user clicks-through on the advertisers’ listing. When an Internet user clicks-through on an advertiser’s listing through our distribution network, our advertising network partner generates revenue that they then share with us. In some cases, we may then share the revenue with the appropriate distribution network partner.

Corporate Services

Through InterSearch Corporate Services, we also provide Internet technology professional services in the areas of information technology and search engine marketing to companies primarily in the financial services industry, including Bank of America, Charles Schwab, Wachovia Bank and Wells Fargo. We endeavor to provide clients with qualified individuals on a contractual basis with the appropriate skills and experience to service their needs.

Our Advertiser Network

Advertiser listings displayed on our distribution network are derived from our advertising network partners and direct advertisers on www.irs.com. Our advertising network partners currently consist of two of the leading search engines, Yahoo! Search Marketing and Ask.com. Paid search engines, such as these, partner with us in order to gain access to our distribution network for their advertisers. Access to search requests on our distribution network increases the potential for paid click revenue because their advertisers’ listings are distributed in response to a larger number of search queries. Yahoo! Search Marketing and Ask.com are our largest advertising network partners, together accounting for approximately 75% and 78% of our total revenue for the years ended December 31, 2006 and 2005, respectively. We intend to continue our relationships with Yahoo! Search Marketing and Ask.com, while exploring new relationships with various other advertising network partners. Generally, our arrangements with our advertising network partners provide that we receive a fixed percentage of their advertising revenue per paid click.

In connection with our recent acquisition of the web property www.irs.com, we acquired relationships with direct advertisers, including H&R Block, Intuit and 2nd Story Software (Tax Act), for listings on this web property. We receive a percentage of any revenue generated from purchases of the advertiser’s services resulting from a paid click on its sponsored listing on www.irs.com. As part of our growth strategy we will continue to increase the revenues generated from this and our other web properties by transitioning our existing commercial

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relationships to terms more favorable to us, developing additional revenue opportunities relating to our ownership of Internet traffic for tax preparation sites, developing additional relationships with direct advertisers or our advertising network partners on the web property or some combination of the foregoing.

Our Distribution Network

Our distribution network consists of search engines and our owned and managed web properties. When a consumer initiates an Internet search on our search engine or on one of our owned or managed web properties, we deliver relevant listings from our advertising network partners or our direct advertisers. In most cases, when a user clicks on one of these advertisements, we receive a pay-per-click fee. During the year ended December 31, 2006, we received approximately 99 million paid clicks from our distribution network, as compared to approximately 62 million for the year ended December 31, 2005.

We own or have the exclusive right to use approximately 15 web properties and manage an additional 30,000 web properties through our ParkingDots® business. These web properties generally contain commercially relevant search terms in select high-traffic Internet commerce categories and may include geographically targeted elements. Our commerce categories include: financial services, travel, insurance, real estate, auto, health, technology, personals, professional services, Web services, and education.

In addition to distributing sponsored listings on web properties that we own or manage through our ParkingDots® business, we supply the sponsored listings of our advertising network partners through a relatively small number of distribution partners. Direct Revenue, LLC was our largest distribution partner for the year ended December 31, 2005. As a result of the termination of our distribution agreement with Direct Revenue in April 2006, our revenue attributable to distribution through Direct Revenue declined to approximately 1% of total revenue for the year ended December 31, 2006, as compared to approximately 20% of total revenue for the year ended December 31, 2005.

Many parties that own Internet web properties would like to develop effective programs for generating revenue from online advertisers, but do not have the time or resources. In partnership with web property owners through our ParkingDots® business, we manage their web properties and develop effective programs for generating revenue from online advertisers through the application of SEM and search engine optimization (SEO) services. We receive revenue from our advertising network partner when an Internet user clicks-through on an advertiser’s listing displayed on one of our managed web properties. We then share a portion of that revenue with the website owner.

Internet users can navigate our owned and managed web properties in various ways, including direct navigation. For example, an online user who is specifically interested in obtaining information about tax-related goods and services may enter www.irs.com via direct navigation through the web address bar of their Internet browser. Once the user has arrived at the web property they will find relevant product listings and information. As the user finds relevant information and clicks on a particular listing, we typically receive a pay-per-click fee, which we call a paid click, or we may share in revenues generated by the sponsored listing.

Information Technology and Systems

We strive to maintain technologies that are compatible with the systems used by our advertising and distribution network partners. By utilizing open standards it allows us to maintain open connectivity amongst heterogeneous networks. We rely on our proprietary technology platform combined with commercially available technology from industry-leading providers to deliver real-time customer support and interactive reporting for our advertising and distribution network partners. We employ Open Source Software (OSS) technologies and products distributed by various companies and organizations. We also utilize commercially available technologies and products.

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Our technology platform enables us to rapidly deliver listings from our advertising network partners in response to search requests by Internet users made in our distribution network. Our technology is designed to gather information from multiple data points and compile the results according to a proprietary set of rules that we have developed. Each click-through from our distribution network is subject to a filtering process in order to improve advertiser return on investment by minimizing such things as double-clicks and other illegitimate click-throughs. Our technology incorporates an accounting system that provides our advertising and distribution network partners with the information they need to manage their relationships with us.

We rely upon third parties to provide hosting services, including hardware support and service, and network coordination. Our servers are configured for high availability and large volumes of Internet traffic and are located in leased third-party facilities. Back-end databases make use of redundant servers and data storage arrays. We also have standby servers that provide for additional capacity as necessary. The facilities housing our servers provide redundant HVAC, power and Internet connectivity.

We continue to build and innovate additional functionality to attempt to meet the quickly evolving demands of the marketplace. The cost of developing our technology solutions is included in the overall cost structure of our services and is not separately funded by any individual advertisers or distribution network partners.

Competition

Paid Search Advertising

The online paid search market is intensely competitive. Although we partner with the most predominant search engines to provide paid search results on our distribution networks, we also compete with those search engines for Internet search traffic. Our primary current competitors include Yahoo!, Google, MSN, Ask.com and Marchex. In addition, non-paid search engines are beginning to offer paid search services, and we believe that more competitors will enter into the paid search advertising market. We also compete with traditional offline media such as television, radio and print, for a share of businesses’ total advertising budgets.

Our strategy is to manage or own a broad range of websites and search engines to provide a broad distribution network to advertisers. Certain of our advertising and distribution network partners, however, may view us as competitors with their own internal paid search services and cease doing business with us. We believe that the principal competitive factors in our market are network size, revenue sharing arrangements, services, convenience, accessibility, customer service, quality of search tools, reliability and speed of fulfillment of paid search listings across the Internet infrastructure.

Nearly all of our competitors have longer operating histories, larger distribution networks, greater brand recognition and significantly greater financial, marketing and other resources than we do. In addition, the search industry has recently experienced consolidation, including the acquisitions of companies offering paid search services. Industry consolidation may result in larger, more established and well-financed competitors with a greater focus on paid search services. If this trend continues, we may be unable to compete in the paid search market and our financial results may suffer.

Additionally, larger companies such as Google and Microsoft may implement technologies into their search engines or software that make it less likely that consumers will reach, or execute searches on, our distribution network. If we are unable to successfully compete against current and future competitors or if our current advertising network partners choose to rely more heavily on their own distribution networks in the future, our operating results will be adversely affected.

Although overall Internet advertising expenditures have increased in the last few years, the advertising industry has suffered as many online businesses have ceased operations and many traditional businesses have scaled back their advertising budgets. In addition, today’s typical Internet advertiser has become more

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sophisticated in utilizing the different forms of Internet advertising, purchasing Internet advertising in a cost-effective manner, and measuring return-on-investment. The competition for this pool of advertising dollars has also put downward pressure on pricing points and online advertisers have demanded more effective means of reaching customers. Increased competition for the distribution of advertisers’ listings could cause us to enter into agreements with our advertising network partners with less favorable terms or to lose partners. This could reduce our number of paid clicks, reduce revenue or increase search- serving expenses, all or some of which may have a material adverse effect on our business, operating results and financial condition.

We are also affected by the competition among destination websites that reach users or customers of search services. While thousands of smaller outlets are available to customers, several large media and search engine companies, such as AOL, Google, Microsoft through MSN Search and Yahoo!, through its subsidiaries, dominate online user traffic. The online search industry continues to experience consolidation of major websites and search engines, which has the effect of increasing the negotiating power of these parties in relation to smaller providers. The major destination websites and distribution providers may have leverage to demand more favorable contract terms, such as pricing, renewal and termination provisions.

Direct Navigation

The direct navigation market is primarily categorized into two parts: (1) web property owners, which are the entities that own the Internet domain and potentially monetize it through performance-based integrations with third parties, including pay-per-click integrations; and (2) web property monetization providers, which are companies that provide the monetization engine for web property owners, including pay-per-click providers. While the availability of a high quality portfolio of multiple Internet domain names is limited and difficult to attain, the barriers to entry in the direct navigation market are also as low as the cost of registering an individual Internet domain name is not significant. We expect competition to intensify as more analysis is conducted on, and more companies enter, the direct navigation market. This could adversely affect our competitive position and relatively small market share in the direct navigation industry.

Corporate Services

Our corporate services business is highly competitive. We compete with a variety of organizations that offer services similar to those we offer. Our competitors include large global firms, the services arms of large global technology providers, to management consulting firms and information technology services providers. Additionally, we compete with smaller service providers who have a specific focus and competitive market position in certain geographic markets or who focus on service- or industry-specific niches. Alternatively, a client may choose to use its own resources rather than engage an outside firm for the kinds of services we provide. Our corporate services revenues are derived primarily from Fortune 500 companies. Our clients typically retain us on a non-exclusive basis. We believe that the principal competitive factors in this industry are skills and capabilities of consultants, innovative service and product offerings, perceived ability to add value, reputation, price and technical and industry expertise. We have long-standing relationships with many of our corporate services clients.

Intellectual Property

We seek to protect our intellectual property through existing laws and regulations, as well as through contractual restrictions. We rely on trademark, patent and copyright law, trade secret protection and confidentiality and license agreements with our employees, customers, partners and others to protect our intellectual property.

Our technologies involve a combination of proprietary rights, owned and developed by us, commercially available software and hardware elements that are licensed or purchased by us from various providers and public domain software. We continue to develop additional technologies to update, replace or supplement our technology platform. We intend to protect these additional rights through patent applications and trade secret enforcement.

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We presently own four federal trademark registrations for the INTERSEARCH® trademark for various services. In addition, we have filed ten federal trademark applications seeking registration of various trademarks, including PARKING DOTS®, which are now pending before the United States Patent and Trademark Office. We may claim trademark rights in, and apply for registrations in the United States for a number of other marks.

We have patent applications pending related to a variety of business and transactional processes associated with paid-search and other revenue models. We cannot assure you, however, that any of these patent applications will be issued as patents, that any issued patents will provide us with adequate protection against competitors with similar technology, that any issued patents will afford us a competitive advantage, that any issued patents will not be challenged by third parties, that any issued patents will not be infringed upon or designed around by others, or that the patents of others will not have a material adverse effect on our ability to do business.

Government Regulation

Like many companies, we are subject to existing and potential government regulation. There are, however, comparatively few laws or regulations specifically applicable to Internet businesses. Accordingly, the application of existing laws to Internet businesses, including ours, is unclear in many instances. There remains significant legal uncertainty in a variety of areas, including, but not limited to: user privacy, the positioning of sponsored listings on search results pages, defamation, taxation, the provision of paid search advertising to online gaming sites, the legality of sweepstakes, promotions and gaming sites generally, and the regulation of content in various jurisdictions. Compliance with federal laws relating to the Internet and Internet businesses may impose upon us significant costs and risks, or may subject us to liability if we do not successfully comply with their requirements, whether intentionally or unintentionally.

Several new federal laws that could have an impact on our business have already been adopted. The Digital Millennium Copyright Act is intended to reduce the liability of online service providers for listing or linking to third party web properties that include materials that infringe copyrights or rights of others. Because we do not meet the safe harbor requirements of the Digital Millennium Copyright Act, we could be exposed to copyright actions, which could be costly and time-consuming. The Children’s Online Privacy Protection Act is intended to restrict the distribution of certain materials deemed harmful to children and impose additional restrictions on the ability of online services to collect user information from minors. In addition, the Protection of Children from Sexual Predators Act requires online services providers to report evidence of violations of federal child pornography laws under certain circumstances. The foregoing legislation may impose significant additional costs on our business or subject us to additional liabilities, if we were not to comply fully with their terms, whether intentionally or not. The Children’s Online Privacy Protection Act imposes fines and penalties to persons and operators that are not fully compliant with its requirements. The federal government could impose penalties on those parties that do not meet the full compliance practices of the Protection of Children from Sexual Predators Act. We intend to fully comply with the laws and regulations that govern our industry, and we employ internal resources and incur outside professional fees to establish, review and maintain policies and procedures to reduce the risk of noncompliance.

The acquisition of Internet domain names generally is governed by Internet regulatory bodies, predominantly the Internet Corporation for Assigned Names and Numbers (ICANN). The regulation of Internet domain names in the United States and in foreign countries is subject to change. ICANN and other regulatory bodies could establish additional requirements for previously owned Internet domain names or modify the requirements for holding Internet domain names.

We post our privacy policy and practices concerning the use and disclosure of any user data on our web properties and our distribution applications. Any failure by us to comply with posted privacy policies, Federal Trade Commission requirements or other domestic or international privacy-related laws and regulations could result in proceedings by governmental or regulatory bodies that could potentially harm our businesses, results of operations and financial condition. In this regard, there are a large number of legislative proposals before the

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United States Congress and various state legislative bodies regarding privacy issues related to our businesses. It is not possible to predict whether or when such legislation may be adopted, and certain proposals, if adopted, could harm our business through a decrease in user registrations and revenue. These decreases could be caused by, among other possible provisions, the required use of disclaimers or other requirements before users can utilize our services.

There are a growing number of legislative proposals before Congress and various state legislatures regarding privacy issues related to the Internet generally, and some of these proposals apply specifically to paid search businesses. We are unable to determine if and when such legislation may be adopted. If certain proposals were to be adopted, our business could be harmed by increased expenses or lost revenue opportunities, and other unforeseen ways.

We anticipate that new laws and regulations affecting us will be implemented in the future. Those new laws, in addition to new applications of existing laws, could expose us to substantial liabilities and compliance costs.

In addition, because our services are available over the Internet in multiple states, certain states may claim that we are required to qualify to do business in such state. Currently, we are qualified to do business only in the States of Florida, California and Pennsylvania. Our failure to qualify to do business in a jurisdiction where we are required to do so could subject us to taxes and penalties. It could also hamper our ability to enforce contracts in these jurisdictions. The application of laws or regulations from jurisdictions whose laws do not currently apply to our business could harm our business and results of operations.

Employees

As of February 28, 2007 we had 31 full-time employees, 13 of which were engaged in technical development, 3 in sales and marketing, 8 in finance, administration and operations, and 7 consultants. None of our employees are represented by a labor union. We have not experienced any work stoppages, and we consider our relations with our employees to be good.

Item 2.	Description of Property.

Our corporate headquarters are located at 222 Kearny Street, Suite 550, San Francisco, California, where we lease approximately 7,615 square feet of space. The term of the lease commenced on November 1, 2005 and expires five years and five months from the commencement date. The lease provides for one option to extend the lease for five years. Our rent payments are $16,636 per month increasing to $18,692 per month over the term of the agreement ending in 2011. Additionally, we are responsible for paying a portion of the operating expenses and property taxes related to the building. We believe that these facilities are adequate, at this time, for their intended use.

Item 3.	Legal Proceedings.

We are not involved in any legal proceedings other than routine litigation arising in the normal course of business. Although the results of litigation and claims cannot be predicted with certainty, we do not believe the results of such litigation would have a material adverse effect our business, financial condition or results of operations. However, should such litigation arise, defending such proceedings could be costly and may result in the diversion of managements attention.

Item 4.	Submission of Matters to a Vote of Security Holders.

None.

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PART II

Item 5.	Market For Common Equity, Related Stockholder Matters and Small Business Issuer Purchases of Equity Securities.

Market Information

As of October 13, 2006, our shares of common stock trade on the American Stock Exchange (AMEX) under the ticker symbol “IGO.” From August 31, 2006 to October 12, 2006, our common stock was quoted on the OTC Bulletin Board under the ticker symbol “IGPN.OB.” From October 19, 2005 to August 30, 2006, our common stock was quoted in the over-the-counter market through Pink Sheets LLC, or the pink sheets, under the symbol “IGPN.” Prior to October 19, 2005, our common stock traded on the pink sheets under the symbol “ISGP.” At the close of business on February 28, 2007, there were 25,073,307 outstanding common shares, which were held by approximately 400 shareholders, which include shareholders of record and non-objecting beneficial owners.

The following table (1) sets forth the high and low bids for the common shares as quoted on the pink sheets or the OTC Bulletin Board and the high and low sales prices for the common shares as reported on AMEX for the periods indicated and (2) has been adjusted to reflect a 1:40 reverse stock split of our common stock that took effect on October 19, 2005:

	High	Low
Year Ending December 31, 2006:
First Quarter	$5.00	$1.50
Second Quarter	$3.50	$2.30
Third Quarter	$3.50	$2.35
Fourth Quarter	$3.18	$1.80

Year Ending December 31, 2005:
First Quarter	$42.80	$8.00
Second Quarter	$14.00	$6.40
Third Quarter	$12.80	$4.80
Fourth Quarter	$6.80	$1.50

The quotations in the above table reflect inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

Holders

As of December 31, 2006, we had approximately, 400 shareholders, which include shareholders of record and non-objecting beneficial owners.

Dividend Policy

Prior Distributions

For the period from January 1, 2004 through December 10, 2004, our common stockholders elected to be taxed as an S Corporation. As a result, we declared and paid distributions relating to our S Corporation status of approximately $1,245,768.

From December 2004 to September 2005, we declared and paid dividends to our preferred stockholders in the amount of $536,425 in connection with the acquisition of Walnut Ventures and La Jolla Internet Properties as described in Part I, Item 1 “Description of Business” above.

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Future Earnings

We currently intend to retain any future earnings to finance the growth and development of our business and therefore do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, and such other factors as our board of directors deems relevant.

Pursuant to our Loan and Security Agreement with Silicon Valley Bank dated December 10, 2004, as amended, we are restricted from paying dividends without the prior written consent of Silicon Valley Bank.

Item 6.	Management’s Discussion and Analysis or Plan of Operation.

Statement Regarding Forward –Looking Statements

When reading this section of this Annual Report on Form 10-KSB, it is important that you also read the financial statements and related notes thereto. This Annual Report on Form 10-KSB, including the sections entitled “Description of Business,” “Description of Property,” “Legal Proceedings,” “Market For Common Equity, Related Stockholder Matters and Small Business Issuer Purchases of Equity Security” and “Management’s Discussion and Analysis or Plan of Operation,” and certain information incorporated herein by reference contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this Annual Report on Form 10-KSB, other than statements that are purely historical, are forward-looking statements and are based upon management’s present expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward—looking statement for many reasons, including those described in the section entitled “Risk Factors” set forth below in Part II, Item 6 “Management’s Discussion and Analysis or Plan of Operation.” Forward-looking statements in this Annual Report on Form 10-KSB include, without limitation: our objective to be a leader in the Internet search services and advertising industry; our intention to grow our business organically and through acquisitions and capitalize on the recent growth trend associated with Internet search usage and advertising; our intention to increase the number of web properties that we manage through our ParkingDots® business; our efforts to maximize revenue potential of our web properties by increasing proprietary traffic and adding relevant content; the focus of our direct sales force to expand the number of direct advertisers on our owned web properties; our belief that information derived from the data warehouse will allow us to maximize the results derived from our sponsored listings and improve our ability to evaluate the performance of a web page layout; our belief that the expected growth in online shopping will be facilitated in part by decreased prices of Internet access devices and increased performance of those devices, increased use of personal computers and increased availability of high-speed Internet access; estimates regarding an increase in spending for online marketing through 2010; our belief that Internet advertising generally, and pay-per-click advertising in particular, will continue to grow faster than most other online advertising alternatives; estimates regarding an increase in search engine marketing spending through 2010; our belief that www.irs.com and our other website properties will benefit from search engine, direct navigation and directory traffic; our endeavor to provide our corporate services clients with qualified individuals on a contractual basis with appropriate skills and experience to service their needs; our intention to continue our relationships with out advertising network partners, while exploring new relationships with various other advertising network partners; our efforts to maintain technologies that are comparable with the systems used by our advertising and distribution network partners; our efforts to build and innovate additional functionality to attempt to meet the quickly evolving demands of the marketplace; our belief that more competitors will enter into the paid search advertising market; our strategy to manage or own a broad range of websites and search engines to provide a broad distribution network to advertisers; our beliefs regarding the principal competitive factors in the online paid search market; consolidation of websites and search engines in the online search industry; our expectations regarding competition in the direct navigation market; our beliefs regarding the principal competitive factors in the corporate services market; our intention to protect our intellectual property; our efforts to develop additional technologies to update, replace or supplement our

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technology platform; our intention to protect our proprietary rights through patent applications and trade secret enforcement; our intention to comply with the laws and regulations that govern our industry and our related actions to ensure compliance; our anticipation regarding the implementation of new laws and regulations affecting us in the future; our belief that our corporate facilities are adequate at this time, for their intended use; our belief that the results of litigation will not have a material adverse effect on our business, financial condition or results of operations; our intention to retain any future earnings and not pay cash dividends in the foreseeable future; our expectation to continue to depend in the near future, upon a relatively small number of advertising network partners and direct advertisers for a significant percentage of our revenues; our efforts to decrease our cost-per-click; our intention to expand and diversify our proprietary traffic sources; increases to our operating expenses as a result of implementing our growth strategy; our anticipation that the variables impacting the level of paid clicks contributed by our distribution partners will fluctuate in the future, affecting our growth rate and our financial results; fluctuation of our quarterly results; our expectation that the impact of our acquisition of www.irs.com will cause our revenues to be largely seasonable in nature; our intention to focus our resources on generating traffic to our web properties through search engine marketing and search engine optimization and the direct navigation market; our expectation for volatility with respect to the costs of professional services; our expectation that out general and administrative expenses will continue to increase to the extent we expand our operations and incur additional costs in connection with being a public company; our established amortization schedule for outstanding debt; our intention to continually review our capital requirements to ensure that we have sufficient funding available; our intention to use cash flow from operations, availability under our credit line or a combination of both to fund anticipated levels of operations for the next 12 months; our intention to review claims or demands brought under the Uniform Domain Name Dispute Resolution Policy and to transfer any rights acquired by us to any party that has demonstrated a valid prior right or claim; our expectations regarding the expansion of our operations and its impact upon management, operational and financial resources; and our expectation to add a significant number of additional key personnel in the future.

These forward-looking statements may be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks, uncertainties and assumptions described in “Risk Factors” and elsewhere in this report. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this report may not occur as contemplated, and actual results could differ materially from those anticipated or implied by the forward-looking statements. All forward-looking statements in this report are made as of the date hereof, based on information available to us as of the date hereof, and we assume no obligation to update any forward-looking statement.

Overview

We are a provider of Internet paid search and advertising services that facilitate access to relevant information on the Internet. Through our network of web properties, proprietary search engines and strategic third party relationships, we deliver vertical and local traffic to advertisers, enabling our properties and publishers to monetize this incremental traffic on their websites. Our portfolio of web properties contains commercially-relevant search terms in select high-traffic categories, including financial services and travel and leisure. We also provide Internet technology professional services to Fortune 500 and other companies operating in the financial services sector.

We review our operations based on both our financial results and non-financial measures. Our primary source of revenue is our Internet search services. The key financial factors upon which management focuses in reviewing performance are revenue-per-click and cost-per-click, which for the year ended December 31, 2006 were approximately $.22 and $.08, respectively. When an Internet user clicks-through on a sponsored listing through our distribution network, our arrangements with our advertising network partners and direct advertisers provide that we receive a fixed percentage of their related advertising revenue. We currently depend, and expect to continue to depend in the near future, upon a relatively small number of advertising network partners and direct advertisers for a significant percentage of our revenues. Our advertising network partners, Yahoo! Search Marketing and Ask.com together represented approximately 75% of our revenues for the year ended

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December 31, 2006. A significant reduction in click-throughs or an advertising network partner exerting significant pricing pressures on us would have a material adverse effect on our results of operations. Our largest expense is traffic acquisition costs, which consist primarily of internet advertising costs and revenue-sharing payments to our distribution network partners for access to their online user traffic. We seek to decrease our cost-per-click by increasing the number of proprietary web properties that we own and manage. When Internet users access our owned or managed web properties through direct navigation, it reduces our payments to distribution network partners.

The key non-financial measure that management reviews is the number of click-throughs on advertiser listings, which we call “paid clicks”, which for the year ended December 31, 2006 were approximately 99 million, as compared to approximately 62 million for the year ended December 31, 2005, representing an increase of approximately 60%. Our revenue growth depends, in part, on our ability to increase the number of paid clicks on the sponsored listings of our advertising network partners and direct advertisers displayed through our distribution network. We intend to expand and diversify our proprietary traffic sources, specifically by increasing our presence in the direct navigation market and increasing the number of other proprietary web properties that we own and manage.

We currently depend on relatively few distribution network partners for the distribution of our services. Direct Revenue, LLC. was our largest distribution partner for the fiscal year ended December 31, 2005. On April 13, 2006, Walnut Ventures, one of our wholly-owned subsidiaries, terminated the Technology/Software distribution agreement with Direct Revenue. This agreement was primarily a distribution arrangement whereby customers of Direct Revenue could opt to install our search engine technology when installing other software applications offered by Direct Revenue. As a result of the termination of our distribution agreement with Direct Revenue, our revenue attributable to distribution through Direct Revenue, declined to approximately 1% of total revenue for the year ended December 31, 2006, as compared to approximately 20% of total revenue for the year ended December 31, 2005.

Certain of the historical financial information reflected in this annual report on Form 10KSB does not include expenses that we incur as a public company. For example, we incur expenses relating to compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the reporting requirements of the Securities and Exchange Commission (the “SEC”). In addition, our operating expenses will continue to increase as a result of implementing our growth strategy, as we will likely improve our information systems and reporting systems and increase personnel.

Corporate History and Structure

We were organized as Economic & Investment Technologies, Inc. on April 7, 1994. In 1996, we first changed our name to MultiTech Brokerage Solutions, Inc., and then again in November 2000 to MBSL Group, Inc. Acquisitions have been an important part of our corporate history. In October 2004, we acquired Corporate Consulting Services, a provider of Internet and technology, training and consulting services to companies primarily in the financial services industry, through a reverse merger transaction. We acquired Corporate Consulting Services in exchange for 964,109 shares in the aggregate of our common stock, par value $.001 per share, plus promissory notes in the aggregate amount of $129,104. Corporate Consulting Services was founded in January 2002. In connection with this transaction, we changed our name to InterSearch Group, Inc. In October 2005, we changed the name of our wholly owned subsidiary, Corporate Consulting Services, Inc. to InterSearch Corporate Services, Inc.

In December 2004, we acquired Walnut Ventures, a provider of paid search services founded in February 2003, in a reverse merger transaction. We acquired Walnut Ventures in exchange for issuing 3,436,068 shares of our Series A Preferred Stock, par value $.001 per share, and 1,343,376 shares of our common stock. Through the Walnut Ventures acquisition, we acquired our Internet search services business, which includes an in-house sales force and a portfolio of Internet domain names, revenue-generating contracts, and technology and systems for the operation of our paid search services business. Although for legal purposes, Walnut Ventures was acquired by us,

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for accounting purposes, the transaction was accounted for as a reverse acquisition, as if Walnut Ventures acquired us, due to the fact that the former shareholders of Walnut Ventures owned a majority of us common stock as a result of the transaction.

In February 2005, we acquired La Jolla Internet Properties, an owner and operator of web properties, through a common control merger in exchange for 2,500 shares of our Series B Preferred Stock, par value $0.001 per share. In addition to acquiring revenue-producing domain names, our acquisition of La Jolla Internet Properties enables us to provide business customers with web property development and search engine optimization services. The acquisition of La Jolla Internet Properties in February 2005 was a combination of entities under common control, and therefore, our consolidated financial statements were adjusted for all periods presented to include the assets, liabilities, and operations of La Jolla Internet Properties from its inception in May 2004.

In September 2005, we acquired through our wholly owned subsidiary, Internet Revenue Services, certain assets of DotCom Corporation, including the domain name www.irs.com and its related business. The purchase price for this transaction consisted of $5,000,000 in cash and 1,025,000 shares of the our common stock.

In July 2006, we redeemed the above-mentioned 1,025,000 shares of our common stock for a purchase price of $6,150,000, pursuant to the terms of a call option agreement.

Between June and September 2006 we acquired the following web properties: www.banks.com, www.camps.com, www.summercamp.com, www.greatcruises.com and www.looksearch.com, among others, as part of our continuing strategy to acquire web properties in select commerce categories.

Business Segments

For financial reporting purposes, our business is divided into two segments: Internet search services and corporate services, which consists of Internet technology professional services.

Internet Search Services

Our primary source of revenue is our Internet search services, which represented 90% of our revenues for the year ended December 31, 2006 as compared to 83% for the year ended December 31, 2005. With respect to our Internet search services, we typically generate revenue each time an Internet user initiates a search on our distribution network, which includes search engines and web properties, and clicks through on an advertiser listing. Businesses purchase listings from our advertising network partners, which we display on our network in response to targeted keyword searches performed by Internet users. These listings are compiled and provided to us by our advertising network partners. We also generate revenue from online user traffic visiting our web properties through direct navigation. We similarly may display on these web properties the sponsored listings of our advertising network partners and of our direct advertisers that are relevant to the web property.

Our cost of revenues for our Internet search services primarily consists of traffic acquisition costs that relate to internet advertising costs and payments to our distribution network partners for access to their online user traffic. We enter into agreements of varying durations with distribution partners that integrate our pay-for-performance search services into their sites. The primary economic structure of our distribution partner agreements is a variable payment based on a specified percentage of revenue. Other economic structures that we may use to a lesser degree include:

•	variable payments based on a specified metric, such as number of paid clicks;

•	fixed payments, based on a guaranteed minimum amount of usage delivered; and

•	a combination arrangement with both fixed and variable amounts.

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Our method of expensing traffic acquisition costs is based on whether the agreement provides for variable or fixed payments. Agreements with variable payments based on a percentage of revenue, number of paid clicks or other metrics are generally expensed based on the volume of the underlying activity or revenue multiplied by the agreed-upon price or rate. Agreements with fixed payments are generally expensed at the greater of: (1) pro-rata over the term the fixed payment covers; or (2) usage delivered to date divided by the guaranteed minimum amount of usage delivered.

Corporate Services

We also provide corporate services, which consists of Internet technology professional services, to companies primarily in the financial services industry. Our corporate services accounted for 10% of our revenues for the year ended December 31, 2006 as compared to 17% of our revenues for the year ended December 31, 2005.

Corporate services revenues are driven by hours billed and billing rates, as well as amounts billed on a fixed bid project basis. Our corporate services business model involves attempting to maximize consultant hours and billing rates, while optimizing consultant pay rates and benefit costs and commissions as well as minimizing operating costs necessary to effectively support such activities. Gross profit from our corporate services is determined by deducting consultant pay, taxes, benefits and other related costs from corporate services revenues. Management compensation is included in general and administrative expenses along with administrative and corporate employee compensation.

Quarterly Results May Fluctuate

We enter into agreements with various distribution partners to provide distribution for the uniform resource locator, or URL, strings and advertisement listings of our advertising network partners. We generally pay distribution partners based on a percentage of revenue or a fixed amount per click-through on these listings. The level of paid clicks contributed by our distribution partners has varied, and we expect it will continue to vary, from quarter to quarter and year to year, sometimes significantly, for several reasons, including our ability to increase our distribution, which impacts the number of Internet users who have access to advertisers’ listings on our network, the amount these advertisers spend on their sponsored listings and the number of our advertising network partners.

We anticipate that these variables will fluctuate in the future, affecting our growth rate and our financial results. In particular, it is difficult to project the number of paid clicks we will deliver to our advertising network partners and web properties, how much advertisers will spend, and the rate of revenue sharing with our distribution network partners.

Our quarterly results have fluctuated in the past and may continue to do so in the future due to seasonal fluctuations in the level of Internet usage. As is typical in our industry, the second and third quarters of the calendar year generally experience relatively lower usage than the first and fourth quarters. It is generally understood that during the spring and summer months of the year, Internet usage is lower than during other times of the year, especially in comparison to the fourth quarter of the calendar year. The extent to which usage may decrease during these off-peak periods is difficult to predict. In addition, we expect that our acquisition of the website business of www.irs.com will further cause our revenues to be largely seasonal in nature, with peak revenues occurring during the U.S. tax filing season of January through April. Therefore, our quarterly results should not be relied upon as indicative of results for the entire fiscal year.

Critical Accounting Policies and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our audited financial statements, which have been prepared in accordance with accounting principles generally

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accepted in the United States. The preparation of these audited financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

While our significant accounting policies are described in Note 1 to our audited consolidated financial statements appearing at the end of this report for the year ended December 31, 2006, we believe that the following accounting policies are the most critical to aid you in fully understanding and evaluating our reported financial results.

Revenue

We currently generate revenue through our operating businesses by providing Internet search and advertising services and corporate services, including Internet technology professional services. With respect to our Internet search services, we typically recognize revenue when an Internet user clicks-through on an advertiser’s listing displayed on our network.

We have entered into agreements with various distribution partners in order to expand our distribution network, which includes search engines and our websites on which we include our advertisers’ listings and those of our advertising network partners. We generally pay distribution partners based on a specified percentage of revenue or a fixed amount per click-through on these listings. We act as the primary obligor in these transactions, and we are responsible for providing customer and administrative services to the advertiser. In accordance with EITF Issue No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, the revenue derived from advertisers who receive paid introductions through us as supplied by distribution partners is reported gross based upon the amounts received from the advertiser.

With respect to our corporate services, we recognize revenue as services are performed and associated costs have been incurred using employees or independent contractors.

Goodwill and Intangible Assets

Goodwill represents the excess of the purchase price over the fair value of identifiable assets acquired and liabilities assumed in business combinations accounted for under the purchase method.

We apply the provisions of the Financial Accounting Standards Board’s (FASB) Statements of Financial Accounting Standards (SFAS) No. 142, Goodwill and Other Intangible Assets (SFAS 142). Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS 142. SFAS 142 also requires that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Asset. (SFAS 144).

Goodwill is tested annually for impairment, and is tested for impairment more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. To date, no impairment charge has been taken for the goodwill related to our acquisition of InterSearch Corporate Services. If the fair value is lower than the carrying value, a material impairment charge may be reported in our financial results.

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We review our long-lived assets for impairment in accordance with SFAS 144 whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment is to be fair value. Assets to be disposed of are separately presented on the balance sheet and reported at the lower of their carrying amount or fair value less costs to sell, and are no longer depreciated.

No impairment of our intangible assets has been indicated to date. To the extent such evaluation indicates that the useful lives of intangible assets are different than originally estimated, the amortization period is reduced or extended and, accordingly, the quarterly amortization expense is increased or decreased.

As a result of the significance of the goodwill and intangible asset carrying values, any impairment charges or changes to the estimated amortization periods could have a material adverse effect on our financial results.

Stock Compensation.

Prior to January 1, 2006, our stock option plans were accounted for under the recognition and measurement provisions of APB Opinion No. 25 (Opinion 25), Accounting for Stock Issued to Employees, and related Interpretations, as permitted by FASB Statement No. 123, Accounting for Stock-Based Compensation (as amended by SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure) (collectively, SFAS 123). No stock-based employee compensation cost was recognized in our consolidated statements of operations through December 31, 2005, as all options granted under the plans had an exercise price equal to the market value of the underlying common stock on the date of grant. Effective January 1, 2006, we adopted the fair value recognition provisions of FASB Statement No. 123(R), Share-Based Payment (SFAS 123R), using the modified-prospective-transition method. Under that transition method, compensation cost recognized in 2006 included: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006 based on the grant date fair value calculated in accordance with the original provisions of SFAS 123, and (b) compensation cost for all share-based payments granted subsequent to December 31, 2005, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R.

In addition, prior to the adoption of SFAS 123R, the tax benefits of stock option exercises were classified as operating cash flows. Since the adoption of SFAS 123R, tax benefits resulting from tax deductions in excess of the compensation cost recognized for options are classified as financing cash flows. As we adopted the modified prospective transition method, the prior period cash flow statement was not adjusted to reflect current period presentation.

As part of its adoption of SFAS 123R, we examined our historical pattern of option exercises in an effort to determine if there were any pattern based on certain employee populations. From this analysis, we could not identify any patterns in the exercise of options. As such, we used the guidance in Staff Accounting Bulletin No. 107 to determine the estimated life of options issued subsequent to the adoption of SFAS 123R. Based on this guidance, the estimated term was deemed to be the midpoint of the vesting term and the contractual term ((vesting term and original contractual term)/2). Expected volatility is based on historical volatility of our stock. The risk-free rate is based on the United States treasury notes in effect at the time of grant. The dividend yield is based on our history and expectation of dividend payments.

Common Stock Subject to Mandatory Redemption

In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity (SFAS 150), which requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. We issued 1,025,000 shares of common stock in connection with the acquisition of certain assets of DotCom Corporation, which were being held in escrow. In July 2006, we redeemed these shares of our common

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stock for a purchase price of $6,150,000, pursuant to the terms of the call option agreement, and therefore, such shares fell within the scope of SFAS 150 and were reflected accordingly as a liability in the consolidated financial statements.

Income Taxes

Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences between revenues and expenses reported for financial statement and those reported for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. Valuation allowances are provided against assets which are not likely to be realized. We file a consolidated income tax return with our subsidiaries. Income taxes are allocated proportionately as if separate income tax returns were filed.

The stockholders of La Jolla elected to be taxed as an S-Corporation prior to the merger with us in February 2005. Therefore, no provision for income taxes in included for La Jolla for the period prior to the common control merger with us.

Consolidated Results of Operations

The following table sets forth information for the years ended December 31, 2006 and 2005 derived from our consolidated financial statements which were audited by Hacker, Johnson & Smith PA, and are included elsewhere in this annual report on Form 10KSB.

	Year ended December 31,
	2006	2005
	(in thousands, except share and per share data)
Statements of Operations Data:
Revenues	$25,634	$17,543

Cost of revenues:
Traffic acquisition costs	8,613	6,830
Cost of professional services	1,780	2,297
Sales and marketing	884	948
General and administrative	8,071	4,954

Total operating expenses	19,348	15,029

Earnings from operations	6,286	2,514
Interest expense	553	143
Loss on derivative instrument	19	1,771

Earnings before income taxes	5,714	600
Income taxes	2,297	1,059

Net earnings (loss)	3,417	(459)
Preferred stock dividends	—	496

Net earnings (loss) available to common shareholders	3,417	(955)

Basic earnings (loss) per share	$.14	$(.05)

Diluted earnings (loss) per share	$.12	$(.05)

Basic weighted average common shares outstanding	25,115,385	19,662,293

Diluted weighted average common shares outstanding	28,159,166	19,662,293

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The following table sets forth our historical operating results as a percentage of revenue for the periods indicated:

	Year ended December 31,
	2006	2005
Revenues	100%	100%

Cost of revenues:
Traffic acquisition costs	34	39
Cost of consulting services	7	13
Sales and marketing	3	6
General and administrative	31	28

Total operating expenses	75	86

Earnings from operations	25	14
Interest expense	2	—
Loss on derivative instrument	—	10

Earnings before income taxes	23	4
Income taxes	9	6

Net earnings (loss)	14	(2)
Preferred stock dividends	—	(3)

Net earnings (loss) available to common shareholders	14	(5)

Year Ended December 31, 2006 Compared to Year Ended December 31, 2005

Revenue. Revenue increased 46% from $17.5 million for the year ended December 31, 2005 to $25.6 million for the same period in 2006. Of this $8.1 million increase, 100% was generated by our Internet search services. This increase was primarily attributable to the increase in proprietary web traffic, including, proprietary traffic resulting from the acquisition of the domain www.irs.com in September 2005.

Traffic acquisition cost. Although revenues increased 46%, traffic acquisition costs only increased 26%, from $6.8 million for the year ended December 31, 2005 to $8.6 million for the same period in 2006. This is primarily the result of higher margins derived from proprietary traffic, the largest source being www.irs.com, which had direct costs of only $248,000. We continue to focus our resources on generating traffic to our proprietary web properties through SEM, SEO, and the direct navigation market which typically yields higher margins.

Cost of professional services. InterSearch Corporate Services revenue decreased 18% from $3.0 million for the year ended December 31, 2005 to $2.5 million for the same period in 2006. Cost of professional services decreased by $517,000 or 23%. The decrease in overall costs and margins is due to the business mix of existing clients and the cost structures of certain projects in the respective time period. We expect volatility within a certain range based on the business mix of our clientele. The costs consist primarily of wages, taxes, benefits, and fees paid to employees and subcontractors directly related to the generation of professional services revenue.

Sales and marketing. Sales and marketing expense decreased from $948,000 for the year ended December 31, 2005 to $884,000 for the same period in 2006. This decrease of $64,000 is mainly attributable to a decrease in sales commissions of $48,000.

General and administrative. General and administrative expenses increased 63% from $5.0 million for the year ended December 31, 2005 to $8.1 million for the same period in 2006. The increase was due to an increase in personnel costs of $869,000, an increase in depreciation and amortization of $801,000 primarily as a result of

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the 2005 purchase of www.irs.com, an increase in administrative fees of $596,000 primarily related to the withdrawal of our public offering, an increase in professional fees of $223,000, an increase in business insurance of $106,000 and an increase in facility and other various operating costs of $522,000. The increases from an overall standpoint were necessary to support the continued growth in operations. We expect that our general and administrative expenses will continue to increase to the extent we expand our operations and incur additional costs in connection with being a public company, such as professional fees and business insurance.

Interest expense. . Interest expense was $143,000 for the year ended December 31, 2005 compared to $553,000 for the same period in 2006 primarily due to the debt facility secured by the Company to pay off the balance of the acquisition of www.irs.com. In July 2006, 13.50% Senior Subordinated Notes due July 2011 in the aggregate principal amount of $7.0 million (the “Notes”) were sold in connection with the final installment of the asset purchase of www.irs.com . In addition, the amortization of the debt issuance costs and debt discount which totaled $1.3 million is being amortized over five years.

Loss on derivative instrument. In September 2005, we issued a warrant and sold shares of our common stock to Barron Partners, LP. In connection with the sale of our common stock we were subject to a liquidated damages provision pursuant to which we were required to register the shares within 180 days. Emerging Issue Tax Force (EITF) 00-19, Accounting for Derivative Financial Instruments Indexed To, and Potentially Settled In, a Company’s Own Stock (EITF 00-19), requires this warrant be recorded at fair value. We applied EITF 00-19 as a result of a liquidated damages provision in the registration rights agreement we entered into with Barron Partners, LP in connection with the sale of our common stock. The fair value of the warrants was estimated using the Black-Scholes option-pricing model, assuming that the risk-free interest rate was 4.54%, there would be no dividends paid by the Company, the contractual life was 5 years and there was no stock volatility. The fair value was estimated to be $1.5 million on the closing date of the transaction. The fair value of $1.5 million was recorded as a liability in accordance with EITF 00-19. EITF 00-19 also requires an adjustment be made for changes in the fair value as long as the contract remains classified as an asset or liability. As a result, we expensed the change in fair value of the warrant between the time of issuance and December 31, 2005. Using the Black-Scholes option-pricing model, assuming that the risk-free rate was 4.39%, there would be no dividends paid by us, the expected life was 2.5 years and stock volatility was not significant due to the lack of an active trading market, the fair value of the warrants was estimated to be $3.3 million at December 31, 2005. Based on the fair value calculation, warrant liability and loss on derivative increased $1.8 million. This expense is a non-cash item and is not tax deductible. On February 9, 2006, registration statement number 333-129937 was declared effective which satisfied the liquidated damages provision and as a result the common stock warrant liability was adjusted to fair value on that date and reclassified as equity. Based on the fair value calculation, $3.3 million was reclassified as equity and an additional $19,000 was recorded as loss on derivative instrument.

Income taxes. Our provision for income taxes was $1.1 million for the year ended December 31, 2005 and increased to $2.3 million in 2006. This increase is primarily a result of an increase in our pretax earnings from $600,000 for the year ended December 31, 2005 compared to pretax earnings of $5.7 million for the year ended December 31, 2006.

The statutory effective tax rate is approximately 40%. Our effective tax rate was 176% for the year ended December 31, 2005 and decreased to 40% in 2006. This is primarily the result of the $1.8 million as loss on derivative recorded during 2005 which was a non-deductible tax item.

Net earnings. Net earnings available to common stockholders for the year ended December 31, 2006 was $3.4 million or $.14 per basic and $.12 per diluted share compared to a $955,000 loss or $.05 per basic and diluted loss for the same period in 2005.

Preferred stock dividends. We issued preferred stock dividends in connection with the Walnut Ventures merger in December 2004 and the La Jolla Internet Properties merger in February 2005. Preferred stock dividends of $496,000 were distributed during the year ended December 31, 2005 and no dividends were distributed in 2006. All of our preferred stock was converted to common stock on September 23, 2005.

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Segment Results

	Year Ended December 31,
	2006	2005
	(in thousands)
Revenues:
Internet search services	$23,136	$14,502
Corporate services	2,498	3,041

	$25,634	17,543

Earnings (loss) from operations:
Internet search services	$6,391	$2,594
Corporate services	(105)	(80)

	$6,286	$2,514

Internet Search Services

Revenue. Revenue increased 60% from $14.5 million for the year ended December 31, 2005 to $23.1 million in 2006. This increase was primarily attributable to the increase in proprietary web traffic. The largest source of proprietary traffic resulted from the acquisition of the domain www.irs.com in September 2005.

Earnings (loss) from operations. Earnings from operations increased 146% from $2.6 million for the year ended December 31, 2005 to $6.4 million in 2006. This increase was primarily attributable to the minimal direct costs associated with the operations of the domain www.irs.com which yielded higher margins.

Corporate Services

Revenue. Revenue decreased slightly from $3.0 million for the year ended December 31, 2005 to $2.5 million for the same period in 2006. This decrease is primarily attributable to a reduction in sales staff and the business mix of existing clients. We expect volatility within a certain range based on the business mix of our clientele.

Earnings (loss) from operations. Loss from operations increased 31% from a loss of $80,000 for the year ended December 31, 2005 to a loss of $105,000 in 2006. This increase was directly related the business mix of existing clients, and the overall increase in general and administrative expenses.

Liquidity and Capital Resources

Since inception, we have financed our operations primarily through internally generated funds and the use of our line of credit. We have engaged in private sales of our common stock and debt financing in order to fund the purchase price of some of our acquisitions. As of December 31, 2006, we had $347,000 in cash as compared to $576,000 at December 31, 2005.

In July 2006, we completed the sale of the Notes (previously defined under the section heading Interest Expense), together with 195,000 shares of common stock and warrants to purchase up to an aggregate of 477,000 shares of common stock at an exercise price of $1.60. The warrants expire in July 2011. This debt financing resulted in gross proceeds of $7.0 million before placement agent fees and expenses associated with the transaction, which totaled approximately $1.3 million. The debt issuance costs will be amortized over the term of the Notes using the effective interest method. The Notes are secured by a first lien on all assets of tax-related Internet domains, including www.irs.com, and a lien on all of our other assets that is subordinate to the liens of our senior lender, Silicon Valley Bank. Prior to maturity, the Notes (i) will be payable on an interest-only basis

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for the first two years; (ii) will amortize 20% of the principal amount in year three; (iii) will amortize 25% of the principal amount in year four; and (iv) will amortize the remainder of the principal amount in year five, with payments of principal, as applicable, and interest due monthly. The Notes can be prepaid by us in whole or in part in any amount greater than or equal to $100,000 at any time without penalty. The Investors will have the right to accelerate repayment of the Notes if, among other things, we do not meet certain financial ratios (described below) per the agreement as of the last day of any fiscal quarter. Using the Black-Scholes option-pricing model, assuming that (i) the risk-free interest rate was 5.11%, (ii) no dividends would be paid by us, (iii) the contractual life was 2.5 years and (iv) 27% stock volatility, the fair value of the warrants issued was estimated to be $171,000. The combined fair value of the common stock and warrants issued was estimated to be $483,000, which was recorded as an original issue discount in connection with the issuance of the Notes and which was reflected as a reduction of the outstanding subordinated debt balance of $7 million. We will amortize the original issue discount over the life of the loan using the effective interest method.

We are also required to maintain the following financial ratios until the Notes are paid in full; (i) Leverage Ratio not greater than 2.50 to 1.00 as of the last day of any fiscal quarter; (ii) Fixed Charge Coverage Ratio not less than 1.80 to 1.00 as of the last day of any fiscal quarter; and (iii) Capital Expenditures not greater than (a) $1,500,000 per annum for the fiscal year ending December 31, 2006 and (b) $500,000 per annum for any fiscal year thereafter. We are in compliance with each of these covenants at December 31, 2006.

The proceeds from the sale of the Notes were used to redeem 1,025,000 shares of our common stock held in escrow for DotCom Corporation for a purchase price of $6,150,000, pursuant to the terms of a call option agreement and to pay $847,000 plus applicable interest pursuant to our settlement agreement with SmashClicks, LLC, both of which were payable by August 12, 2006.

We have a revolving line of credit with Silicon Valley Bank, which previously allowed borrowings up to $3.75 million. We borrowed $1.5 million under this facility in connection with repurchases of our preferred stock in February and April 2005. Currently, this facility allows borrowings up to $1.25 million. As of December 31, 2006, we had $518,000 outstanding under this credit facility. Advances under our credit facility bore interest at an effective rate of approximately 9% at December 31, 2006, and require the payment of a collateral handling fee ranging from .1% to .25% per month of financed receivables.

We continually review our capital requirements to ensure that we have sufficient funding available to support our anticipated levels of operations, obligations and growth strategies. We intend to use cash flow from operations, availability under our credit line or a combination of both to fund anticipated levels of operations for the next 12 months.

In the comparisons below, net cash flows provided by operating activities primarily consist of net earnings adjusted for certain items such as depreciation and amortization, deferred income taxes and changes in working capital.

Cash flows for the year ended December 31, 2006

Net cash provided by operating activities for the year ended December 31, 2006 was $3.8 million consisting primarily of net earnings of $3.4 million increased by amortization of $1.0 million and decreased by $240,000 in deferred revenue both as a result of the acquisition of the domain www.irs.com.

Net cash used in investing activities for the year ended December 31, 2006 of $3.0 million primarily was for the purchase of internet domains and the establishment of a data warehouse system.

Net cash used in financing activities for the year ended December 31, 2006 was $974,000. This is primarily attributable to the refinancing of our debt to a long-term note payable which was used to pay $6.15 million owed to DotCom corporation for the purchase of www.irs.com and $847,000 payable to SmashClicks, LLC, both of which were payable by August 12, 2006.

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Cash flows for the year ended December 31, 2005

Net cash provided by operating activities for the year ended December 31, 2005 was $2.7 million. Although we had a net loss of $459,000, there were non-cash expenses, including loss on derivative instrument, depreciation and amortization that provided cash for operating activities.

Net cash used in investing activities for the year ended December 31, 2005 of $5.4 million primarily attributable to the first cash payment for www.irs.com to DotCom which in total was $12.9 million.

Net cash provided by and used in financing activities for the year ended December 31, 2005 was $2.8 million. This is primarily attributable to the Barron Partners, LP net investment of $3.8 million utilized for the purchase of www.irs.com. In addition, we used cash in the amount of $496,000 in connection with the distribution of preferred stock dividends, which no longer exist as of September 30, 2005. Lastly, we retired 762,500 shares at $1.5 million of Series A preferred stock during the course of the year that was provided by the net increase in revolving line of credit for approximately the same amount.

RISKS RELATING TO OUR COMPANY, OUR BUSINESS, AND OUR INDUSTRY

Our limited operating history makes evaluation of our business difficult.

We were incorporated in Florida in 1994. We acquired Intersearch Corporate Services in October 2004, Walnut Ventures in December 2004 and La Jolla Internet Properties, Inc. in February 2005. In addition, between September 2005 and September 2006, we acquired the following web properties: www.irs.com, www.banks.com, www.camps.com, www.summercamp.com, www.greatcruises.com and www.looksearch.com, among others.

We have limited historical financial data upon which to base planned operating expenses or forecast accurately our future operating results. Further, our limited operating history will make it difficult for investors and securities analysts to evaluate our business and prospects. Our failure to address these risks and difficulties successfully could seriously harm us.

We have incurred losses and may incur losses in the future, which may impact our ability to implement our business strategy and adversely affect our financial condition.

Our operating expenses have significantly increased as a result of expanding our operations and increasing our level of capital expenditures in order to grow our business and further develop and maintain our services. Such increases in operating expense levels and capital expenditures may adversely affect our operating results if we are unable to immediately realize benefits from such expenditures. We cannot assure you that we will be profitable or generate sufficient profits from operations in the future. If our revenue growth does not continue, we may experience a loss in one or more future periods. We may not be able to reduce or maintain our expenses in response to any decrease in our revenue, which may impact our ability to implement our business strategy and adversely affect our financial condition.

We face intense competition from larger, more established companies, and we may not be able to compete effectively, which could reduce demand for our services.

The online paid search market is intensely competitive. Our primary current competitors include Yahoo!, Google, MSN, Ask.com and Marchex. Although we currently pursue a strategy that allows us to partner with owners of web properties and search engines, our current and future advertising and distribution network partners, including Yahoo! Search Marketing and Ask.com, may view us as a threat to their own internal paid search services. Nearly all our competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Our competitors may secure more favorable revenue sharing arrangements with network distributors, devote greater resources to

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marketing and promotional campaigns, adopt more aggressive growth strategies and devote substantially more resources to website and systems development than we do. In addition, the search industry has recently experienced consolidation, including the acquisitions of companies offering paid search services. Industry consolidation has resulted in larger, more established and well-financed competitors with a greater focus on paid search services. If these industry trends continue, or if we are unable to compete in the paid search market, our financial results may suffer.

Additionally, larger companies may implement technologies into their search engines or software that make it less likely that consumers can reach, or execute searches on, our distribution network partners’ websites and less likely to click-through on sponsored listings from our advertising network partners. The implementation of such technologies could result in a decrease in our revenues. If we are unable to successfully compete against current and future competitors or if our current advertising network partners choose to rely more heavily on their own distribution networks in the future, our operating results will be adversely affected.

We rely on our advertising network partners to provide us access to their advertisers, and if they do not, it could have an adverse impact on our business.

We rely on our advertising network partners to provide us with advertiser listings so that we can distribute these listings through our distribution network in order to generate revenue when a consumer click-through occurs on our advertiser network partners’ sponsored listings. For the year ended December 31, 2006, 75% of our revenue was derived from our advertising network partners. Our success depends, in part, on the maintenance and growth of our advertising network. If we are unable to develop or maintain relationships with our advertising network partners, our operating results and financial condition will suffer.

A few of our advertising network partners and direct advertisers have provided a substantial portion of our revenue; the loss of one of these partners may have a material adverse effect on our operating results.

Yahoo! Search Marketing and Ask.com are our largest advertising network partners, together accounting for approximately 75% and 78% of our total revenue for the years ended December 31, 2006 and 2005, respectively. It is difficult to predict whether Yahoo! Search Marketing and Ask.com will continue to represent such a significant portion of our revenue in the future. Our agreements with Yahoo! Search Marketing and Ask.com expire in 2008. Each of these agreements automatically renews for successive one-year terms unless one party gives the requisite notice of its intent to terminate. Either of these advertising network partners may choose not to renew our agreements in the future. Our agreements with these advertising network partners also provide for many circumstances in which the advertising network partner can terminate without penalty on short notice. We cannot assure you that we could replace the sponsored listings provided by Yahoo! Search Marketing or Ask.com with those of other advertising network partners. Even if we replace Yahoo! Search Marketing or Ask.com, we cannot assure you that we would receive the same number of revenue-generating click-throughs or that we could service the same breadth of search requests, in which case our business and financial results may be harmed.

Two of our customers account for a significant portion of our accounts receivable, and the failure to collect from those customers would harm our financial condition and results of operations.

Yahoo! Search Marketing and Ask.com have and will likely continue for the foreseeable future to account for a significant portion of our accounts receivable. At December 31, 2006 and December 31, 2005, Yahoo! Search Marketing and Ask.com together represented approximately 90% and 81%, respectively, of our total accounts receivable on these dates. These accounts have been, and will likely continue to be, unsecured and any failure to collect on these accounts would harm our financial condition and results of operations.

If we do not maintain and grow a critical mass of advertising network partners, the value of our services could be adversely affected.

Our success depends, in part, on the maintenance and growth of a critical mass of advertising network partners and a continued interest in our performance-based advertising and search marketing services. We

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currently have a small number of advertising network partners. If our business is unable to achieve a growing base of advertisers through our advertising network partners, our current distribution partners, including owners of the web properties that we manage through our ParkingDots® business, may be discouraged from continuing to work with us, and this may create obstacles for us to enter into agreements with new distribution partners. Any decline in the number of advertising network partners could adversely affect the value of our services and lead to a loss of revenue.

We expect that our anticipated future growth including through potential acquisitions, may strain our management, administrative, operational and financial infrastructure, which could adversely affect our business.

A key component of our business strategy includes strengthening our competitive position in the direct navigation market through selective acquisitions of additional web properties. Furthermore, we may expand our operations or market presence by pursuing acquisitions of complementary business, services or technologies or engage in other strategic alliances with third parties. Integrating any newly acquired web property or company may be expensive and time-consuming. To finance any acquisition, it may be necessary for us to raise additional funds through public or private financings. Additional funds may not be available on terms that are favorable to us, and, in the case of equity financings, would result in dilution to our shareholders. Any such transactions would be accompanied by the risks commonly encountered in such transactions, including, among others, the difficulty of assimilating operations, technology and personnel of the combined companies, the potential disruption of our ongoing business, the inability to retain key technical and managerial personnel, the inability of management to maximize our financial and strategic position through the successful integration of acquired businesses, additional expenses associated with amortization of acquired intangible assets, the maintenance of uniform standards, controls and policies, the impairment of relationships with existing employees and customers, and potential overpayment for a company or its asset. We have limited experience in these types of acquisitions, and we may not be successful in overcoming these risks or any other potential problems. We cannot assure you that we will be able to consummate any acquisitions or, if consummated, successfully integrate the operations and management of future acquisitions. If we are unable to attract and consummate acquisitions, our growth could be adversely impacted.

We may experience unforeseen liabilities in connection with acquisitions of Internet web properties, which could negatively impact our financial results.

We intend in the future to continue to acquire additional previously-owned Internet web properties. In some cases, these acquired web properties may have trademark significance that is not readily apparent to us or is not identified by us in the purchasing process. As a result we may face demands by third party trademark owners asserting infringement or dilution of their rights and seeking transfer of acquired Internet web properties under the Uniform Domain Name Dispute Resolution Policy administered by ICANN or actions under the United States Anti-Cybersquatting Consumer Protection Act.

We intend to review each claim or demand which may arise from time to time on its merits on a case-by-case basis with the assistance of counsel and we intend to transfer any rights acquired by us to any party that has demonstrated a valid prior right or claim. We cannot, however, guarantee that we will be able to resolve these disputes without litigation. The potential violation of third party intellectual property rights and potential causes of action under consumer protection laws may subject us to unforeseen liabilities including injunctions and judgments for money damages.

Regulation could reduce the value of the Internet web properties acquired or negatively impact the Internet domain acquisition process, which could significantly impair the value of acquisitions.

The acquisition of Internet web properties generally is governed by regulatory bodies. The regulation of Internet web properties in the United States and in foreign countries is subject to change. Regulatory bodies

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could establish additional requirements for previously-owned Internet web properties or modify the requirements for holding Internet web properties. As a result, we might not acquire or maintain web properties that contribute to our financial results in the same manner as reflected in the historical financial results of the acquired businesses. A failure to acquire or maintain such Internet web properties once acquired could adversely affect our financial results and our growth. Any impairment in the value of acquired businesses could have a material adverse effect on our operating results.

Our quarterly results of operations might fluctuate due to seasonality, which could adversely affect our growth rate and in turn the market price of our securities.

Our quarterly results have fluctuated in the past and may fluctuate in the future due to seasonal fluctuations in the level of Internet usage. As is typical in our industry, the second and third quarters of the calendar year generally experience relatively lower usage than the first and fourth quarters. It is generally understood that during the spring and summer months of the year, Internet usage is lower than during other times of the year, especially in comparison to the fourth quarter of the calendar year. The extent to which usage may decrease during these off-peak periods is difficult to predict. Prolonged or severe decreases in usage during these periods may adversely affect our growth rate and in turn the market price of our securities. In addition, we expect the revenues associated with our website www.irs.com to be largely seasonal in nature, with peak revenues occurring during January through April, corresponding to the U.S. tax season.

If we fail to detect click-through fraud, we could lose the confidence of our advertising network partners, thereby causing our business to suffer.

We are exposed to the risk of fraudulent or illegitimate clicks on sponsored listings. If fraudulent clicks are not detected, the affected advertisers may experience a reduced return on their investment in pay-per-click advertising programs because the fraudulent clicks will not lead to revenue for the advertisers. As a result, our advertising network partners may become dissatisfied with us, which could lead to loss of advertising network partners and revenue.

We could be liable for breaches of security on our website.

A fundamental requirement for e-commerce is the secure transmission of confidential information over public networks. Although we have developed systems and processes that are designed to protect consumer information and other security breaches, failure to mitigate such fraud or breaches may adversely affect our operating results.

The market for Internet and paid search advertising services is in the early stages of development, and if the market for our services decreases it will have a material adverse effect on our business, prospects, financial condition and results of operations.

Internet marketing and advertising, in general, and paid search advertising, in particular, are in the early stages of development. Our future revenue and profits are substantially dependent upon the continued widespread acceptance, growth, and use of the Internet and other online services as effective advertising mediums. Many of the largest advertisers have generally relied upon more traditional forms of media advertising and have only limited experience advertising on the Internet. Paid search, in particular, is still in an early stage of development and may not be accepted by consumers for many reasons including, among others, that consumers may conclude that paid search results are less relevant and reliable than non-paid search results, and may view paid search results less favorably than search results generated by non-paid search engines. If consumers reject our paid search services, or commercial use of the Internet generally, and the number of click-throughs on listings in our distribution network decreases, the commercial utility of our search services could be adversely affected.

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We face significant competition from traditional media companies which could adversely affect our future operating results.

We also compete with traditional media companies for advertising. Most advertisers currently spend only a small portion of their advertising budgets on Internet advertising. If we fail to persuade existing advertisers to retain and increase their spending with us and if we fail to persuade new advertisers to spend a portion of their budget on advertising with us, our revenues could decline and our future operating results could be adversely affected.

If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenues and operating results could suffer.

Our success depends on providing products and services that people use for a high quality Internet experience. Our competitors are constantly developing innovations in web search, online advertising and providing information to people. As a result, we must continue to invest significant resources in research and development in order to enhance our web search technology and our existing products and services and introduce new high-quality products and services that people can easily and effectively use. If we are unable to ensure that our users and customers have a high quality experience with our products and services, then they may become dissatisfied and move to competitors’ products and services. In addition, if we are unable to predict user preferences or industry changes or if we are unable to modify our products and services on a timely basis, we may lose users and advertisers. Our operating results would also suffer if our innovations are not responsive to the needs of our users and advertisers, are not appropriately timed with market opportunity or are not effectively brought to market. As search technology continues to develop, our competitors may be able to offer search results that are, or that are perceived to be, substantially similar or better than those generated by our search services. This may force us to compete in different ways with our competitors and to expend significant resources in order to remain competitive.

Our technical systems are vulnerable to interruption and damage that may be costly and time-consuming to resolve and may harm our business and reputation.

A disaster could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations are vulnerable to damage or interruption from:

•	fire;

•	floods;

•	network failure;

•	hardware failure;

•	software failure,

•	power loss;

•	telecommunications failures;

•	break-ins;

•	terrorism, war or sabotage;

•	computer viruses;

•	denial of service attacks;

•	penetration of our network by unauthorized computer users and “hackers” and other similar events;

•	natural disaster; and

•	other unanticipated problems.

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We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We also may not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our customers. In addition, if a person is able to circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. We have deployed firewall hardware intended to thwart hacker attacks. Although we maintain property insurance and business interruption insurance, our insurance may not be adequate to compensate us for all losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may not be able or may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our advertising network partners, our revenue may decline and our business could suffer. In addition, as we expand our service offerings and enter into new business areas, we may be required to significantly modify and expand our software and technology platform. If we fail to accomplish these tasks in a timely manner, our business and reputation will likely suffer.

New technologies could block our ads, which would harm our business.

Technologies may be developed that can block the display of our ads. Most of our revenues are derived from fees paid to us by advertisers in connection with the display of ads on web pages. As a result, ad-blocking technology could, in the future, adversely affect our operating results.

We rely on third party technology, server and hardware providers, and a failure of service by these providers could adversely affect our business and reputation.

We rely upon third party dedicated server hosting providers to host our main servers, network infrastructure, and security infrastructure and expect to continue to do so. We also rely on third party providers for components of our technology platform, such as software providers, software libraries, outsourced software development, domain name registrars and Domain Name Server (DNS) services. Our systems and operations are vulnerable to damage or interruption from human error, fire, flood, power loss, telecommunications failure, terrorist attacks, acts of war, break-ins, and similar events. While the facilities housing our servers provide redundant HVAC, power and Internet connectivity, in the past, we have experienced short-term outages in the service maintained by certain of our current dedicated hosting and co-location providers. A failure or limitation of service or available capacity by any of these third party providers could adversely affect our business and reputation. We do not presently have multi-location redundancy and our business interruption insurance may be insufficient to compensate us for losses that may occur.

In addition, if any of these third party providers cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer servers ourselves. We may also be limited in our remedies against these providers in the event of a failure of service.

We depend on the growth of the Internet and Internet infrastructure for our future growth and any decrease or less than anticipated growth in Internet usage could adversely affect our business prospects.

Our future revenue and profits, if any, depend upon the continued widespread use of the Internet as an effective commercial and business medium. Factors which could reduce the widespread use of the Internet include:

•	possible disruptions or other damage to the Internet or telecommunications infrastructure;

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•	failure of the individual networking infrastructures of our advertising network and distribution network partners to alleviate potential overloading and delayed response times;

•	a decision by merchant advertisers to spend more of their marketing dollars in offline areas;

•	increased governmental regulation and taxation; and

•	actual or perceived lack of security or privacy protection.

In particular, concerns over the security of transactions conducted on the Internet and the privacy of users may inhibit the growth of the Internet and other online services, especially online commerce. In order for the online commerce market to develop successfully, we and other market participants must be able to transmit confidential information, including credit card information, securely over public networks. Any decrease or less than anticipated growth in Internet usage could have a material adverse effect on our business prospects.

Our executive officers and certain key personnel are critical to our success, and the loss of these officers and key personnel could harm our business.

Our performance is substantially dependent on the continued services and performance of our executive officers and other key personnel, including Daniel M. O’Donnell, our Chief Executive Officer, and Gary W. Bogatay, Jr., our Chief Financial Officer. Our performance also depends on our ability to retain and motivate our officers and key employees. The loss of the services of any of our officers or other key employees could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our future success also depends on our ability to identify, attract, hire, train, retain and motivate other highly skilled technical, managerial and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such personnel. The failure to attract and retain our officers or the necessary technical, managerial and marketing personnel could have a material adverse effect on our business, prospects, financial condition and results of operations.

We anticipate that significant expansion of our present operations will be required to capitalize on potential growth in market opportunities. This expansion has placed, and is expected to continue to place, a significant strain on our management, operational and financial resources. We expect to add a significant number of additional key personnel in the future, including key managerial and technical employees who will have to be fully integrated into our operations. In order to manage our growth, we will be required to continue to implement and improve our operational and financial systems, to expand existing operations, to attract and retain superior management, and to train, manage and expand our employee base. We cannot assure you that we will be able to effectively manage the expansion of our operations, that our systems, procedures or controls will be adequate to support our operations or that our management will be able to successfully implement our business plan. If we are unable to manage growth effectively, our business, financial condition and results of operations could be materially adversely affected.

We may be subject to intellectual property claims that create uncertainty about ownership of technology essential to our business and divert our managerial and other resources.

There has been a substantial amount of litigation in the technology industry regarding intellectual property rights. We cannot assure you that third parties will not, in the future, claim infringement by us with respect to our current or future services, trademarks or other proprietary rights. Our success depends, in part, on our ability to protect our intellectual property and to operate without infringing on the intellectual property rights of others in the process. There can be no guarantee that any of our intellectual property will be adequately safeguarded, or that it will not be challenged by third parties. We may be subject to patent infringement claims or other intellectual property infringement claims that would be costly to defend and could limit our ability to use certain critical technologies.

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We may also become subject to interference proceedings conducted in the patent and trademark offices of various countries to determine the priority of inventions. The defense and prosecution, if necessary, of intellectual property suits, interference proceedings and related legal and administrative proceedings is costly and may divert our technical and management personnel from their normal responsibilities. We may not prevail in any of these suits. An adverse determination of any litigation or defense proceedings could cause us to pay substantial damages, including treble damages if we willfully infringe, and, also, could put our patent applications at risk of not being issued.

Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during this type of litigation. In addition, during the course of this kind of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments in the litigation. If investors perceive these results to be negative, it could have an adverse effect on the trading price of our common stock.

Any intellectual property litigation could negatively impact our business by diverting resources and management attention away from other aspects of our business and adding uncertainty as to the ownership of technology and services that we view as proprietary and essential to our business. In addition, a successful claim of patent infringement against us and our failure or inability to obtain a license for the infringed or similar technology on reasonable terms, or at all, could have a material adverse effect on our business.

Failure to adequately protect our intellectual property and proprietary rights could harm our competitive position.

Our success is substantially dependent upon our proprietary technology. We rely on a combination of patent, trademark, copyright and trade secret laws, as well as confidentiality agreements and technical measures, to protect our proprietary rights. Although we have filed patent applications and provisional patents on certain parts of our technology, much of our proprietary information may not be patentable, and we do not currently possess any patents. We cannot assure you that we will develop proprietary technologies that are patentable or that any pending patent applications will be issued or that their scope is broad enough to provide us with meaningful protection. We cannot assure you that we will be able to secure significant protection for our trademarks. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy aspects of our services or to obtain and use information that we regard as proprietary. We cannot assure you that our means of protecting our proprietary rights will be adequate or that our competitors will not independently develop similar technology or duplicate our services or design around patents issued to us or our other intellectual property rights. If we are unable to adequately protect our intellectual property and proprietary rights, our business and our operations could be adversely affected.

We are susceptible to general economic conditions, and a downturn in advertising and marketing spending by merchants could adversely affect our operating results.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact merchant-consumer transactions. If there were to be a general economic downturn that affected consumer activity in particular, however slight, then we would expect that business entities, including merchant advertisers, could substantially and immediately reduce their advertising and marketing budgets. We believe that during periods of lower consumer activity, merchant spending on advertising and marketing is more likely to be reduced, and more quickly, than many other types of business expenses. These factors could cause a material adverse effect on our operating results.

We may be subject to lawsuits for information displayed on our websites and the websites of advertisers displayed on our distribution network, which may affect our business.

Laws relating to the liability of providers of online services for activities of their advertisers and for the content of their advertisers’ listings is currently unsettled. It is unclear whether we could be subjected to claims

30

for defamation, negligence, copyright or trademark infringement or claims based on other theories relating to the information we publish on our websites or the information that is published across our distribution network. These kinds of claims have been brought, sometimes successfully, against online services as well as other print publications in the past. We may not successfully avoid civil or criminal liability for unlawful activities carried out by advertisers displayed on our distribution network. Our potential liability for unlawful activities of advertisers or for the content of advertisers’ listings displayed on our distribution network could require us to implement measures to reduce our exposure to such liability, which may require us, among other things, to spend substantial resources or to discontinue certain service offerings. Our insurance may not adequately protect us against these kinds of claims and the defense of such claims may divert the attention of our management from our operations. If we are subjected to such lawsuits, it may adversely affect our business.

If we are unable to obtain and maintain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage.

We may not be able to obtain and maintain insurance policies on terms affordable to us that would adequately insure our business and property against damage, loss or claims by third parties. To the extent our business or property suffers any damages, losses or claims by third parties that are not covered or adequately covered by insurance, our financial condition may be materially adversely affected.

Impairment of goodwill and other intangible assets would result in a decrease in earnings.

Current accounting rules require that goodwill and other intangible assets with indefinite useful lives be tested for impairment at least annually. These rules also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. To the extent such evaluation indicates that the useful lives of intangible assets are different than originally estimated, the amortization period is reduced or extended and, accordingly, the quarterly amortization expense is increased or decreased.

We have substantial goodwill and other intangible assets, and we may be required to record a significant charge to earnings in our financial statements during the period in which any impairment of our goodwill or amortizable intangible assets is determined. Any impairment charges or changes to the estimated amortization periods could have a material adverse effect on our financial results.

Government and legal regulations may damage our business.

We are subject to general business regulations and laws, as well as regulations and laws specifically governing the Internet and e-commerce. Such existing and future laws and regulations may impede the growth of the Internet or other online services. These regulations and laws may cover taxation, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access, and the characteristics and quality of products and services. The Federal Trade Commission has recently reviewed the way in which search engines disclose paid search practices to Internet users. In 2002, the FTC issued guidance recommending that all search engine companies ensure that all paid search results are clearly distinguished from non-paid results, that the use of paid search is clearly and conspicuously explained and disclosed and that other disclosures are made to avoid misleading users about the possible effects of paid search listings on search results. The adoption of laws or regulations relating to placement of paid search advertisements or user privacy, defamation or taxation may inhibit the growth in use of the Internet, which in turn, could decrease the demand for our services and increase our cost of doing business or otherwise have a material adverse effect on our business, prospects, financial condition and results of operations. Any new legislation or regulation, or the application of existing laws and regulations to the Internet or other online services, could have a material adverse effect on our business, prospects, financial condition and results of operations.

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State and local governments may be able to levy additional taxes on Internet access and electronic commerce transactions, which could result in a decrease in the level of usage of our services.

Beginning in 1998, the federal government imposed a moratorium on state and local governments’ imposition of new taxes on Internet access and eCommerce transactions, which has now expired. State and local governments may be able to levy additional taxes on Internet access and eCommerce transactions unless the moratorium is reinstituted. Any increase in applicable taxes may make eCommerce transactions less attractive for businesses and consumers, which could result in a decrease in eCommerce activities and the level of usage of our services.

RISKS RELATING TO OWNERSHIP OF OUR COMMON STOCK

Trading of our common stock is limited, which may make it difficult for you to sell your shares at times and prices that you feel are appropriate.

Although trading of our common stock is conducted on the American Stock Exchange, prior to October 13, 2006, trading was conducted on the OTC Bulletin Board, an inter-dealer quotation system that provides significantly less liquidity than the NASDAQ market or the national securities exchanges, and prior to August 31, 2006, trading of our common stock was conducted on the pink sheets, an inter-dealer quotation system that provides significantly less liquidity than the OTC Bulletin Board. In addition, trading in our common stock has been extremely limited. This limited trading adversely effects the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us. As a result, you may obtain lower prices for our common stock than might otherwise be obtained.

The market price of our common stock has been and is likely to continue to be highly volatile, which could cause investment losses for our shareholders and result in shareholder litigation with substantial costs, economic loss and diversion of our resources.

We cannot predict the extent to which investor interest will support an active and liquid trading market for our common stock. In addition, the trading price of our common stock has been and is likely to continue to be highly volatile and could be subject to wide fluctuations as a result of various factors, many of which are beyond our control, including:

•	developments concerning proprietary rights, including patents, by us or a competitor;

•	market acceptance of our new and existing services and technologies;

•	announcements by us or our competitors of significant contracts, acquisitions, commercial relationships, joint ventures or capital commitments;

•	actual or anticipated fluctuations in our operating results;

•	continued growth in the Internet and the infrastructure for providing Internet access and carrying Internet traffic;

•	introductions of new services by us or our competitors;

•	enactment of new government regulations affecting our industry;

•	changes in the number of our advertising network partners;

•	seasonal fluctuations in the level of Internet usage;

•	loss of key employees;

•	institution of intellectual property litigation by or against us;

•	changes in the market valuations of similar companies; and

•	changes in our industry and the overall economic environment.

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Due to the emerging nature of the paid search market, we may not be able to accurately predict our operating results on a quarterly basis, if at all, which may lead to further volatility in the trading price of our common stock. In addition, the stock market in general, and the market for online commerce companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the listed companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance. In the past, following periods of volatility in the market, securities class action litigation has often been instituted against these companies. Litigation against us, whether or not a judgment is entered against us, could result in substantial costs, and potentially, economic loss, and a diversion of our management’s attention and resources. As a result of these and other factors, you may not be able to resell your shares above the price you paid and may suffer a loss on your investment.

If the ownership of our common stock continues to be highly concentrated, it may prevent you and other stockholders from influencing significant corporate decisions and may result in conflicts of interest that could cause our stock price to decline.

As of February 28, 2007, our executive officers and directors (including affiliates of such executive officers and directors) beneficially owned or controlled approximately 51% of the outstanding shares of our common stock. Accordingly, these executive officers and directors, acting as a group, will have substantial influence and may control the outcome of corporate actions requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transactions. These shareholders may also delay or prevent a change of control of our company, even if such a change of control would benefit our other shareholders. The significant concentration of stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

Anti-takeover provisions may limit the ability of another party to acquire us, which could cause our stock price to decline.

Our articles of incorporation, our bylaws and Florida law contain provisions that could discourage, delay or prevent a third party from acquiring us, even if doing so may be beneficial to our shareholders. In addition, these provisions could limit the price investors would be willing to pay in the future for shares of our common stock. The following are examples of such provisions in our articles of incorporation and in our bylaws:

•

special meetings of our stockholders may be called by our Chairman of the Board, by our Chief Executive Officer, by our President, by the board of directors or by the holders of not less than ten percent (10%) of all the shares entitled to vote at the meeting (when requested in a written, signed and dated demand);

•	newly-created directorships and vacancies on our board of directors may be filled by an affirmative vote of a majority of the remaining directors, or by our shareholders;

•	a director may be removed with or without cause, at a meeting of the shareholders called expressly for that purpose, as provided in Section 607.0808, Florida Statutes;

•

our bylaws may be further amended by a majority of the shareholders entitled to vote thereon present at any shareholders’ meeting if notice of the proposed action was included in the notice of the meeting or is waived in writing by a majority of the shareholders entitled to vote thereon; and

•

our board of directors is authorized to issue, without further action by our shareholders, up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted or imposed on such preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock.

33

Item 7.	Financial Statements.

Our consolidated financial statements, including the auditors’ report, are included beginning on page F-1 immediately following the signature page of this report.

Item 8.	Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Item 8A.	Controls and Procedures.

(a) Evaluation of Disclosure Controls and Procedures

We maintain disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

In designing and evaluating the disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and our management necessarily was required to apply its judgment in evaluating the cost-benefit of possible controls and procedures.

Our Chief Executive Officer and our Chief Financial Officer have evaluated the effectiveness of our disclosure controls and procedures as of the end of the period covered by this annual report. They have concluded that, as of that date, our disclosure controls and procedures were effective at ensuring that required information will be disclosed on a timely basis in our reports filed under the Exchange Act.

(b) Changes in Internal Control over Financial Reporting

No change in our internal control over financial reporting (as defined in Rules 13a-15(d) and 15d-15(f) under the Exchange Act) occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Item 8B.	Other Information.

None.

PART III

Item 9.	Directors, Executive Officers, Promoters, Control Persons and Corporate Governance; Compliance with Section 16(a) of the Exchange Act.

The information required by this Item 9 is incorporated by reference to our Proxy Statement for the 2007 Annual Meeting of Shareholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2006, included under the captions: (i) “Proposal No. 1: Election of Directors,” as it related to members of our Board, including our Audit Committee and our Audit Committee Financial Expert (ii) “Corporate Governance,” as it related to any chances to procedures by which our shareholders may recommend nominees to our Board, (iii) “Executive Officers,” as it related to our executive officers and (iv) “Section 16(a) Beneficial Ownership Reporting Compliance” as it relates to information concerning Section 16(a) beneficial ownership reporting compliance.

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Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics on July 10, 2006 that applies to all directors, officers, and employees of the Company, including our principal executive officer, principal financial officer, principal accounting officer and other senior executive officers, as required by applicable SEC rules, and AMEX listing standards. A copy of the Code of Business Conduct and Ethics is posted on the Investor Relations section of our website located at www.intersearch.com. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request to Gary W. Bogatay, Jr., Secretary, c/o InterSearch Group, Inc., 222 Kearny Street, Suite 550, San Francisco, California 94108. We intend to timely disclose any amendments to or waivers of certain provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer and other senior executive officers on the Investor Relations section of our website located at www.intersearch.com.

Item 10.	Executive Compensation.

The information required by this Item 10 is incorporated by reference to our Proxy Statement for the 2007 Annual Meeting of Shareholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2006, included under the caption “Executive Compensation” as it relates to compensation of our executive officers.

Item 11.	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The information required by this Item 11 is incorporated by reference to our Proxy Statement for the 2007 Annual Meeting of Shareholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2006, included under the captions: (i) “Security Ownership of Certain Beneficial Owners and Management” as it relates to security ownership of certain beneficial owners and management and (ii) “Securities Authorized for Issuance Under Equity Compensation Plans” as it relates to our equity compensation plans.

Item 12.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this Item 12 is incorporated by reference to our Proxy Statement for the 2007 Annual Meeting of Shareholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2006, included under the caption “Certain Relationships and Related Transactions.”

Item 13.	Exhibits.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith
2.1*	Asset Purchase Agreement by and between Robert Fox and Lina Watson and Internet Revenue Services, Inc. dated September 11, 2006	Current Report on Form 8-K	000-51776	10.1	9/21/2006

3.1	Amended and Restated Articles of Incorporation	Registration Statement on Form SB-2, as amended	333-129937	3.1	11/23/05

3.2	Amended and Restated Bylaws	Registration Statement on Form SB-2, as amended	333-129937	3.2	11/23/05

4.1	Form of Common Stock Certificate	Registration Statement on Form SB-2, as amended	333-129937	4.2	11/23/05

4.2	Form of Common Stock Purchase Warrant	Registration Statement on Form SB-2, as amended	333-129937	4.3	11/23/05

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		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith

4.3	Registration Rights Agreement by and among InterSearch Group, Inc. and Baron Partners, L.P. dated September 26, 2005	Registration Statement on Form SB-2, as amended	333-129937	4.4	11/23/05

4.4	Form of Common Stock Purchase Warrant issued to GunnAllen Financial, Inc. and Pacific Summit Securities	Registration Statement on Form SB-2, as amended	333-129937	4.6	1/26/2006

4.5	Investment Agreement between InterSearch Group, Inc. and Capital South Partners Fund I Limited Partnership, Capital South Partners Fund II Limited Partnership and Harbert Mezzanine Partners II SBIC, L.P. dated July 21, 2006	Current Report on Form 8-K	000-51776	10.1	7/27/2006	X

4.6	First Amendment to Investment Agreement dated September 30, 2006					X

4.7	Promissory Notes issued to each of and Capital South Partners Fund I Limited Partnership, Capital South Partners Fund II Limited Partnership and Harbert Mezzanine Partners II SBIC, L.P. dated July 21, 2006	Current Report on Form 8-K	000-51776	10.2	7/27/2006

4.8	Form of Common Stock Purchase Warrant issued to issued to each of and Capital South Partners Fund I Limited Partnership, Capital South Partners Fund II Limited Partnership and Harbert Mezzanine Partners II SBIC, L.P. dated July 21, 2006	Current Report on Form 8-K	000-51776	10.3	7/27/2006

4.9	Registration Rights Agreement by and among InterSearch Group, Inc. and Capital South Partners Fund I Limited Partnership, Capital South Partners Fund II Limited Partnership and Harbert Mezzanine Partners II SBIC, L.P. dated July 21, 2006	Current Report on Form 8-K	000-51776	10.4	7/27/2006

10.1	Silicon Valley Bank Loan and Security Agreement dated December 10, 2004, as amended	Registration Statement on Form SB-2, as amended	333-129937	10.1	11/23/05

10.2**	InterSearch Group, Inc. 2004 Equity Incentive Plan and form of agreements thereunder	Registration Statement on Form SB-2, as amended	333-129937	10.2	11/23/05

10.3**	InterSearch Group, Inc. 2005 Equity Incentive Plan and form of agreements thereunder	Registration Statement on Form SB-2, as amended	333-129937	10.17	1/26/2006

10.4**	Amendment No. 1 to InterSearch Group, Inc. 2005 Equity Incentive Plan	Current Report on Form 8-K	000-51776	10.5	7/27/2006

36

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith
10.5**	Amendment No. 2 to InterSearch Group, Inc. 2005 Equity Incentive Plan					X

10.6**	Amendment No. 3 to InterSearch Group, Inc. 2005 Equity Incentive Plan					X

10.7	Office Lease dated September 21, 2005 by and between HCV Pacific Investors V and InterSearch Group, Inc., as amended	Registration Statement on Form SB-2, as amended	333-129937	10.5	11/23/05

10.8	Form of Non-compete Agreement issued to certain employees of Walnut Ventures	Registration Statement on Form SB-2, as amended	333-129937	10.11	11/23/05

10.9**	Employment Agreement by and between InterSearch Group, Inc. and Daniel M. O’Donnell dated December 10, 2004	Registration Statement on Form SB-2, as amended	333-129937	10.9	1/11/2006

10.10**	Employment Agreement by and between InterSearch Group, Inc. and Gary W. Bogatay dated December 10, 2004	Registration Statement on Form SB-2, as amended	333-129937	10.6	1/11/2006

10.11**	Employment Agreement by and between InterSearch Group, Inc. and Andrew Keery dated December 10, 2004	Registration Statement on Form SB-2, as amended	333-129937	10.7	1/11/2006

10.12**	Employment Agreement by and between InterSearch Group, Inc. and Steven Ernst dated December 10, 2004	Registration Statement on Form SB-2, as amended	333-129937	10.8	1/11/2006

10.13**	Employment Agreement by and between InterSearch Group, Inc. and Robert Hoult dated December 10, 2004	Registration Statement on Form SB-2, as amended	333-129937	10.10	1/11/2006

10.14	Amended and Restated Consulting Agreement between InterSearch Group, Inc. and GP Strategic Ventures dated January 9, 2006	Registration Statement on Form SB-2, as amended	333-129937	10.12	1/11/2006

10.15	Overture Search Services Order between Overture Services, Inc. and Walnut-Ventures, Inc. dated March 1, 2003, as amended	Registration Statement on Form SB-2, as amended	333-129937	10.14	2/7/2006

10.16	Ask Jeeves Advertising Services and Search Services Syndication Agreement dated May 24, 2004	Registration Statement on Form SB-2, as amended	333-129937	10.15	2/7/2006

21.1	List of Subsidiaries					X

23.1	Consent of Independent Auditors					X

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Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith
31.1	Certification by Chief Executive Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.					X

31.2	Certification by Chief Financial Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.					X

32.1	Certification by Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002.					X

32.2	Certification by Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002.					X

*	Confidential treatment has been requested for portions of these exhibits.
**	Indicates management compensatory plan, contract or arrangement.

Item 14.	Principal Accountant Fees and Services.

The information required by this Item 14 is incorporated by reference to our Proxy Statement for the 2007 Annual Meeting of Shareholders to be filed with the SEC within 120 days after the end of the fiscal year ended December 31, 2006, included under the caption “Audit and Non-Audit Fees”.

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SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 30, 2007.

INTERSEARCH GROUP, INC.

By:	/s/ DANIEL M. O’DONNELL
Daniel M. O’Donnell, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel M. O’Donnell and Gary W. Bogatay, Jr., his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-KSB, and to file the same, with Exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or substitute or substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the persons on behalf of the Registrant and in the capacities and on the dates indicated.

/s/ DANIEL M. O’DONNELL Daniel M. O’Donnell, President and Chief Executive Officer; Director (Principal Executive Officer)	March 30, 2007

/s/ GARY W. BOGATAY, JR. Gary W. Bogatay, Jr., Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 30, 2007

/s/ FRANK MCPARTLAND Frank McPartland, Vice Chairman of the Board	March 30, 2007

/s/ LAWRENCE J. GIBSON Lawrence J. Gibson, Director	March 30, 2007

/s/ JEREMIAH CALLAGHAN Jeremiah Callaghan, Director	March 30, 2007

/s/ CHARLES K. DARGAN II Charles K. Dargan II, Director	March 30, 2007

Report of Independent Registered Public Accounting Firm

InterSearch Group, Inc.

San Francisco, California:

We have audited the accompanying consolidated balance sheets of InterSearch Group, Inc. and Subsidiaries (the “Company”) at December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with United States generally accepted accounting principles.

As discussed in Note 1 to the consolidated financial statements, effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (R), “Shared-Based Payment”.

HACKER, JOHNSON & SMITH PA

Tampa, Florida

March 27, 2007

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share data)

	At December 31,
	2006	2005
Assets
Current assets:
Cash	$347	576
Accounts receivable	4,060	3,263
Prepaid expenses and other	196	170
Deferred income taxes	38	—

Total current assets	4,641	4,009

Office equipment, net	1,416	257
Debt issuance costs, net	743	—
Patents and trademarks, net	83	71
Internet domains, net	13,398	12,694
Goodwill	573	573
Deferred income taxes	253	554

Total	$21,107	18,158

Liabilities and Stockholders’ Equity
Current liabilities:
Revolving line of credit	518	726
Accrued liabilities	1,002	1,831
Accounts payable	1,793	1,226
Deferred revenue	60	300
Deferred income taxes	—	89
Note payable	—	1,540
Common stock subject to mandatory redemption	—	6,150
Common stock warrants	—	3,264

Total current liabilities	3,373	15,126
Notes payable, net of discount	6,561	—

Total liabilities	9,934	15,126

Economic dependence and commitments (Notes 3, 5 and 14)

Stockholders’ equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $.001 par value; 125,000,000 shares authorized, 25,051,432 and 25,219,282, shares issued and outstanding	25	25
Additional paid-in capital	8,713	4,054
Retained earnings (accumulated deficit)	2,435	(982)
Notes receivable for common stock issued	—	(65)

Total stockholders’ equity	11,173	3,032

Total	$21,107	18,158

See accompanying Notes to Consolidated Financial Statements.

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except share and per share data)

	Year Ended December 31,
	2006	2005
Revenues:
Internet search services	$23,136	14,502
Corporate services	2,498	3,041

Total revenues	25,634	17,543

Cost of revenues:
Traffic acquisition cost	8,613	6,830
Cost of consulting services	1,780	2,297

Total cost of revenues	10,393	9,127

Gross profit	15,241	8,416

Operating expenses:
Sales and marketing expense	884	948
General and administrative expense	8,071	4,954

Total operating expenses	8,955	5,902

Earnings from operations	6,286	2,514
Interest expense	553	143
Loss on derivative	19	1,771

Earnings before income taxes	5,714	600
Income taxes	2,297	1,059

Net earnings (loss)	3,417	(459)
Preferred stock dividends	—	496

Net earnings (loss) available to common stockholders	$3,417	(955)

Basic earnings (loss) per share	$.14	(.05)

Diluted earnings (loss) per share	$.12	(.05)

See accompanying Notes to Consolidated Financial Statements.

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Stockholders’ Equity

For the Years Ended December 31, 2006 and 2005

(In thousands, except share and per share data)

	Preferred Stock		Common Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Notes Receivable for Common Stock Issued	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance at December 31, 2004	137,542,776	$137	134,720,015	$135	1,241	257	(164)	1,606
Common stock reverse split (1 for 40)	(134,104,207)	(134)	(131,351,958)	(131)	265	—	—	—
Common stock dividends	—	—	—	—	—	(284)	—	(284)
Preferred stock dividends	—	—	—	—	—	(496)	—	(496)
Notes receivable for common stock reclassified to compensation expense	—	—	—	—	—	—	99	99
Retirement of 762,500 shares of preferred stock	(762,500)	—	—	—	(1,500)	—	—	(1,500)
Preferred Stock Series A Conversion (5 for 1)	(2,673,569)	(3)	13,367,847	13	(10)	—	—	—
Preferred Stock Series B Conversion (10 for 1)	(2,500)	—	25,000	—	—	—	—	—
Common stock issued in connection with exchange of notes payable to related parties for common stock	—	—	764,628	1	1,222	—	—	1,223
Sale of common stock, net of offering costs of $1,197	—	—	6,250,000	6	2,303	—	—	2,309
Common stock warrants issued as compensation in connection with sale of common stock	—	—	—	—	112	—	—	112
Common stock issued in connection with www.irs.com acquisition	—	—	1,025,000	1	(1)	—	—	—
Sale of common stock, net of offering costs of $208	—	—	390,625	—	417	—	—	417
Exercise of common stock options	—	—	28,125	—	5	—	—	5
Net loss	—	—	—	—	—	(459)	—	(459)

Balance at December 31, 2005	—	$—	25,219,282	$25	4,054	(982)	(65)	3,032
Exercise of common stock options	—	—	78,516	—	23	—	—	23
Exercise of common stock warrants, net	—	—	833,334	1	899	—	—	900
Common stock offering costs	—	—	—	—	(8)	—	—	(8)
Common stock issued in connection with CapitalSouth financing	—	—	195,000	—	312	—	—	312
Common stock warrants issued in connection with CapitalSouth financing	—	—	—	—	171	—	—	171
Common stock issued	—	—	300	—	—	—	—	—
Warrant liability, reclassified to stockholders’ equity	—	—	—	—	3,283	—	—	3,283
Retirement of 250,000 shares of common stock	—	—	(250,000)	—	(250)	—	65	(185)
Retirement of 1,025,000 shares of common stock	—	—	(1,025,000)	(1)	1	—	—	—
Stock compensation	—	—	—	—	228	—	—	228
Net earnings	—	—	—	—	—	3,417	—	3,417

Balance at December 31, 2006	—	$—	25,051,432	$25	8,713	2,435	—	11,173

See accompanying Notes to Consolidated Financial Statements.

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended December 31,
	2006	2005
Cash flows from operating activities:
Net earnings (loss)	$3,417	(459)
Adjustment to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation	204	114
Amortization	1,037	218
Deferred income taxes	174	91
Loss on derivative	19	1,771
Stock compensation	228	—
Notes receivable for stock issued, paid as compensation	—	99
Increase in accounts receivable	(797)	(588)
Increase in prepaid expenses and other	(26)	(48)
Increase (decrease) in accounts payable	567	(89)
(Decrease) increase in accrued liabilities	(829)	1,252
(Decrease) increase in deferred revenue	(240)	300

Net cash provided by operating activities	3,754	2,661

Cash flows from investing activities:
Purchase of office equipment	(1,363)	(135)
Purchase of trademarks	(20)	(74)
Purchase of internet domains	(1,626)	(5,219)

Net cash used in investing activities	(3,009)	(5,428)

Cash flows from financing activities:
Retirement of preferred stock	—	(1,500)
Retirement of common stock	(185)	—
Proceeds from exercise of common stock warrants	900	—
Net (decrease) increase in revolving lines of credit	(208)	656
Cash dividends	—	(739)
Exercise of common stock options	23	5
Proceeds from sale of common stock, net	312	2,838
Proceeds from sale of common stock warrants	171	1,493
Proceeds from notes payable	6,517	—
Repayment of notes payable	(1,540)	—
Redemption of common stock subject to mandatory redemption	(6,150)	—
Debt issuance costs	(806)	—
Common stock offering costs	(8)	—

Net cash (used in) provided by financing activities	(974)	2,753

Net decrease in cash	(229)	(14)
Cash at beginning of year	576	590

Cash at end of year	$347	576

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows, Continued

(In thousands)

	Year Ended December 31,
	2006	2005
Supplemental disclosure of cash flow information:
Cash paid during the year for—
Interest	$401	84

Income taxes	$2,915	460

Noncash financing and investing activities:
Common stock warrants reclassified to additional paid-in-capital	$3,283	—

Exchange of notes payable to related parties of $1,150 and accrued liabilities of $73 for common stock	$—	1,223

Dividends declared included in accrued liabilities	$—	41

Notes receivable for common stock issued reclassified to compensation expense	$—	99

Notes receivable for common stock issued reclassified to retire common stock	$65	—

Assets and liabilities assumed in connection with mergers and acquisitions:
Note payable	$—	1,540

Internet domains	$—	7,690

Common stock offering costs incurred in connection with warrant issuance	$49	112

Common stock subject to mandatory redemption	$—	6,150

See accompanying Notes to Consolidated Financial Statements.

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

At December 31, 2005 and 2006 and for the Years Then Ended

(1) Description of Business and Summary of Significant Accounting Policies

Description of Business. The accompanying consolidated financial statements include the accounts of InterSearch Group, Inc. and it’s wholly-owned subsidiaries which consist of Walnut Ventures, Inc. (“Walnut”), InterSearch Corporate Services, Inc. (“ICS”), La Jolla Internet Properties, Inc. (“La Jolla”), Internet Revenue Services, Inc. (“IRS”), Overseas Internet Properties, Inc. (“Overseas”), and Dotted Ventures, Inc. (“Dotted”), collectively, the “Company”.

Walnut operates in the pay-per-click search engine and internet advertising industries.

ICS is engaged principally in the business of providing highly skilled internet and technology consultants through outsourcing to entities operating within the banking, insurance and securities sectors. ICS’s primary market is the continental United States.

La Jolla, as discussed in Note 2, was acquired by the Company on February 11, 2005. La Jolla operates in the pay-per-click search engine and internet advertising industries.

IRS, which was formed by the Company in 2005, owns and maintains a large portion of the internet domain portfolio that operates in the direct navigation market, including www.irs.com.

Overseas, which was formed by the Company in 2005, operates in the international pay-per-click search engine and internet advertising industries.

Dotted, which the Company acquired 100% of the stock in January 2006, owns an ICANN accredited domain Registrar business that is expected to help the Company build out its service offering in and around domain portfolio management. Given the immateriality of the consideration associated with the transaction as well as the immateriality of the operational activities of Dotted prior to the acquisition by the Company, this acquisition does not warrant disclosures to be made in accordance with Financial Accounting Standards Board (“FASB”) Statement No. 141, “Business Combinations”.

Basis of Presentation. The accompanying consolidated financial statements include the accounts of InterSearch Group, Inc. and its wholly-owned subsidiaries (collectively the “Company”). All significant intercompany accounts and transactions have been eliminated in consolidation.

Segments. The Company operates in two industry segments: Corporate Services which consists of ICS and Internet Search Services which consists of all other subsidiaries.

Use of Estimates. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Estimates also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition. Pay-for-performance search results are recognized in the period in which the “click-throughs” occur. “Click-throughs” are defined as the number of times a user clicks on a search result. Revenues derived from consulting services are recorded on a gross basis as services are performed and associated costs have been incurred using employees or independent contractors of the Company.

(continued)

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1) Description of Business and Summary of Significant Accounting Policies, Continued

Revenue Recognition, Continued. The Company has agreements with various entities, networks of Web properties that have integrated the Company’s search service into their sites, to provide pay-for-performance search results. The Company pays these entities based on click-throughs on these listings. In accordance with Emerging Issue Task Force (“EITF”) Issue No. 99-19, “Reporting Revenue Gross as a Principal Versus Net as an Agent,” the revenue derived from pay-for-performance search results related to traffic supplied by these entities is reported gross of the payment to these entities. This revenue is reported gross primarily due to the fact that the Company is the primary obligor to the customers of the pay-for-performance search services.

Deferred Revenue. Revenues that are billed or collected in advance of services being completed are deferred until the conclusion of the period of the service for which the advance billing or collection relates. Deferred revenues are included on the consolidated balance sheet as a current liability until the service is performed and then recognized in the period in which the service is completed. The Company’s deferred revenues primarily consist of billings in advance for direct advertising.

Traffic Acquisition Costs. The Company enters into agreements of varying duration with certain entities that integrate the Company’s pay-for-performance search service into their sites. The Company expenses, as cost of revenues, traffic acquisition costs based on a percentage of revenue, number of paid introductions, number of searches, or other metric based on the volume of the underlying activity or revenue multiplied by the agreed-upon price or rate.

Cost of Consulting Services. Cost of consulting services includes the wages of outsourced consultants and independent contractors, related payroll taxes, benefits, workers’ compensation expenses and travel expenses.

Accounts Receivable and Allowance for Uncollectible Receivables. Accounts receivable are recorded at invoiced amount and do not bear interest. An allowance for uncollectible accounts receivable is recorded based on a combination of write-off history, aging analysis and any specific known troubled accounts. At December 31, 2006 and 2005 no allowance was necessary due to subsequent collection of substantially all accounts receivable.

Office Equipment. Office equipment is stated at cost, less accumulated depreciation. Depreciation expense is computed using the straight-line method over the estimated useful lives of the assets.

Patents and Trademarks. Patents and trademarks are stated at cost, less accumulated amortization. Amortization expense is computed using the straight-line method over the estimated useful lives of the assets.

Internet Domains. Internet domains, or URLs, are stated at cost, less accumulated amortization. Amortization expense is computed using the straight-line method over the estimated useful lives of the assets. The internet domain assets are reviewed for impairment in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144 “Accounting for the Impairment and Disposal of Long-Lived Assets.” Based on the impairment tests performed there was no impairment of internet domains during the year ended December 31, 2006 or 2005. However, there can be no assurance that future internet domain impairment tests will not result in a charge to operations.

Goodwill. Goodwill represents the excess of the acquisition cost over the fair value of the net assets acquired. Generally accepted accounting principles require goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired. Based on the impairment tests performed, there was no impairment of goodwill in 2005 or 2006. There can be no assurance that future goodwill impairment tests will not result in a charge to operations.

(continued)

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1) Description of Business and Summary of Significant Accounting Policies, Continued

Common Stock Subject to Mandatory Redemption. In May 2003, FASB issued SFAS No. 150,” Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity” (“SFAS 150”), which requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. The Company issued 1,025,000 shares of common stock in connection with the acquisition of certain assets of DotCom Corporation, which were being held in escrow. Upon the occurrence of certain events, the Company had to redeem these shares, and therefore, such shares fell within the scope of SFAS 150 and were reflected accordingly as a liability in the consolidated financial statements. The Company redeemed the common stock subject to mandatory redemption during the year ended December 31, 2006.

Warrant Liability. Warrant liability is presented in accordance with EITF 00-19, “Accounting for Derivative Financial Instruments Indexed To, And Potentially Settled In, a Company’s Own Stock” (“EITF 00-19”). EITF 00-19 requires freestanding contracts that are settled in a company’s own stock, including common stock warrants, to be designated as an equity instrument, asset or liability. Under the provisions of EITF 00-19, a contract designated as an asset or a liability must be carried at fair market value until exercised or expired, with any changes in fair value recorded in the results of operations. A contract designated as an equity instrument must be included within equity, and no fair value adjustments are required. The Company reviews the classification of its contracts at each balance sheet date.

Income Taxes. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences between revenues and expenses reported for financial statement and those reported for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be realized or settled. Valuation allowances are provided against assets which are not likely to be realized. The Company and its subsidiaries file a consolidated income tax return. Income taxes are then allocated proportionately as if separate income tax returns were filed.

In addition, the stockholders of La Jolla elected to be taxed as an S-Corporation prior to the common control merger with the Company in February 2005. Therefore, no provision for income taxes is included for La Jolla for the period prior to the common control merger with the Company. The proforma tax and tax effect for the S-Corporation period was not material to the 2005 consolidated financial statements and had no impact on basic or diluted loss per share.

Stock Compensation Plans. Prior to January 1, 2006, the Company’s stock option plans were accounted for under the recognition and measurement provisions of Accounting Principals Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees”, and related Interpretations, as permitted by FASB Statement No. 123, “Accounting for Stock-Based Compensation” (as amended by SFAS No. 148, “Accounting for Stock-Based Compensation Transition and Disclosure”) (collectively, SFAS 123). No stock-based employee compensation cost was recognized in the Company’s consolidated statements of operations through December 31, 2005, as all options granted under the plans had an exercise price equal to the market value of the underlying common stock on the date of grant. Effective January 1, 2006, the Company adopted the fair value recognition provisions of FASB Statement No. 123(R), “Share-Based Payment” (“SFAS 123(R)”), using the modified-prospective-transition method. Under that transition method, compensation cost recognized during the year ended December 31, 2006 includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006 based on the grant date fair value calculated in accordance with the original provisions of SFAS 123, and (b) compensation cost for all share-based payments granted subsequent to December 31, 2005, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R).

(continued)

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1) Description of Business and Summary of Significant Accounting Policies, Continued

Stock Compensation Plans, continued. In addition, prior to the adoption of SFAS 123(R), the tax benefits of stock option exercises were classified as operating cash flows. Since the adoption of SFAS 123(R), tax benefits resulting from tax deductions in excess of the compensation cost recognized for stock options are classified as financing cash flows. As the Company adopted the modified prospective transition method, the prior period cash flow statement was not adjusted to reflect current period presentation.

As a result of adopting SFAS 123(R) on January 1, 2006, the Company’s earnings before income taxes and net earnings for the year ended December 31, 2006, was approximately $228,000 and $184,000 lower than if it had continued to be accounted for as share-based compensation under APB Opinion 25. In addition, basic and diluted earnings per share were $.01 per share lower as a result of implementing SFAS 123(R) and net cash provided by operating activities was $44,000 greater for the year ended December 31, 2006.

Earnings (Loss) Per Share. Basic earnings (loss) per share is computed on the basis of the weighted-average number of common shares outstanding. Diluted earnings (loss) per share is computed based on the weighted-average number of shares outstanding plus the effect of outstanding stock options and warrants, computed using the treasury stock method. Common stock options and warrants were antidilutive for the year ended December 31, 2005 due to the net loss incurred by the Company. On October 19, 2005, the Company executed a 1 for 40 reverse common stock split. All per share amounts have been restated to reflect the split. Earnings (loss) per common share have been computed based on the following:

	Year Ended December 31,
	2006			2005
	Earnings	Weighted- Average Shares	Per Share Amount	(Loss)	Weighted- Average Shares	Per Share Amount
	(dollars in thousands, except per share amounts)
Basic:
Net earnings (loss) available to common stockholders	$3,417	25,115,385	$0.14	$(955)	19,662,293	$(.05)
Effect of dilutive securities:
Incremental shares from assumed conversion of options		467,077			—
Incremental shares from assumed conversion of warrants		2,576,704			—

Diluted:
Net earnings (loss) available to common stockholders and assumed conversions	$3,417	28,159,166	$0.12	$(955)	19,662,293	$(.05)

(continued)

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1) Description of Business and Summary of Significant Accounting Policies, Continued

Financial Instruments. The Company had the following financial instruments at December 31, 2006: cash, accounts receivable, revolving line of credit, accrued liabilities, accounts payable, and notes payable. The carrying value of the cash, accounts receivable, accounts payable, accrued liabilities and revolving line of credit approximates their fair value based on the liquidity of the financial instruments or their short-term nature. The fair value of notes payable is estimated using discounted cash flow analysis based on the Company’s incremental borrowing rates for similar types of borrowings. The fair value of notes payable was approximately $7,000,000 at December 31, 2006.

Software Developed for Internal Use. The Company capitalizes costs of software, consulting services, hardware, interest and payroll-related costs incurred to purchase or develop internal-use software. The Company expenses costs incurred during preliminary project assessment, research and development, re-engineering, training and application maintenance.

Contingencies. The Company is not involved in any legal proceedings other than routine litigation arising in the normal course of business. Although the results of litigation and claims cannot be predicted with certainty, the Company does not believe the results of such litigation would have a material adverse effect on the Company’s business, financial condition or results of operations.

Recent Accounting Pronouncements. In September, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. SFAS 157 retains the exchange price notion and clarifies that the exchange price is the price that would be received for an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. SFAS 157 is effective for the Company’s financial statements for the year beginning on January 1, 2008, with earlier adoption permitted. The adoption of SFAS No. 157 is not expected to have a material impact on the Company.

In September, 2006, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 expresses the SEC Staff’s views regarding the process of quantifying financial statement misstatements. SAB 108 states that in evaluating the materiality of financial statement misstatements the Company must quantify the impact of correcting misstatements, including both the carryover and reversing effects of prior year misstatements, on the current year financial statements. SAB 108 is effective for the fiscal years ended after November 15, 2006. The adoption of SAB 108 did not have any impact on the Company’s consolidated results of operations or financial condition.

In July, 2006, the FASB released FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109” (FIN 48). FIN 48 clarifies the accounting and reporting for income taxes where interpretation of the tax law may be uncertain. FIN 48 prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of income tax uncertainties with respect to positions taken or expected to be taken in income tax returns. The Company adopted FIN 48 on January 1, 2007. The adoption of FIN 48 did not have any impact on the Company.

In March, 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 133 and 140” (“SFAS 156”), which permits, but does not require, an entity to

(continued)

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(1) Description of Business and Summary of Significant Accounting Policies, Continued

account for one or more classes of servicing rights (i.e., mortgage servicing rights) at fair value, with the changes in fair value recorded in the consolidated statements of operations. This statement is effective as of January 1, 2007. The adoption of SFAS 156 did not have any impact on the Company.

In February, 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Instruments” (“SFAS 155”), which permits, but does not require, fair value accounting for any hybrid financial instrument that contains an embedded derivative that would otherwise require bifurcation in accordance with SFAS 133. The statement also subjects beneficial interests issued by securitization vehicles to the requirements of SFAS 133. The statement is effective as of January 1, 2007. The adoption of SFAS 155 did not have any impact on the Company.

(2) Merger and Acquisitions

On February 11, 2005, the Company acquired La Jolla. The agreement provided for the purchase of all outstanding common stock of La Jolla in exchange for 100,000 shares of Company Series B preferred stock. Series B preferred stock provided for the payment of aggregate cumulative cash dividends of $25,000 payable monthly and was convertible at any time at the option of the holder into ten shares of common stock. The Series B preferred stock was converted to common stock in September 2005 (See Note 10). La Jolla operates in the pay-per-click search engine and internet advertising industries. La Jolla and the Company were entities under common control due to common stockholders. The acquisition was accounted for at historical cost similar to the pooling-of-interests method of accounting. Under this method of accounting, the recorded assets, liabilities, stockholders’ equity, income and expenses of both companies are combined and recorded at their historical cost amounts. Accordingly, all prior period financial information in this report has been adjusted to include the accounts of La Jolla.

On September 29, 2005, the Company acquired the internet domain asset www.irs.com from DotCom Corporation. The agreement provided for the purchase of the asset in exchange for $5,000,000 cash at closing and $6,150,000 in Company common stock representing 1,025,000 shares of common stock which was held in escrow. The escrowed stock was callable at any time by the Company for $6,150,000. In accordance with SFAS No. 150 the Company had classified the $6,150,000 as common stock subject to mandatory redemption in the accompanying consolidated balance sheets. On July 21, 2006, the Company paid $6,150,000 and called the stock with the proceeds of the debt financing transaction discussed in Note 13. In addition, certain of the acquisition costs totaling $1,540,000 plus applicable interest were paid in two installments on January 15, 2006 and on July 24, 2006.

(continued)

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(2) Merger and Acquisitions, Continued

The acquisition of www.irs.com was accounted for as a purchase transaction and, in accordance with generally accepted accounting principles, the total purchase price of $12,909,000 including acquisition costs of $1,759,000 was allocated to a specifically identifiable intangible asset, which consisted of www.irs.com, as determined by an external appraisal. The asset is amortized using the straight-line method over an estimated useful life of 15 years. The Company also purchased certain internet domains from various entities totaling $1,626,000 during the year ended December 31, 2006. These domains are being amortized over the estimated useful lives ranging from 5 to 15 years. Approximate future amortization expense for the five fiscal years subsequent to December 31, 2006 is as follows (in thousands):

Year Ended December 31,	Amount
2007	$1,010
2008	1,010
2009	1,010
2010	1,010
2011	971

The unaudited consolidated results of operations on a proforma basis with DotCom Corporation as if the acquisition had occurred as of the beginning of 2005 are as follows (dollars in thousands, except per share amounts):

Year Ended December 31, 2005
Revenue	$19,293
Net loss	$(696)
Net loss available to common stockholders	$(1,192)
Net loss per share—basic	$(.04)
Net loss per share—diluted	$(.04)

The proforma financial information is presented for informational purposes only and is not indicative of the operating results that would have occurred had the acquisition been consummated as of the above dates, nor are they necessarily indicative of future operating results.

(3) Accounts Receivable and Economic Dependence

A substantial portion of the Company’s revenues are generated as a result of two contracts with advertising network partners. The contracts allow the Company to display search results generated by the partners on behalf of the Company. Revenues generated in connection with these contracts during the years ended December 31, 2006 and 2005 totaled $19,113,000 and $13,482,000 respectively. Accounts receivable at December 31, 2006 and 2005 included $3,618,000 and $2,585,000 respectively, due from these advertising network partners.

(continued)

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(continued)

(4) Income Taxes

Income taxes consists of the following (in thousands):

	December 31,
	2006	2005
Current:
Federal	$1,701	722
State	422	246

Total current	2,123	968

Deferred:
Federal	153	98
State	21	(7)

Total deferred	174	91

Total income taxes	$2,297	1,059

The reasons for the differences between the statutory Federal rate and the effective income tax rate are summarized as follows (in thousands):

	December 31,
	2006	2005
Income taxes at statutory Federal income tax rate	$1,943	204
Increase (decrease) in rate resulting from:
Loss on derivative instrument	—	602
State taxes, net of Federal income tax benefit	292	159
Income for S-Corporation period	—	(30)
Conversion to C-Corporation	—	109
Stock compensation	40	—
Other	22	15

Income taxes	$2,297	1,059

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(4) Income Taxes, Continued

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and liabilities relate to the following (in thousands):

	At December 31,
	2006	2005
Deferred tax assets:
Net operating loss carry forwards	$739	850
Accrued vacation	20	25
Accrued rent	29	11
Stock compensation	44	—
Other	15	1

Total deferred tax assets	847	887
Valuation allowance	(133)	(133)

	714	754

Deferred tax liabilities:
Accrual to cash adjustment	146	260
Office equipment	277	29

Total deferred tax liabilities	423	289

Net deferred tax asset	$291	465

The valuation allowance was established at the time of the acquisition of InterSearch and relates to state tax net operating losses that management believes may not be utilized to offset future taxable income.

At December 31, 2006, the Company had net operating loss carryforwards, which will expire as follows (in thousands):

	December 31, 2006
Tax Year	Federal	State
2010	$—	76
2011	—	311
2012	88	335
2018	419	419
2019	523	523
2020	441	441
2021	272	272
2022	40	40

	$1,783	2,417

The net operating loss carryforwards are subject to an annual limitation of approximately $304,000 due to the ownership change of the Company.

(continued)

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(continued)

(5) Office Equipment

Office equipment consists of the following (in thousands):

	At December 31,
	2006	2005
Office furniture and equipment	$97	59
Computer equipment	311	187
Computer software	1,398	197

Total, at cost	1,806	443
Less accumulated depreciation and amortization	390	186

Office equipment, net	$1,416	257

The Company has capitalized certain costs associated with software developed for internal use. The estimated useful life of costs capitalized is evaluated for each specific project. Amortization begins in the period in which the software is ready for its intended use. The Company had $1.2 million of unamortized internally developed software costs at December 31, 2006. Interest costs capitalized totaled approximately $35,000 during the year ended December 31, 2006.

The Company leases its facilities under operating leases with initial terms ranging from one to five years. Certain leases provide for annual increases based on changes in the Consumer Price Index and for an allocable share of utilities, operating pass through and maintenance charges. On February 23, 2006, the Company amended its lease agreement to increase the amount of leased space. The amendment provides for a rent increase of $3,000 per month beginning April 2006. Rental expense was approximately $223,000 and $97,000 for the years ended December 31, 2006 and 2005, respectively. Approximate future minimum rentals under these leases are as follows (in thousands):

Year Ended December 31, 2006	Amount
2007	$204
2008	210
2009	217
2010	223
2011	59

$913

(6) Revolving Lines of Credit

In December 2004 the Company obtained a $3,750,000 revolving line of credit with a bank. Borrowings were based on a percentage of accounts receivable. The revolving line of credit bore interest at prime plus one percent and required the payment of a collateral handling fee of .1% per month of financed receivables. The outstanding balance was $726,000 at December 31, 2005.

In July 2006 the Company modified the revolving line of credit discussed above. The revolving line of credit allows for borrowings up to $1,250,000 and bears interest at prime plus .75 percent (9% at December 31, 2006). It also requires the payment of a collateral handling fee ranging from .1% to .25% per month of financed receivables. The outstanding balance was $518,000 at December 31, 2006.

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(continued)

(7) Stock Compensation

The Company established the 2004 Equity Incentive Plan (the “2004 Plan”) for employees and non-employee directors of the Company and reserved 1,531,624 shares of common stock for the 2004 Plan. Both incentive stock options and nonqualified stock options may be granted under the 2004 Plan. The exercise price of the stock options was determined by the board of directors at the time of grant, but could not be less than the fair market value of the common stock on the date of grant. The stock options vest over four years. The stock options must be exercised within ten years from the date of grant.

The Company’s board of directors terminated the 2004 Plan and replaced it with the 2005 Equity Incentive Plan (“2005 Plan”) as of December 16, 2005. This termination will not affect any outstanding stock options under the 2004 Plan, and all such stock options will continue to remain outstanding and be governed by the 2004 Plan. Any Company employee, director, officer, consultant or advisor is eligible to receive an award under the 2005 Plan. The 744,124 shares available for issuance under the 2004 Plan as of December 16, 2005 were transferred to the 2005 Plan. On December 16, 2005, the Board of Directors of the Company approved and adopted an amendment to the 2005 Plan, subject to approval by the holders of a majority of the common stock, which approval became effective on July 27, 2006. The amendment increases from 744,124 to 1,744,124 the number of shares of common stock with respect to which awards under the 2005 Plan may be granted. At December 31, 2006, 812,483 shares remain available for grant.

A summary of the activity in the Company’s stock option plan at December 31, 2006 is as follows (dollars in thousands, except per share amounts):

	Number of Shares	Weighted- Average Per Share Exercise Price	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at December 31, 2004	537,500	$.16
Granted	515,000	1.29
Forfeited	(25,000)	.16
Exercised	(28,125)	.44

Outstanding at December 31, 2005	999,375	$.74
Granted	835,000	1.60
Forfeited	(143,359)	.46
Exercised	(78,516)	.30

Outstanding at December 31, 2006	1,612,500	$1.24	9.2 years	$1,783

Exercisable at December 31, 2006	574,219	$1.09	8.7 years	$723

The total intrinsic value of stock options exercised during the year ended December 31, 2006 was $144,000. At December 31, 2006, the Company had 1,038,281 unvested stock options outstanding and there was $480,000 of total unrecognized compensation expense related to unvested share-based compensation arrangements granted under the plans. This cost is expected to be recognized monthly on a straight-line basis over the appropriate vesting periods through August 31, 2010. The total fair value of shares vested and recognized as compensation expense was $228,000 for the year ended December 31, 2006 and the associated income tax benefit recognized was $44,000 for the year ended December 31, 2006.

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(7) Stock Compensation, Continued

The fair value of each option granted for the years ended December 31, 2006 and 2005 are estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions (dollars in thousands, except per share amounts):

	Year Ended December 31,
	2006	2005
Risk-free interest rate	4.42% – 5.36%	4.26% – 4.38%
Dividend yield	—	—
Expected volatility	27 – 34%	—
Expected life in years	6.25	6.25 – 10
Grant-date fair value of options issued during the year	$541	$183

Per share value of options at grant date	$0.65	$0.35

As part of its adoption of SFAS 123(R), the Company examined its historical pattern of stock option exercises in an effort to determine if there were any patterns based on certain employee populations. From this analysis, the Company could not identify any patterns in the exercise of options. As such, the Company used the guidance in SAB No. 107 issued by the SEC to determine the estimated life of stock options issued subsequent to the adoption of SFAS 123(R). Based on this guidance, the estimated term was deemed to be the midpoint of the vesting term and the contractual term ((vesting term and original contractual term)/2). Expected volatility is based on historical volatility of the Company’s common stock. The risk-free rate is based on the U.S. treasury notes in effect at the time of grant. The dividend yield is based on the Company’s history and expectation of dividend payments.

The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock options granted under the Company’s stock option plans for the year ended December 31, 2005. For purposes of this pro forma disclosure, the value of the stock options is estimated using the Black-Scholes option-pricing model and is being amortized to expense over the stock options’ vesting periods (in thousands, except per share amounts).

December 31, 2005
Net loss available to common stockholders, as reported	$(955)
Deduct: Total stock-based employee compensation determined under the fair value based method for all awards, net of related tax effect	62

Proforma net loss	$(1,017)

Basic loss per share:
As reported	$(.05)

Proforma	$(.05)

Diluted loss per share:
As reported	$(.05)

Proforma	$(.05)

(continued)

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(continued)

(8) Warrants

In connection with the sale of common stock the Company issued a warrant to Barron Partners L.P. to purchase 6,250,000 shares of Company common stock at an exercise price of $1.20. The warrant expires September 29, 2010. The fair value of the warrant was estimated using the Black-Scholes option-pricing model, assuming that the risk-free interest rate was 4.54%, there would be no dividends paid by the Company, the contractual life was 5 years and stock volatility was not significant due to the lack of an actively traded market. The fair value was estimated to be $1,493,122 on the closing date of the transaction. In accordance with EITF 00-19, which requires that the warrants be recorded at fair value, the Company expensed the change in fair value of the warrants between the time of issuance and December 31, 2005. Using the Black-Scholes option-pricing model, assuming that the risk-free rate was 4.39%, there would be no dividends paid by the Company, the expected life was 2.5 years and there was no stock volatility, the fair value of the warrants was estimated to be $3,264,000 at December 31, 2005. The Company increased the warrant liability and recorded $1,771,000 as loss on derivative instrument. This additional expense item is a non-cash item. The adjustments required by EITF 00-19 resulted from the registration rights agreement liquidated damages provision discussed below.

In addition, the Company entered into a registration rights agreement with Barron Partners L.P. whereby the Company agreed to register for resale pursuant to the Securities Act of 1933, as amended, the shares of common stock purchased by Barron Partners L.P. and those issuable upon exercise of the warrant. The registration rights agreement provided that a registration statement for the registration of these securities must be filed with the SEC by November 28, 2005 and must cause such registration statement to be declared effective by February 14, 2006. If the Company did not comply with the foregoing requirements, daily liquidated damages in an amount equal to 20% of the $5 million purchase price per annum, payable in monthly installments on the fifth business day of the calendar month next succeeding the month in which such failure occurred were payable to Barron Partners L.P. The Company’s obligation to pay liquidated damages terminated when the registration statement was declared effective on February 9, 2006. The fair value of the warrant liability, $3,283,000, was reclassified to stockholders’ equity on that date and an additional $19,000 was recorded as loss on derivative instrument.

The Company also issued a warrant to purchase 625,000 shares of Company common stock for services rendered by placement agents in connection with the sale of common stock. The warrant is exercisable at $.80 per share and expires September 29, 2010. The fair value of the warrant was estimated at $100,000 and has been presented as common stock offering costs and additional paid-in capital in the accompanying consolidated financial statements.

On July 19, 2006, Barron Partners, L.P. exercised a portion of the warrant and purchased 833,334 shares for $1.20 per share or an aggregate of $1 million dollars. In addition, as a result of this transaction, the original placement agents received $100,000 and an additional warrant to purchase 83,333 shares of Company common stock exercisable at $1.20 per share and expiring September 2010. Using the Black-Scholes option-pricing model, assuming that the risk-free rate was 5.11%, there would be no dividends paid by the Company, the expected life was 2.5 years and 27% stock volatility the fair value was determined to be $49,000. This item was accounted for as a reduction of the proceeds from the warrant exercise.

On October 7, 2005, the Company issued a warrant to purchase 39,063 shares of Company common stock for services rendered by placement agents in connection with the sale of common stock. The warrant is exercisable at $1.60 per share and expires October 7, 2010. The fair value of the warrant was estimated at $12,000 and has been presented as common stock offering costs and additional paid-in capital in the accompanying consolidated financial statements.

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(8) Warrants, Continued

On July 21, 2006, as part of the debt financing described in Note 13, the Company issued a warrant to purchase 477,000 shares of the Company common stock to the note investors. The warrant is exercisable at $1.60 per share and expires July 20, 2011. Using the Black-Scholes option pricing model, assuming that the risk-free rate was 5.11%, there would be no dividends paid by the Company, the expected life was 2.5 years and 27% stock volatility the fair value was determined to be $171,000. This item was accounted for as an original issue discount on the notes payable.

The following table summarizes information about common stock warrants outstanding for the periods indicated:

	Warrants Outstanding	Weighted- Average Exercise Price
Outstanding at December 31, 2004	—	$—
Granted	6,914,063	1.17
Forfeited	—	—
Exercised	—	—

Outstanding at December 31, 2005	6,914,063	$1.17
Granted	560,334	1.54
Forfeited	—	—
Exercised	(833,334)	1.20

Outstanding at December 31, 2006	6,641,063	$1.19

(9) Notes Receivable for Stock Issued

The Company had issued notes receivable for the purchase of 950,392 shares (adjusted for 1 for 40 reverse common stock split) of common stock in the amount of $164,000. The notes called for an interest rate of 12.5% with payment in full on September 30, 2006. On September 30, 2005, $99,000 principal and $10,000 interest was paid as compensation, as authorized by the board of directors. On June 20, 2006, unpaid principal of $65,000 was exchanged in connection with the retirement of common stock.

(10) Preferred Stock

The Company has authorized 200,000,000 shares of preferred stock of which 137,442,776 shares have been designated as Series A preferred stock. The Series A preferred stock provided for the payment of aggregate cumulative cash dividend of $40,000 payable each month. Each share of Series A preferred stock was convertible at any time, at the option of the holder into five shares of common stock. The Series A preferred stock had an aggregate liquidation value of $2,212,829.

On February 9, 2005, the Company designated 100,000 shares as Series B preferred stock. The Series B preferred stock provided for the payment of aggregate cumulative cash dividends of $25,000 payable each month. Each share of Series B preferred stock was convertible at any time, at the option of the holder into ten shares of common stock. On February 9, 2010 all Series B preferred stock was mandatorily convertible into common stock. The Series B preferred stock had an aggregate liquidation value of $1,000,000.

(continued)

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(10) Preferred Stock, Continued

In 2005, the Company redeemed 762,500 (adjusted for the common stock split) shares of Series A preferred stock for $1,500,000. The Company also converted 2,673,569 (adjusted for the common stock split) shares of Series A preferred stock to common stock at a ratio of 5 shares of common stock for each share of Series A preferred stock and 2,500 (adjusted for the common stock split) shares of Series B preferred stock at a ratio of 10 shares of common stock for each share of Series B preferred stock. As of December 31, 2006 and 2005, the Company has no outstanding shares of preferred stock.

(11) 401(k) Retirement Plan

On July 1, 2005, the Company established a 401(k) deferred contribution plan covering all employees who have attained age 21. Each year the Company may make a discretionary contribution. As of December 31, 2006 and 2005, the Company has not made a contribution to the plan.

(12) Segment Information

The Company identifies operating segments based on management responsibility. The Company has two reportable segments: Internet search services which consist of pay per click-advertising services and corporate services which consists of consulting services.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies. Intersegment sales are not significant (in thousands).

	December 31,
	2006	2005
Revenues:
Internet search services	$23,136	14,502
Corporate services	2,498	3,041

	$25,634	17,543

Earnings (loss) from operations:
Internet search services	$6,391	2,594
Corporate services	(105)	(80)

	$6,286	2,514

Segment assets:
Internet search services	$20,147	17,343
Corporate services	$960	815

(13) Notes Payable

In July 2006, the Company completed the sale of 13.50% Senior Subordinated Notes due 2011 in the aggregate principal amount of $7.0 million (the “Notes”), together with 195,000 shares of common stock and warrants to purchase up to an aggregate of 477,000 shares of common stock at an exercise price of $1.60. The warrants expire in July 2011. This debt financing resulted in gross proceeds of $7.0 million before placement agent fees and expenses associated with the transaction, which in aggregate totaled approximately $1.3 million

(continued)

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(13) Notes Payable, Continued

consisting of debt issuance cost of $806,000 and debt discount of $483,000. The debt issuance costs are amortized over the term of the notes using the effective interest method. The Notes issued by the Company are secured by first lien on all assets of tax-related Internet domains, including www.irs.com, and a lien on all other assets of the Company, second to the liens on all other assets of the Company ‘s senior lender, Silicon Valley Bank. Prior to maturity, the Notes (i) will be interest-only for the first two years; (ii) will amortize 20% of the principal amount in year three; will amortize 25% of the principal amount in year four; and (iii) will amortize the remainder of the principal amount in year five, with payments of principal, as applicable, and interest due monthly. The Notes can be prepaid by the Company in whole or in part in any amount greater than $100,000 at any time without penalty. The Investors will have the right to accelerate repayment of the notes if, among other things, the Company does not meet certain financial ratios per the agreement as of the last day of any fiscal quarter. Using the Black-Scholes option-pricing model, assuming that the risk-free interest rate was 5.11%, there would be no dividends paid by the Company, the contractual life was 2.5 years and 27% stock volatility, the fair value of the warrants issued was estimated to be $171,000. The combined fair value of the common stock and warrants issued was estimated to be $483,000. The Company recorded original issue discount for this amount, which was reflected as a reduction of the outstanding subordinated debt balance of $7 million. The Company is amortizing the original issue discount over the life of the loan using the effective interest method.

The Company is also required to maintain the following financial ratios until the Notes are paid in full; i) Leverage Ratio not greater than 2.50 to 1.00 as of the last day of any fiscal quarter; ii) Fixed Charge Coverage Ratio not less than 1.80 to 1.00 as of the last day of any fiscal quarter; and iii) Capital Expenditures not greater than (a) $1,500,000 per annum for the fiscal year ending December 31, 2006 and (b) $500,000 per annum for any fiscal year thereafter. The Company is in compliance with each of these covenants at December 31, 2006.

Annual maturities of notes payable are as follows (in thousands):

Year Ended December 31, 2006	Amount
2007	$—
2008	700
2009	1,575
2010	2,800
2011	1,925

$7,000

(14) Related Party Transactions

On September 23, 2005, $1,223,000 in stockholder debt, which consisted of $1,150,000 in principal and $73,000 in accrued interest through August 31, 2005, was converted to 764,628 shares of common stock at a price of $1.60 per share.

Since January 2004, the Vice Chairman of the Board has provided consulting services to the Company through GP Strategic Ventures, Inc., of which he is the Chairman and CEO. Payments to this entity totaled $60,000 and $311,000 for the years ended December 31, 2006 and 2005, respectively.

(continued)

INTERSEARCH GROUP, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements, Continued

(14) Related Party Transactions, Continued

From October to November 2005, one of the Company’s directors provided consulting services through a third party consulting firm for which he was paid fees of $24,000.

The Company earned revenue totaling $21,000 and $75,000 for the years ended December 31, 2006 and 2005, respectively from Legent Clearing, LLC. for consulting services. Accounts receivable at December 31, 2006 and 2005 included $20,000 and $44,000 respectively, due from Legent Clearing, LLC. The Vice Chairman of the Board serves as the Chief Executive Officer and a director of Legent Clearing.

From January to August 2006 one of the Company’s directors provided consulting services to the Company for which he was paid fees of $55,000. Effective August 31, 2006 this director resigned from the board.

(15) Registration Statement

The Company filed a registration statement on Form SB-2 on September 26, 2006, in connection with a proposed underwritten public offering of up to $20 million of its common stock, par value $0.001 per share. In connection with such public offering, shares were to be offered by the Company and certain of the Company’s stockholders. On January 11, 2007, the Company withdrew this registration statement and as a result recognized $522,000 of stock offering costs in general and administrative expenses for the year ended December 31, 2006.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith
2.1*	Asset Purchase Agreement by and between Robert Fox and Lina Watson and Internet Revenue Services, Inc. dated September 11, 2006	Current Report on Form 8-K	000-51776	10.1	9/21/2006

3.1	Amended and Restated Articles of Incorporation	Registration Statement on Form SB-2, as amended	333-129937	3.1	11/23/05

3.2	Amended and Restated Bylaws	Registration Statement on Form SB-2, as amended	333-129937	3.2	11/23/05

4.1	Form of Common Stock Certificate	Registration Statement on Form SB-2, as amended	333-129937	4.2	11/23/05

4.2	Form of Common Stock Purchase Warrant	Registration Statement on Form SB-2, as amended	333-129937	4.3	11/23/05

4.3	Registration Rights Agreement by and among InterSearch Group, Inc. and Baron Partners, L.P. dated September 26, 2005	Registration Statement on Form SB-2, as amended	333-129937	4.4	11/23/05

4.4	Form of Common Stock Purchase Warrant issued to GunnAllen Financial, Inc. and Pacific Summit Securities	Registration Statement on Form SB-2, as amended	333-129937	4.6	1/26/2006

4.5	Investment Agreement between InterSearch Group, Inc. and Capital South Partners Fund I Limited Partnership, Capital South Partners Fund II Limited Partnership and Harbert Mezzanine Partners II SBIC, L.P. dated July 21, 2006	Current Report on Form 8-K	000-51776	10.1	7/27/2006

4.6	First Amendment to Investment Agreement dated September 30, 2006					X

4.7	Promissory Notes issued to each of and Capital South Partners Fund I Limited Partnership, Capital South Partners Fund II Limited Partnership and Harbert Mezzanine Partners II SBIC, L.P. dated July 21, 2006	Current Report on Form 8-K	000-51776	10.2	7/27/2006

4.8	Form of Common Stock Purchase Warrant issued to issued to each of and Capital South Partners Fund I Limited Partnership, Capital South Partners Fund II Limited Partnership and Harbert Mezzanine Partners II SBIC, L.P. dated July 21, 2006	Current Report on Form 8-K	000-51776	10.3	7/27/2006

4.9	Registration Rights Agreement by and among InterSearch Group, Inc. and Capital South Partners Fund I Limited Partnership, Capital South Partners Fund II Limited Partnership and Harbert Mezzanine Partners II SBIC, L.P. dated July 21, 2006	Current Report on Form 8-K	000-51776	10.4	7/27/2006

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith
10.1	Silicon Valley Bank Loan and Security Agreement dated December 10, 2004, as amended					X

10.2**	InterSearch Group, Inc. 2004 Equity Incentive Plan and form of agreements thereunder	Registration Statement on Form SB-2, as amended	333-129937	10.2	11/23/05

10.3**	InterSearch Group, Inc. 2005 Equity Incentive Plan and form of agreements thereunder, as amended					X

10.4	Office Lease dated September 21, 2005 by and between HCV Pacific Investors V and InterSearch Group, Inc., as amended	Registration Statement on Form SB-2, as amended	333-129937	10.5	11/23/05

10.5	Form of Non-compete Agreement issued to certain employees of Walnut Ventures	Registration Statement on Form SB-2, as amended	333-129937	10.11	11/23/05

10.6**	Employment Agreement by and between InterSearch Group, Inc. and Daniel M. O’Donnell dated December 10, 2004	Registration Statement on Form SB-2, as amended	333-129937	10.9	1/11/2006

10.7**	Employment Agreement by and between InterSearch Group, Inc. and Gary W. Bogatay dated December 10, 2004	Registration Statement on Form SB-2, as amended	333-129937	10.6	1/11/2006

10.8**	Employment Agreement by and between InterSearch Group, Inc. and Andrew Keery dated December 10, 2004	Registration Statement on Form SB-2, as amended	333-129937	10.7	1/11/2006

10.9**	Employment Agreement by and between InterSearch Group, Inc. and Steven Ernst dated December 10, 2004	Registration Statement on Form SB-2, as amended	333-129937	10.8	1/11/2006

10.10**	Employment Agreement by and between InterSearch Group, Inc. and Robert Hoult dated December 10, 2004	Registration Statement on Form SB-2, as amended	333-129937	10.10	1/11/2006

10.11	Amended and Restated Consulting Agreement between InterSearch Group, Inc. and GP Strategic Ventures dated January 9, 2006	Registration Statement on Form SB-2, as amended	333-129937	10.12	1/11/2006

10.12	Overture Search Services Order between Overture Services, Inc. and Walnut-Ventures, Inc. dated March 1, 2003, as amended	Registration Statement on Form SB-2, as amended	333-129937	10.14	2/7/2006

10.13	Ask Jeeves Advertising Services and Search Services Syndication Agreement dated May 24, 2004	Registration Statement on Form SB-2, as amended	333-129937	10.15	2/7/2006

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit No.	Filing Date	Filed Herewith
21.1	List of Subsidiaries					X

23.1	Consent of Independent Auditors					X

31.1	Certification by Chief Executive Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.					X

31.2	Certification by Chief Financial Officer pursuant to Rule 13a-14(a) and 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.					X

32.1	Certification by Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002.					X

32.2	Certification by Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted by Section 906 of the Sarbanes-Oxley Act of 2002.					X

*	Confidential treatment has been requested for portions of these exhibits.
**	Indicates management compensatory plan, contract or arrangement.

Exhibit 4.6

FIRST AMENDMENT TO INVESTMENT AGREEMENT

THIS FIRST AMENDMENT TO INVESTMENT AGREEMENT (this “Amendment”), effective as of September 30, 2006, is by and among INTERSEARCH GROUP, INC., a Florida corporation (“Company”), and CAPITAL SOUTH PARTNERS FUND I LIMITED PARTNERSHIP, a North Carolina limited partnership (“CapitalSouth I”), CAPITAL SOUTH PARTNERS FUND II LIMITED PARTNERSHIP, a North Carolina limited partnership (“CapitalSouth II”), and HARBERT MEZZANINE PARTNERS II SBIC, L.P., a Delaware limited partnership (“Harbert” and, together with CapitalSouth I and CapitalSouth II, collectively, the “Investors”), and is consented to by the undersigned guarantors under the Investment Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Company and the Investors are parties to that certain Investment Agreement dated as of July 21, 2006 (as amended, restated, supplemented or otherwise modified from time to time, the “Investment Agreement”);

WHEREAS, the Company has requested that the Investors agree to amend Section 7.3 of the Investment Agreement.

WHEREAS, the Investors are willing to amend the Investment Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

Section 1.     Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Investment Agreement.

Section 2.     Amendment to Investment Agreement. Effective as of September 30, 2006, the text of Section 7.3 of the Investment Agreement is hereby deleted in its entirety and is replaced with the following: “The Company will not permit Capital Expenditures during any fiscal year to be greater than (a) $1,500,000 per annum for the fiscal year ending December 31, 2006, and (b) $500,000 per annum for any fiscal year thereafter.

Section 3.     Conditions. The effectiveness of this Amendment is subject to the following conditions precedent:

a)	the execution and delivery of this Amendment by the Company and the Investors;

b)	all representations and warranties set forth in Section 4 below being true, correct and complete; and

c)	no Default or Event of Default has occurred and is continuing or would arise after giving effect to this Amendment.

1

Section 4.     Representations and Warranties. The Company hereby represents and warrants to the Investors as follows:

a)	each Credit Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization;

b)	each Credit Party has the power and authority to execute, deliver and perform its obligations under this Amendment;

c)	the execution, delivery and performance by each Credit Party of this Amendment have been duly authorized by all necessary action; and

d)	this Amendment constitutes the legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.

Section 5.     Confirmation of Guaranty. Each undersigned Guarantor, as guarantor of the Obligations of Company under the Investment Agreement, hereby consents to the foregoing amendment to the Investment Agreement, waives any defense to its guaranty liability occasioned by such amendment and confirms that the Guaranty remains unchanged and in full force and effect. The foregoing consent, waiver and acknowledgment of such Guarantors are made as of the date of this amendment.

Section 6.     No Other Amendment. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute an amendment of or to any term or condition contained in the Investment Agreement or any of the other Investment Documents or constitute a course of conduct or dealing among the parties. The Investors reserve all rights, privileges and remedies under the Investment Documents. Except as amended hereby, the Investment Agreement and other Investment Documents remain unmodified and in full force and effect. All references in the Investment Documents to the Investment Agreement shall be deemed to be references to the Investment Agreement as amended hereby.

Section 7.     Counterparts. This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts, each of which when so executed, shall be deemed an original and all said counterparts when taken together shall be deemed to constitute but one and the same instrument. Any facsimiled or photocopied signature hereto shall be deemed an original signature, which hereby may be relied upon by any Person and shall be binding upon the respective signor.

Section 8.     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Company and the Investors and their respective successors and assigns.

Section 9.     Further Assurance. The Company hereby agrees from time to time, as and when requested by the Investors, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Investor may reasonably deem necessary or desirable in order to carry

2

out the intent and purposes of this Amendment, the Investment Agreement and the Investment Documents.

Section 10.     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

Section 11.     Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Amendment.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

3

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

COMPANY:

INTERSEARCH GROUP, INC., a Florida corporation

By:	/s/ Daniel M. O’Donnell
Name: Daniel M. O’Donnell
Title: President

INVESTORS:

CAPITALSOUTH PARTNERS FUND I LIMITED PARTNERSHIP

By:	CapitalSouth Partners, LLC, General Partner

By:	/s/ Joseph B. Alala
Joseph B. Alala, President and Manager

CAPITALSOUTH PARTNERS FUND II LIMITED PARTNERSHIP

By:	CapitalSouth Partners F-II, LLC, General Partner

By:	/s/ Joseph B. Alala
Joseph B. Alala, President and Manager

[Signatures Continue on Following Page ]

HARBERT MEZZANINE PARTNERS II SBIC, LP

By:	HMP II SBIC GP, LLC

Its:	General Partner

	By:	Harbert Mezzanine Partners II GP, LLC

	Its:	Manager

By:	Harbert Mezzanine Manager II, Inc.

Its:	Sole Manager

By:	/s/ John C. Harris

Name:

Title:	VP

[Remainder of Page Intentionally Left Blank; Signatures Continue on Following Page ]

GUARANTORS:

INTERSEARCH GROUP, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

WALNUT VENTURES, INC.

By:	/s/Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

INTERSEARCH CORPORATE SERVICES, INC.

By:	/s/ Kimberly L. O’Donnell
Name:	Kimberly L. O’Donnell
Title:	President

LA JOLLA INTERNET PROPERTIES, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

INTERNET REVENUE SERVICES, INC.

By:	/s/ Robert Hoult
Name:	Robert Hoult
Title:	President

OVERSEAS INTERNET PROPERTIES, INC.

By:	/s/ Kimberly L. O’Donnell
Name:	Kimberly L. O’Donnell
Title:	President

[Signatures Continue on Following Page]

DOTTED VENTURES, INC.

By:	/s/ Daniel M. O’Donnell
Name:	Daniel M. O’Donnell
Title:	President

Exhibit 10.1

SILICON VALLEY BANK LOAN AND SECURITY AGREEMENT

This LOAN AND SECURITY AGREEMENT (this “Agreement”) dated as of December 10, 2004, between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (FAX                     ) (“Bank”), on the one hand, and WALNUT VENTURES, INC., a Nevada corporation, CORPORATE CONSULTING SERVICES, INC., a Nevada corporation, and INTERSEARCH GROUP, INC., a Florida corporation (jointly and severely, collectively and each individually, referred to herein as “Borrower”), whose address is 250 Montgomery St., San Francisco, CA 94104, on the other hand, provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

1.	ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules. The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

2.	LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay. Borrower hereby promises to pay Bank the unpaid principal amount of all Advances hereunder with all interest, fees and finance charges due thereon as and when due in accordance with this Agreement.

2.1.1 Financing of Accounts.

(a) Availability. Subject to the terms of this Agreement, Borrower may request that Bank finance specific Eligible Accounts. Bank shall finance such Eligible Accounts by extending credit to Borrower in an amount equal to the result of the Advance Rate multiplied by the face amount of the Eligible Account (the “Advance”). Bank may, in its sole discretion, change the percentage of the Advance Rate for a particular Eligible Account on a case by case basis. When Bank makes an Advance, the Eligible Account becomes a “Financed Receivable.”

(b) Maximum Advances. The aggregate face amount of all Financed Receivables outstanding at any time may not exceed the Facility Amount.

(c) Borrowing Procedure. Borrower will deliver an Invoice Transmittal for each Eligible Account it offers. Bank may rely on information set forth in or provided with the Invoice Transmittal.

(d) Credit Quality; Confirmations. Bank may, at its option, conduct a credit check of the Account Debtor for each Account requested by Borrower for financing hereunder in order to approve any such Account Debtor’s credit before agreeing to finance such Account. Bank may also verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts (including confirmations of Borrower’s representations in Section 5.3) by means of mail, telephone or otherwise, either in the name of Borrower or Bank from time to time in its sole discretion.

(e) Accounts Notification/Collection. Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify and/or collect the amount of the Account.

(f) Maturity. This Agreement shall terminate and all Obligations outstanding hereunder shall be immediately due and payable on the Final Maturity Date.

(g) Suspension of Advances. Borrower’s ability to request that Bank finance Eligible Accounts hereunder will terminate if, in Bank’s sole discretion, there has been a material adverse change in the general affairs, management, results of operation, condition (financial or otherwise) or the prospect of repayment of the Obligations, or there has been any material adverse deviation by Borrower from the most recent business plan of Borrower presented to and accepted by Bank prior to the execution of this Agreement.

2.2 Collections, Finance Charges, Remittances and Fees. The Obligations shall be subject to the following fees and Finance Charges. Unpaid fees and Finance Charges may, in Bank’s discretion, accrue interest and fees as described in Section 9.2 hereof.

2.2.1 Collections. Collections will be credited to the Financed Receivable Balance for such Financed Receivable, but if there is an Event of Default, Bank may apply Collections to the Obligations in any order it chooses. If Bank receives a payment for both a Financed Receivable and a non-Financed Receivable, the funds will first be applied to the Financed Receivable and, if there is no Event of Default then existing, the excess will be remitted to Borrower, subject to Section 2.2.7.

2.2.2 Facility Fee. A fully earned, non-refundable facility fee of Thirty-seven Thousand Five Hundred Dollars ($37,500) is due upon execution of this Agreement and has been paid as of the date hereof.

2.2.3 Finance Charges. In computing Finance Charges on the Obligations under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations three (3) Business Days after receipt of the Collections. Borrower will pay a finance charge (the “Finance Charge”) on each Financed Receivable which is equal to the Applicable Rate divided by 360 multiplied by the number of days each such Financed Receivable is outstanding multiplied by the outstanding Financed Receivable Balance for such Financed Receivable. The Finance Charge is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof.

2.2.4 Collateral Handling Fee, Warrant Waiver Fee, and Renewal Fee.

(a) Collateral Handling Fee. Borrower will pay to Bank a collateral handling fee equal to: (a) 0.10% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year when the Adjusted Quick Ratio is equal to or greater than 1.25:1.0 for the prior quarter; or (b) 0.50% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year when the Adjusted Quick Ratio is less than 1.25:1.0 for the prior quarter (the “Collateral Handling Fee”). The Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof. In Computing Collateral Handling Fees under this agreement, all Collections received by Bank shall be deemed applied by Bank on account of Obligations three (3) Business Days after receipt of the Collections. After an Event of Default, the Collateral Handling Fee will increase an additional 0.50% effective immediately upon such Event of Default.

(b) Warrant Waiver Fee. A fully earned, non-refundable warrant waiver fee (the “Warrant Waiver Fee”) of Seven Thousand Five Hundred Dollars ($7,500) is due upon execution of this Agreement and has been paid as of the date hereof.

(c) Renewal Fee. A fully earned, non-refundable renewal fee (the “Renewal Fee”) equal to 1.0% of the Facility Amount is due on each Maturity Date.

2.2.5 Accounting. After each Reconciliation Period, Bank will provide an accounting of the transactions for that Reconciliation Period, including the amount of all Financed Receivables, all Collections, Adjustments, Finance Charges, Collateral Handling Fee and the Facility Fee. If Borrower does not object to the accounting in writing within thirty (30) days it shall be considered accurate. All Finance Charges and other interest and fees are calculated on the basis of a 360 day year and actual days elapsed.

2.2.6 Deductions. Bank may deduct fees, Finance Charges, Advances which become due pursuant to Section 2.3, and other amounts due pursuant to this Agreement from any Advances made or Collections received by Bank.

2.2.7 Lockbox; Account Collection Services. As and when directed by Bank from time to time, at Bank’s option and at the sole and exclusive discretion of Bank (regardless of whether an Event of Default has occurred), Borrower shall direct each Account Debtor (and each depository institution where proceeds of Accounts are on deposit) to remit payments with respect to the Accounts to a lockbox account established with Bank or to wire transfer payments to a cash collateral account that Bank controls (collectively, the “Lockbox”). The Lockbox shall be established by Borrower no later than 30 days prior to the initial Advance hereunder. It will be considered an immediate Event of Default if the Lockbox is not set-up and operational within forty-five (45) days from the date of such direction by Bank. Until such Lockbox is established, the proceeds of the Accounts shall be paid by the Account Debtors to an address consented to by Bank. Upon receipt by Borrower of such proceeds, the Borrower shall immediately transfer and deliver same to Bank, along with a detailed cash receipts journal. Provided no Event of Default exists or an event that with notice or lapse of time will be an Event of Default, within three (3) days of receipt of such amounts by Bank, Bank will turn over to Borrower the proceeds of the Accounts other than Collections with respect to Financed Receivables and the amount of Collections in excess of the amounts for which Bank has made an Advance to Borrower, less any amounts due to Bank, such as the Finance Charge, the Facility Fee, payments due to Bank, other fees and expenses, or otherwise; provided, however, Bank may hold such excess amount with respect to Financed Receivables as a reserve until the end of the applicable Reconciliation Period if Bank, in its discretion, determines that other Financed Receivable(s) may no longer qualify as an Eligible Account at any time prior to the end of the subject Reconciliation Period. This Section does not impose any affirmative duty on Bank to perform any act other than as specifically set forth herein. All Accounts and the proceeds thereof are Collateral and if an Event of Default occurs, Bank may apply the proceeds of such Accounts to the Obligations.

2.3 Repayment of Obligations; Adjustments.

2.3.1 Repayment. Borrower will repay each Advance on the earliest of: (a) the date on which payment is received of the Financed Receivable with respect to which the Advance was made, (b) the date on which the Financed Receivable is no longer an Eligible Account, (c) the date on which any Adjustment is asserted to the Financed Receivable (but only to the extent of the Adjustment if the Financed Receivable remains otherwise an Eligible Account), (d) the date on which there is a breach of any warranty or representation set forth in Section 5.3 or a breach of any covenant in this Agreement, or (e) the Final Maturity Date (including any early termination). Each payment will also include all accrued Finance Charges and Collateral Handling Fees with respect to such Advance and all other amounts then due and payable hereunder.

2.3.2 Repayment on Event of Default. When there is an Event of Default, Borrower will, if Bank demands (or, upon the occurrence of an Event of Default under Section 8.5, immediately without notice or demand from Bank) repay all of the Advances. The demand may, at Bank’s option, include the Advance for each Financed Receivable then outstanding and all accrued Finance Charges, Collateral Handling Fee, attorneys and professional fees, court costs and expenses, and any other Obligations.

2.3.3 Debit of Accounts. Bank may debit any of Borrower’s deposit accounts for payments or any amounts Borrower owes Bank hereunder. Bank shall promptly notify Borrower when it debits Borrower’s accounts. These debits shall not constitute a set-off.

2.3.4 Adjustments. If at any time during the term of this Agreement any Account Debtor asserts an Adjustment or if Borrower issues a credit memorandum or if any of the representations, warranties or covenants set forth in Section 5.3 are not longer true in all material respects, Borrower will promptly advise Bank.

2.4 Power of Attorney. Borrower irrevocably appoints Bank and its successors and assigns as attorney-in-fact and authorizes Bank, to: (i) following the occurrence of an Event of Default, sell, assign, transfer, pledge, compromise, or discharge all or any part of the Financed Receivables; (ii) following the occurrence of an Event of Default, demand, collect, sue, and give releases to any Account Debtor for monies due and compromise, prosecute, or defend any action, claim, case or proceeding about the Financed Receivables, including filing a claim or voting a claim in any bankruptcy case in Bank’s or Borrower’s name, as Bank chooses; (iii) following the occurrence of an Event of Default, prepare, file and sign Borrower’s name on any notice, claim, assignment, demand, draft, or notice of or satisfaction of lien or mechanics’ lien or similar document; (iv) regardless of whether there has been an Event of Default, notify all Account Debtors to pay Bank directly; (v) regardless of whether there has been an Event of Default, receive, open, and dispose of mail addressed to Borrower; (vi) regardless of whether there has been an Event of Default, endorse Borrower’s name on checks or other instruments (to the extent necessary to pay amounts owed pursuant to this Agreement); and (vii) regardless of whether there has been an Event of Default, execute on Borrower’s behalf any instruments, documents, financing statements to perfect Bank’s interests in the Financed Receivables and Collateral and do all acts and things necessary or expedient, as determined solely and exclusively by Bank, to protect or preserve, Bank’s rights and remedies under this Agreement, as directed by Bank.

3.	CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial Advance. Bank’s agreement to make the initial Advance is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, such documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including, without limitation, subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) a certificate of the Secretary of each Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement in form and substance substantially similar to that attached hereto as Exhibit D;

(b) [ intentionally omitted ];

(c) subordination agreements/intercreditor agreements by certain Persons;

(d) completed Disclosure Schedule;

(e) [ intentionally omitted ];

(f) [ intentionally omitted ];

(g) Account Control Agreement/ Investment Account Control Agreement;

(hi) insurance certificates;

(i) payment of the fees and Bank Expenses then due and payable;

(j) Certificate of Foreign Qualification (if applicable);

(k) Certificate of Good Standing/Legal Existence;

(l) the Facility Fee and Warrant Waiver Fee; and

(m) a Joint and Several Borrower Rider for each Borrower in form and substance substantially similar to that attached hereto as Exhibit C.

(n) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3.2 Conditions Precedent to all Advances. Bank’s agreement to make each Advance, including the initial Advance, is subject to the following:

(a) receipt of the Invoice Transmittal;

(b) the Lockbox shall be established, and with respect to the initial Advance, must be established at least thirty (30) days prior to the making by the Bank of the initial Advance;

(c) the Lockbox shall be maintained at all times;

(d) receipt of all accrued and unpaid fees, including, without limitation, the Renewal Fee and Collateral Handling Fee, and Bank Expenses;

(e) Bank shall have (at its option) conducted the confirmations and verifications as described in Section 2.1.1 (d); and

(f) each of the representations and warranties in Section 5 shall be true on the date of the Invoice Transmittal and on the effective date of each Advance and no Event of Default shall have occurred and be continuing, or result from the Advance. Each Advance is Borrower’s representation and warranty on that date that the representations and warranties in Section 5 remain true.

4.	CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower’s duties under the Loan Documents, a continuing security interest in, and pledges and assigns to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral.

Except as noted on the Disclosure Schedule, Borrower is not a party to, nor is bound by, any material license or other agreement with respect to which Borrower is the licensee that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such license or agreement or any other property. Without prior consent from Bank, Borrower shall not enter into, or become bound by, any such license or agreement which is reasonably likely to have a material impact on Borrower’s business or financial condition. Borrower shall take such steps as Bank requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for all such licenses or contract rights to be deemed “Collateral” and for Bank to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such license or agreement, whether now existing or entered into in the future.

If the Agreement is terminated, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If Borrower shall at any time, acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the brief details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to Bank.

4.2 Authorization to File Financing Statements. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, which financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5.	REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants as follows:

5.1 Due Organization and Authorization. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. Borrower represents and warrants to Bank that: (a) Borrower’s exact legal name is that indicated on the Disclosure Schedule and on the signature page hereof; and (b) Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Disclosure Schedule; and (c) the Disclosure Schedule accurately sets forth Borrower’s organizational identification number or accurately states that Borrower has none; and (d) the Disclosure Schedule accurately sets forth Borrower’s place of business, or, if more than one, its chief executive office as well as Borrower’s mailing address if different, and (e) all other information set forth on the Disclosure Schedule pertaining to Borrower is accurate and complete. If Borrower does not now have an organizational identification number, but later obtains one, Borrower shall forthwith notify Bank of such organizational identification number.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2 Collateral. Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects. Borrower has no deposit account, other than the deposit accounts with Bank and deposit accounts described in the Disclosure Schedule delivered to Bank in connection herewith. The Collateral is not in the possession of any third party bailee (such as a warehouse). Except as hereafter disclosed to Bank in writing by Borrower, none of the components of the Collateral shall be maintained at locations other than as provided in the Disclosure Schedule. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

5.3 Financed Receivables. Borrower represents and warrants for each Financed Receivable:

(a) Each Financed Receivable is an Eligible Account.

(b) Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

(c) The correct amount is on the Invoice Transmittal and is not disputed provided, however that, Bank will, on a case-by-case basis in its sole discretion, allow Borrower (upon Bank receiving notice from Borrower requesting that Bank make such an allowance) to make subsequent adjustments to the amounts on the delivered Invoice Transmittal in order to remedy immaterial miscalculations;;

(d) Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;

(e) Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

(f) There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

(g) Borrower reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

(h) Borrower has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

(i) Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral; and

(j) No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

5.4 Litigation. There are no actions or proceedings pending or, to the knowledge of Borrower’s Responsible Officers or legal counsel, threatened by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

5.5 No Material Deviation in Financial Statements. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower’s consolidated financial condition and Borrower’s consolidated results of operations. There has not been any material deterioration in Borrower’s consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.6 Solvency. Borrower is able to pay its debts (including trade debts) as they mature.

5.7 Regulatory Compliance. Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

5.8 Subsidiaries. Borrower does not own any stock, partnership interest or other equity securities except for Permitted Investments.

5.9 Full Disclosure. No written representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

6.	AFFIRMATIVE COVENANTS

Borrower shall do all of the following:

6.1 Government Compliance. Borrower shall maintain its and all Subsidiaries’ legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower’s business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2 Financial Statements, Reports, Certificates.

(a) Borrower shall deliver to Bank: (i) as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form acceptable to Bank; (ii) as soon as available, but no later than one hundred eighty (180) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) in the event that Borrower’s stock becomes publicly held, within five (5) days of filing, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission; (iv) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more; (v) prompt notice of any material change in the composition of the Intellectual Property Collateral, or the registration of any copyright, including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in the IP Agreement or knowledge of an event that materially adversely affects the value of the Intellectual Property Collateral; and (vi) budgets, sales projections, operating plans or other financial information reasonably requested by Bank, including, without limitation, a report of Borrower’s annual financial projections approved by Borrower’s Board of Directors, delivered to Bank as soon as available, but no later than 30 days after the last day of Borrower’s fiscal year.

(b) Within thirty (30) days after the last day of each month, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit B.

(c) Borrower will allow Bank to audit Borrower’s Collateral, including, but not limited to, Borrower’s Accounts and accounts receivable, at Borrower’s expense, upon reasonable notice to Borrower; provided, however, prior to the occurrence of an Event of Default, Borrower shall be obligated to pay for not more than one (1) audit per year; and provided, further, that Borrower shall not be obligated to pay for any Collateral audit until Bank makes an initial Advance hereunder, in which case, a Collateral audit shall be completed within 90 days from the date of such initial Advance at Borrower’s expense. After the occurrence of an Event of Default, Bank may audit Borrower’s Collateral, including, but not limited to, Borrower’s Accounts and accounts receivable at Borrower’s expense and at Bank’s sole and exclusive discretion and without notification and authorization from Borrower.

(d) Upon Bank’s request, provide a written report respecting any Financed Receivable, if payment of any Financed Receivable does not occur by its due date and include the reasons for the delay.

(e) Provide Bank with, as soon as available, but no later than thirty (30) days following each Reconciliation Period, an aged listing of accounts receivable and accounts payable by invoice date, in form acceptable to Bank.

6.3 Taxes. Borrower shall make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to such payments.

6.4 Insurance. Borrower shall keep its business and the Collateral insured for risks and in amounts, and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies shall have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank’s request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Bank’s option, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under this Section or to pay any amount or furnish any required proof of payment to third persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section and take any action under the policies Bank deems prudent.

6.5 Accounts.

(a) In order to permit Bank to monitor Borrower’s financial performance and condition, Borrower, and all Borrower’s Subsidiaries, shall maintain Borrower’s, and such Subsidiaries, primary depository and operating accounts and securities accounts with Bank which accounts shall represent at least             % of the dollar value of Borrower’s and such Subsidiaries accounts at all financial institutions. Any Guarantor shall maintain all depository, operating and securities accounts with Bank.

(b) Borrower shall identify to Bank, in writing, any bank or securities account opened by Borrower with any institution other than Bank. In addition, for each such account that Borrower or Guarantor at any time opens or maintains, Borrower shall, at Bank’s request and option, pursuant to an agreement in form and substance acceptable to Bank, cause the depository bank or securities intermediary to agree that such account is the collateral of Bank pursuant to the terms hereunder. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower’s employees.

6.6 [ Intentionally Omitted ].

6.7 Further Assurances. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7.	NEGATIVE COVENANTS

Borrower shall not do any of the following without Bank’s prior written consent.

7.1 Dispositions. Convey, sell, lease, transfer or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (i) of inventory in the ordinary course of business; (ii) of non-exclusive licenses and similar arrangements for the use of the property of Borrower or its Subsidiaries in the ordinary course of business; or (iii) of worn-out or obsolete equipment.

7.2 Changes in Business, Ownership, Management or Business Locations. Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or reasonably related thereto, or have a material change (which shall be any transfer of over 25% of the capital stock or other ownership interests) in its ownership (other than by the sale of Borrower’s equity securities in a public offering or to venture capital investors so long as Borrower identifies to Bank the venture capital investors prior to the closing of the investment), or management. Borrower shall not, without at least thirty (30) days prior written notice to Bank: (i) relocate its chief executive office, or add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Five Thousand Dollars ($5,000.00) in Borrower’s assets or property), or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization.

7.3 Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

7.4 Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

7.5 Encumbrance. Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein. The Collateral may also be subject to Permitted Liens.

7.6 Distributions; Investments. (i) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (ii) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

7.7 Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower’s business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm’s length transaction with a non-affiliated Person.

7.8 Subordinated Debt. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt, without Bank’s prior written consent.

7.9 Compliance. Become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8.	EVENTS OF DEFAULT

Any one of the following is an Event of Default:

8.1 Payment Default. Borrower fails to pay any of the Obligations when due;

8.2 Covenant Default.

(a) If Borrower fails to perform any obligation under Sections 2.2.7, 6.2 or 6.6 or violates any of the covenants contained in Section 7 of this Agreement, or

(b) If Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant, or agreement contained in this Agreement, in any of the Loan Documents, or in any other present or future agreement between Borrower and Bank and as to any default under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure such default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default (provided that no Advances will be made during such cure period);

8.3 Material Adverse Change. A Material Adverse Change occurs;

8.4 Attachment. (i) Any portion of Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (ii) the service of process upon Borrower seeking to attach, by trustee or similar process, any funds of Borrower on deposit with Bank, or any entity under the control of Bank (including a subsidiary); (iii) Borrower is enjoined, restrained, or prevented by court order from conducting any part of its business; (iv) a judgment or other claim becomes a Lien on a portion of Borrower’s assets; or (v) a notice of lien, levy, or assessment is filed against any of Borrower’s assets by any government agency and not paid within ten (10) days after Borrower receives notice;

8.5 Insolvency. (i) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (ii) Borrower begins an Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within thirty (30) days (but no Advances shall be made before any Insolvency Proceeding is dismissed);

8.6 Other Agreements. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount in excess of One Hundred Thousand Dollars ($100,000) or that could result in a Material Adverse Change;

8.7 Judgments. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least Two Hundred Thousand Dollars ($200,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of ten (10) days (provided that no Advances will be made prior to the satisfaction or stay of such judgment);

8.8 Misrepresentations. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document;

8.9 Subordinated Debt. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement with Bank, or any creditor that has signed a subordination agreement with Bank breaches any terms of the subordination agreement.

9.	BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b) Stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c) Settle or adjust disputes and claims directly with Account Debtors for amounts, on terms and in any order that Bank considers advisable and notify any Person owing Borrower money of Bank’s security interest in such funds and verify the amount of such account. Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit;

(d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral. Bank is hereby granted a non-exclusive, royalty-free license or other right to use, without charge, Borrower’s labels, patents, copyrights, mask works, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrower’s rights under all licenses and all franchise agreements inure to Bank’s benefit;

(g) Place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral; and

(h) Exercise all rights and remedies and dispose of the Collateral according to the Code.

9.2 Bank Expenses; Unpaid Fees. Any amounts paid by Bank as provided herein shall constitute Bank Expenses and are immediately due and payable, and shall bear interest at the Default Rate and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default. In addition, any amounts advanced hereunder which are not based on Financed Receivables (including, without limitation, unpaid fees and Finance Charges as described in Section 2.2) shall accrue interest at the Default Rate and be secured by the Collateral.

9.3 Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of collateral, Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person. Borrower bears all risk of loss, damage or destruction of the Collateral.

9.4 Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.5 Demand Waiver. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9.6 Default Rate. After the occurrence of an Event of Default, all Obligations shall accrue interest at the Applicable Rate plus five percent (5.0%) per annum (the “Default Rate”).

10.	NOTICES

Notices or demands by either party about this Agreement must be in writing and personally delivered or sent by an overnight delivery service, by certified mail postage prepaid return receipt requested, or by fax to the addresses listed at the beginning of this Agreement. A party may change notice address by written notice to the other party.

11.	CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in California and Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

12.	GENERAL PROVISIONS

12.1 Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement. Bank will provide notice to Borrower of any transfer by Bank under this Section.

12.2 Indemnification. Borrower hereby indemnifies, defends and holds Bank and its officers, employees, directors and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents, except for losses caused by Bank’s gross negligence or willful misconduct; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3 Right of Set-Off. Borrower hereby grants to Bank, a lien, security interest and right of setoff as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

12.4 Time of Essence. Time is of the essence for the performance of all Obligations in this Agreement.

12.5 Severability of Provision. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.6 Amendments in Writing; Integration. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

12.7 Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.8 [ Intentionally Omitted ].

12.9 Survival. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

12.10 Confidentiality. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrower; (ii) to prospective transferees or purchasers of any interest in the Advances (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee’s or purchaser’s agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.11 Attorneys’ Fees, Costs and Expenses. In any action or proceeding between Borrower and Bank arising out of the Loan Documents, the prevailing party will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13.	DEFINITIONS

13.1 Definitions. In this Agreement:

“Accounts” are all existing and later arising accounts, contract rights, and other obligations owed Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Account Debtor” is as defined in the Code and shall include, without limitation, any person liable on any Financed Receivable, such as, a guarantor of the Financed Receivable and any issuer of a letter of credit or banker’s acceptance.

“Adjusted Quick Ratio” is the ratio of Quick Assets to Current Liabilities minus Deferred Revenue minus the outstanding obligations under the Subordinated Notes.

“Adjustments” are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any Financed Receivable.

“Advance” is defined in Section 2.1.1.

“Advance Rate” eighty percent (80.0%), net of any offsets related to each specific Account Debtor, including, without limitation, Deferred Revenue, or such other percentage as Bank establishes under Section 2.1.1.

“Affiliate” is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Applicable Rate” is a per annum rate equal to the Prime Rate plus 1.0% per annum based upon a 360 day year.

“Bank Expenses” are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Borrower’s Books” are all Borrower’s books and records including ledgers, records regarding Borrower’s assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Business Day” is any day that is not a Saturday, Sunday or a day on which Bank is closed.

“Closing Date” is the date of this Agreement.

“Code” is the Uniform Commercial Code as adopted in California, as amended and as may be amended and in effect from time to time.

“Collateral” is any and all properties, rights and assets of Borrower granted by Borrower to Bank or arising under the Code, now, or in the future, in which Borrower obtains an interest, or the power to transfer rights, as described on Exhibit A.

“Collateral Handling Fee” is defined in Section 2.2.4.

“Collections” are all funds received by Bank from or on behalf of an Account Debtor for Financed Receivables.

“Compliance Certificate” is attached as Exhibit B.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Current Liabilities” is all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities which mature within one (1) year.

“Default Rate” is defined in Section 9.6.

“Deferred Revenue” is all amounts received or invoiced, as appropriate, in advance of performance under contracts and not yet recognized as revenue.

“Disclosure Schedule” is a certain Disclosure Schedule completed and delivered by Borrower to Bank in connection with this Agreement.

“Eligible Accounts” are billed Accounts in the ordinary course of Borrower’s business that meet all Borrower’s representations and warranties in Section 5.3, have been, at the option of Bank, confirmed in accordance with Section 2.1.1 (d), and are due and owing from Account Debtors deemed creditworthy by Bank in its good faith business judgement. Without limiting the fact that the determination of which Accounts are eligible hereunder is a matter of Bank discretion in each instance, Eligible Accounts shall not include the following Accounts (which listing may be amended or changed in Bank’s discretion with notice to Borrower):

(a) Accounts that the Account Debtor has not paid within ninety (90) days of invoice date;

(b) Accounts for an Account Debtor, fifty percent (50%) or more of whose Accounts have not been paid within ninety (90) days of invoice date;

(c) Accounts for which the Account Debtor does not have its principal place of business in the United States, unless agreed to by Bank in writing, in its sole discretion, on a case-by-case basis;

(d) Accounts for which the Account Debtor is a federal, state or local government entity or any department, agency, or instrumentality thereof except for Accounts of the United States if the payee has assigned its payment rights to Bank and the assignment has been acknowledged under the Assignment of Claims Act of 1940 (31 U.S.C. 3727);

(e) Accounts for which Borrower owes the Account Debtor, but only up to the amount owed (sometimes called “contra” accounts, accounts payable, customer deposits or credit accounts);

(f) Accounts for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if Account Debtor’s payment may be conditional;

(g) Accounts for which the Account Debtor is Borrower’s Affiliate, officer, employee, or agent;

(h) Accounts in which the Account Debtor disputes liability or makes any claim and Bank believes there may be a basis for dispute (but only up to the disputed or claimed amount), or if the Account Debtor is subject to an Insolvency Proceeding, or becomes insolvent, or goes out of business;

(i) Accounts for which Bank reasonably determines collection to be doubtful or any Accounts which are unacceptable to Bank for any reason in its reasonable discretion.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“Events of Default” are set forth in Article 8.

“Facility Amount” is Three Million Seven Hundred and Fifty Thousand Dollars ($3,750,000).

“Facility Fee” is defined in Section 2.2.2.

“Final Maturity Date” is a Maturity Date upon which no renewal of this Agreement takes place pursuant to the terms and conditions herein.

“Finance Charges” is defined in Section 2.2.3.

“Financed Receivables” are all those Eligible Accounts, including their proceeds which Bank finances and makes an Advance, as set forth in Section 2.1.1. A Financed Receivable stops being a Financed Receivable (but remains Collateral) when the Advance made for the Financed Receivable has been fully paid.

“Financed Receivable Balance” is the total outstanding gross face amount, at any time, of any Financed Receivable.

“GAAP” is generally accepted accounting principles.

“Good Faith Deposit” is defined in Section 2.2.8.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Invoice Transmittal” shows Eligible Accounts which Bank may finance and, for each such Account, includes the Account Debtor’s, name, address, invoice amount, invoice date and invoice number.

“IP Agreement” is a certain Intellectual Property Security Agreement executed and delivered by Borrower to Bank.

“Intellectual Property Collateral” is a defined in the IP Agreement.

“Lockbox” is defined in Section 2.2.7.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Material Adverse Change” is: (i) A material impairment in the perfection or priority of Bank’s security interest in the Collateral or in the value of such Collateral; (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of Borrower; or (iii) a material impairment of the prospect of repayment of any portion of the Obligations.

“Maturity Date” is 364 days from the date of this Agreement, and shall be extended automatically on each anniversary of the date of this Agreement if and only if: (1) all condition precedents under Section 3.2 have been satisfied in full as of such date; and (2) Borrower has paid in full to Bank as of such date the Renewal Fee.

“Obligations” are all advances, liabilities, obligations, covenants and duties owing, arising, due or payable by Borrower to Bank now or later under this Agreement or any other document, instrument or agreement, account (including those acquired by assignment) primary or secondary, such as all Advances, Finance Charges, Facility Fee, Collateral Handling Fee, interest, fees, expenses, professional fees and attorneys’ fees, or other amounts now or hereafter owing by Borrower to Bank.

“Permitted Indebtedness” is:

(a) Borrower’s indebtedness to Bank under this Agreement or the Loan Documents;

(b) Subordinated Debt;

(c) Indebtedness to trade creditors incurred in the ordinary course of business; and

(d) Indebtedness secured by Permitted Liens.

“Permitted Investments” are: (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue, (iv) any other investments administered through Bank.

“Permitted Liens” are:

(a) Liens arising under this Agreement or other Loan Documents;

(b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s security interests;

(c) Purchase money Liens (i) on equipment acquired or held by Borrower incurred for financing the acquisition of the equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(d) Leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of Borrower’s business, if the leases, subleases, licenses and sublicenses permit granting Bank a security interest;

(e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (d), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Prime Rate” is the greater of (i) four percent (4%) or (ii) Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate.

“Quick Assets” is, on any date, Borrower’s unrestricted cash, cash equivalents, net accounts receivable and investments with maturities of fewer than 12 months determined according to GAAP.

“Reconciliation Day” is the last calendar day of each month.

“Reconciliation Period” is each calendar month.

“Responsible Officer” is each of the Chief Executive Officer, President, Chief Financial Officer and Controller of Borrower.

“Subordinated Debt” is debt incurred by Borrower subordinated to Borrower’s debt to Bank (pursuant to a subordination agreement entered into between Bank, Borrower and the subordinated creditor), on terms acceptable to Bank.

“Subordinated Notes” means, collectively, each of: (1) those certain four New Investor Promissory Notes, dated as of December 10, 2004, made by Borrower in favor of Dan O’Donnell, Andrew Keery, Steve Ernst, andRobert Hoult in an aggregate principal amount of $801,900.00, (2) that certain New Seller Promissory Note, dated as of October 27, 2004, made by Borrower in favor of Dan O’Donnell, in a principal amount of $129,104.00, and (3) that certain Existing Investor Promissory Note, dated as of January 1, 2004, made by Borrower in favor of Triumph Capital, in a principal amount of $217,267.18.

“Subsidiary” is any Person, corporation, partnership, limited liability company, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Total Liabilities” is on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.

[ Remainder of Page Intentionally Left Blank ]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the State of California as of the date first above written.

BORROWER:

WALNUT VENTURES, INC.

By	/s/ Gary W. Bogatay, Jr.
Name:	Gary W. Bogatay, Jr.
Title:	CFO – Sec./Treasurer

CORPORATE CONSULTING SERVICES, INC.

By	/s/ Gary W. Bogatay, Jr.
Name:	Gary W. Bogatay, Jr.
Title:	CFO – Sec./Treasurer

INTERSEARCH GROUP, INC.

By	/s/ Gary W. Bogatay, Jr.
Name:	Gary W. Bogatay, Jr.
Title:	CFO – Sec./Treasurer

BANK:

SILICON VALLEY BANK

By	/s/ Kim Grossler
Name:	Kim Grossler
Title:	Relationship Manager

Disclosure Schedule to Loan and Security Agreement

The exact correct corporate name of Borrower is (attach a copy of the formation documents, e.g., articles, partnership agreement):_______________________

Borrower’s State of formation: ______________________________

Borrower has operated under only the following other names (if none, so state):_______________________________

All other address at which the Borrower does business are as follows (attach additional sheets if necessary and include all warehouse addresses):

___________________________________________________________________________________________________________

Borrower has deposit accounts and/or investment accounts located only at the following institutions:

____________________________________________________________________________________________________________

List Acct. Numbers:

____________________________________________________________________________________________________________

Liens existing on the Effective Date and disclosed to and accepted by Bank in writing:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

Investments existing on the Effective Date and disclosed to and accepted by Bank in writing:

___________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

Subordinated Debt:

Indebtedness on the Effective Date and disclosed to and consented to by Bank in writing:

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

____________________________________________________________________________________________________________

Borrower is not subject to litigation which would have a material adverse effect on the Borrower’s financial condition, except the following (attach additional comments, if needed):

____________________________________________________________________________________________________________

____________________________________________________________________________

Tax ID Number _______________________________

Organizational Number, if any:_______________________________

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following:

All goods, equipment, inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, general intangibles (including payment intangibles), accounts (including health-care receivables), documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

Any copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, now owned or later acquired; any patents, trademarks, service marks and applications therefor; trade styles, trade names, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrower’s books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral shall not be deemed to include any copyrights, copyright applications, copyright registration and like protection in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; any patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same, trademarks, servicemarks and applications therefore, whether registered or not, and the goodwill of the business of Borrower connected with and symbolized by such trademarks, any trade secret rights, including any rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; or any claims for damage by way of any past, present and future infringement of any of the foregoing (collectively, the “Intellectual Property”), except that the Collateral shall include the proceeds of all the Intellectual Property that are accounts, (i.e. accounts receivable) of Borrower, or general intangibles consisting of rights to payment, if a judicial authority (including a U.S. Bankruptcy Court) holds that a security interest in the underlying Intellectual Property is necessary to have a security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property, then the Collateral shall automatically, and effective as of the Effective Date, include the Intellectual Property to the extent necessary to permit perfection of Bank’s security interest in such accounts and general intangibles of Borrower that are proceeds of the Intellectual Property.

EXHIBIT B

SILICON VALLEY BANK

Compliance Certificate

I, as authorized officer of [ WALNUT VENTURES, INC. / CORPORATE CONSULTING SERVICES, INC. / INTERSEARCH GROUP, INC. ], (“Borrower”) certify under the Loan and Security Agreement (the “Agreement”) between Borrower and Silicon Valley Bank (“Bank”) as follows (all capitalized terms used herein shall have the meaning set forth in the Agreement):

Borrower represents and warrants for each Financed Receivable:

Each Financed Receivable is an Eligible Account.

Borrower is the owner with legal right to sell, transfer, assign and encumber such Financed Receivable;

The correct amount is on the Invoice Transmittal and is not disputed;

Payment is not contingent on any obligation or contract and Borrower has fulfilled all its obligations as of the Invoice Transmittal date;

Each Financed Receivable is based on an actual sale and delivery of goods and/or services rendered, is due to Borrower, is not past due or in default, has not been previously sold, assigned, transferred, or pledged and is free of any liens, security interests and encumbrances other than Permitted Liens;

There are no defenses, offsets, counterclaims or agreements for which the Account Debtor may claim any deduction or discount;

It reasonably believes no Account Debtor is insolvent or subject to any Insolvency Proceedings;

It has not filed or had filed against it Insolvency Proceedings and does not anticipate any filing;

Bank has the right to endorse and/ or require Borrower to endorse all payments received on Financed Receivables and all proceeds of Collateral.

No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement contained in the certificates or statement not misleading.

Additionally, Borrower represents and warrants as follows:

Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower’s organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

Borrower has good title to the Collateral, free of Liens except Permitted Liens. All inventory is in all material respects of good and marketable quality, free from material defects.

Borrower is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. None of Borrower’s or any Subsidiary’s properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to obtain or make such consents, declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

All representations and warranties in the Agreement are true and correct in all material respects on this date, and the Borrower represents that there is no existing Event of Default.

Sincerely,

Gary W. Bogatay, Jr.
Signature

Title CFO – Sec/Treasurer

Date 10/10/04

EXHIBIT C

SILICON VALLEY BANK

Joint and Several Borrower Rider

[ Please See Attached ]

EXHIBIT D

SILICON VALLEY BANK

SECRETARY’S CERTIFICATE OF RESOLUTION

I, as Secretary of WALNUT VENTURES, INC. / CORPORATE CONSULTING SERVICES, INC. / INTERSEARCH GROUP, INC., a Nevada/Nevada/Florida corporation, respectively (collectively, the “Corporation”), certify that at a meeting duly convened at which a quorum was present the following resolutions were adopted by the Board of Directors of the Corporation and that these resolutions have not been modified, amended, or rescinded and remain effective as of today’s date.

It is resolved that any one of the following officers of the Corporation, whose name, title and signature is below:

NAME	TITLE	SIGNATURE

Daniel M. O’Donnell	Chief Executive Officer	/s/ Daniel M. O’Donnell

Gary W. Bogatay, Jr.	Chief Financial Officer	/s/ Gary W. Bogatay, Jr.

may act for Borrower and:

Sell the corporation’s accounts receivable to Bank

Borrow money from Bank

Grant to Bank a security interest in any of the corporation’s assets

Execute and deliver certain agreements in connection with the sale of receivables, and granting of security interests.

Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive the Corporation’s right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

I certify that the persons listed above are the Corporation’s officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

X /s/ Daniel O’Donnell	12/20/04

*Secretary or Assistant Secretary	Date

X Gary W. Bogatay, Jr. 12/10/04

*	If the certifying officer is designated as a signer in these resolutions then another corporate officer must also sign.

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of April 5, 2005 by and among Walnut Ventures, Inc. (“Walnut”), Corporate Consulting Services, Inc. (“CCS”), Intersearch Group, Inc. (“Intersearch”), La Jolla Internet Properties, Inc. (“La Jolla”) and Silicon Valley Bank (“Bank”).

A. Whereas, Bank has heretofore made a loan to Walnut, CCS and Intersearch pursuant to, among other documents, a Loan and Security Agreement, dated December 10, 2004 (as may be amended, restated, or otherwise modified from time to time, the “Loan Agreement”). The Loan Agreement provided for, among other things, a Facility Amount in the original principal amount of Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000). Defined terms used but not otherwise defined herein shall have the same meanings as in the Loan Agreement.

Whereas, all indebtedness owing by Borrower to Bank shall be referred to as the “Indebtedness.”

Whereas, repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement.

Whereas, the above-described security documents and guaranties, together with all other documents securing repayment of the Indebtedness shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the “Loan Documents”.

B. Whereas, La Jolla desires to assume the obligations of Walnut, CCS and Intersearch under the Loan Documents, jointly and severally with Walnut, CCS and Intersearch.

NOW, THEREFORE, the parties hereto agree as follows:

1. Assumption. La Jolla hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Walnut, CCS and Intersearch, jointly and severally with Walnut, CCS and Intersearch under, based upon, or arising out of the Loan Documents and instruments and agreements relating thereto. La Jolla agrees to honor, perform and comply with, in all respects, all terms and provisions of all of the Loan Documents, to the same extent as though La Jolla were named therein jointly and severally with Walnut, CCS and Intersearch. All references in the Loan Documents to “Borrower” shall be deemed to refer to La Jolla, Walnut, CCS and Intersearch, jointly and severally. Furthermore, all present and future obligations of Walnut, CCS and Intersearch shall be deemed to refer to all present and future obligations of La Jolla, Walnut, CCS and Intersearch, jointly and severally.

2. Obligations. La Jolla acknowledges that the Obligations are due and owing to Bank from Walnut, CCS and Intersearch, and upon the execution of this Loan Modification Agreement are due and owing from La Jolla, Walnut, CCS and Intersearch jointly and severally, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.

3. Representations and Warranties. La Jolla hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of Walnut, CCS and Intersearch are true and correct on the date hereof with respect to La Jolla, with the same force and effect as if La Jolla were named as the borrower in the Loan Documents jointly and severally with Walnut, CCS and Intersearch.

C. GRANT OF SECURITY INTEREST.

La Jolla hereby grants to Bank a continuing security in all of its assets as described more particularly on Exhibit “A” to the Loan Agreement.

D. DESCRIPTION OF CHANGE IN TERMS.

Modification(s) to Loan Agreement.

1

1.	Section 10 entitled “Notices” is hereby amended in its entirety to read as follows:

Notices

Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested, or by telefacsimile to Borrower or to Bank, as the case may be, at its addresses set forth below:

If to Borrower:

Walnut Ventures, Inc.

250 Montgomery Street Suite 1200

San Francisco, CA 94104

Attn: Gary Bogatay

FAX: 415-869-5403

and

Corporate Consulting Services, Inc.

250 Montgomery Street Suite 1200

San Francisco, CA 94104

Attn: Gary Bogatay

FAX: 415-869-5403

and

Intersearch Group, Inc.

250 Montgomery Street Suite 1200

San Francisco, CA 94104

Attn: Gary Bogatay

FAX: 415-869-5403

and

La Jolla Internet Properties, Inc.

250 Montgomery Street Suite 1200

San Francisco, CA 94104

Attn: Gary Bogatay

FAX: 415-869-5403

If to Bank:

Silicon Valley Bank

3003 Tasman Drive

Santa Clara, CA 95054-1191

Attn:

FAX:

2

Subrogation and Similar Rights.

Notwithstanding any other provision of this Agreement or any other Loan Document, until payment to Bank in full and performance of all Obligations, each Borrower irrevocably waives all rights that it may have at law or in equity (including, without limitation, any law subrogating the Borrower to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by the Borrower with respect to the Obligations in connection with the Loan Documents or otherwise. Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 10 shall be null and void. If any payment is made to a Borrower in contravention of this Section 10, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

Waivers of Notice.

Each Borrower waives notice of acceptance hereof; notice of the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; notice of the amount of the Obligations outstanding at any time; notice of intent to accelerate; notice of acceleration; notice of any adverse change in the financial condition of any other Borrower or of any other fact that might increase the Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands to which the Borrower would otherwise be entitled. Each Borrower waives any defense arising from any defense of any other Borrower, or by reason of the cessation from any cause whatsoever of the liability of any other Borrower. Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith. Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower. Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of the Borrower’s risks hereunder. Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against another Borrower or any other Person liable to Borrower with respect to the Obligations in any manner or whatsoever until the Obligations are paid in full to Bank.

Subrogation Defenses.

Each Borrower waives the benefits, if any, of any statutory or common law rule that may permit a borrower to assert any defenses of a surety or guarantor, or that may give a borrower the right to require a senior creditor to marshal assets, and Borrower agrees that it shall not assert any such defenses or rights.

Right to Settle, Release.

(a) The liability of Borrower hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, or rights, if any, which Borrower may now or hereafter have against any other Person, including another Borrower, or property with respect to any of the Obligations.

3

(b) Without notice to any Borrower and without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to a Borrower, (ii) grant other indulgences to a Borrower in respect of the Obligations, (iii) modify in any manner any documents, relating to the Obligations with respect to a Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by a Borrower or any other Person, or (v) compromise, settle renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

5. General Provisions. This Agreement and the Loan Documents set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof. All agreements, covenants, representations and warranties, expressed or implied, oral and written, of the parties with regard to the subject matter hereof are contained herein and in the Loan Documents. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by either party to the other with respect to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representation, covenants, and warranties with respect to the subject matter hereof are waived, merged herein and therein and superseded hereby and thereby. This Loan Modification Agreement may not be modified or amended, nor may any rights hereunder be waived, except in a writing signed by the parties hereto. Without limiting the terms of the Loan Documents, La Jolla shall reimburse Bank for all costs, fees and expenses incurred by Bank in connection with the negotiations, preparation and conclusion of, and the enforcement of Bank’s rights and remedies under, this Agreement, any amendment hereof, and any agreements and documents relating hereto, including, but not limited to, reasonable attorneys’ fees, and all other costs, fees and expenses. La Jolla agrees to cooperate fully with Bank and take all further actions and execute all further documents from time to time as Bank may deem necessary or advisable to carry out the purposes of this Agreement.

6. Countersignature. This Loan Modification Agreement shall become effective only when it shall have been executed by La Jolla, Walnut, CCS, Intersearch and Bank.

IN WITNESS WHEREOF, the parties hereto have executed this Loan Modification Agreement as of the date first above written.

BORROWER: WALNUT VENTURES, INC.		BANK: SILICON VALLEY BANK

By:	/s/ Gary W. Bogatay, Jr.	By:	/s/ Brett Maver
Name:	Gary W. Bogatay, Jr.	Name:	Brett Maver
Title:	CFO/Secretary	Title:	Vice President

CORPORATE CONSULTING SERVICES, INC.

By:	/s/ Gary W. Bogatay, Jr.
Name:	Gary W. Bogatay, Jr.
Title:	CFO/Secretary

4

INTERSEARCH GROUP, INC.

By:	/s/ Gary W. Bogatay, Jr.
Name:	Gary W. Bogatay, Jr.
Title:	CFO/Secretary

LA JOLLA INTERNET PROPERTIES, INC.

By:	/s/ Gary W. Bogatay, Jr.
Name:	Gary W. Bogatay, Jr.
Title:	CFO/Secretary

5

CORPORATE BORROWING RESOLUTION

Borrower: La Jolla Internet Properties, Inc.	Bank: Silicon Valley Bank

the Secretary or Assistant Secretary of La Jolla Internet Properties, Inc. (“Borrower”), certify that Borrower is a corporation existing under the laws of the State of Nevada.

I certify that at a meeting of Borrower’s Directors (or by other authorized corporate action) duly held the following resolutions were adopted.

It is resolved that any one of the following officers of Borrower, whose name, title and signature is below:

NAME	TITLE	SIGNATURE

Gary Bogatay, Jr.	CFO/Secretary	/s/ Gary W. Bogatay, Jr.

may act for Borrower and:

Borrow Money/Sell Accounts Receivable. Borrow money from Silicon Valley Bank (“Bank”) and, or sell Borrower’s accounts receivable to Bank.

Execute Loan Documents. Execute any loan documents Bank requires.

Grant Security. Grant Bank a security interest in any of Borrower’s assets.

Negotiate Items. Negotiate or discount all drafts, trade acceptances, promissory notes, or other indebtedness in which Borrower has an interest and receive cash or otherwise use the proceeds.

Letters of Credit. Apply for letters of credit from Bank.

Foreign Exchange Contracts. Execute spot or forward foreign exchange contracts.

Issue Warrants. Issue warrants for Borrower’s stock.

Further Acts. Designate other individuals to request advances, pay fees and costs and execute other documents or agreements (including documents or agreement that waive Borrowers right to a jury trial) they think necessary to effectuate these Resolutions.

Further resolved that all acts authorized by these Resolutions and performed before they were adopted are ratified. These Resolutions remain in effect and Bank may rely on them until Bank receives written notice of their revocation.

I certify that the persons listed above are Borrower’s officers with the titles and signatures shown following their names and that these resolutions have not been modified are currently effective.

X /s/ Gary W. Bogatay, Jr.	4/18/05

*Secretary or Assistant Secretary	Date

X___________________________________________________

*	If the certifying officer is designated as a signer in these resolutions then another corporate officer must also sign.

SECOND AMENDMENT TO

AND ASSUMPTION

OF

LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO AND ASSUMPTION OF Loan and Security Agreement (this “Amendment”) is entered into this 15th day of December, 2005, by and among Silicon Valley Bank (“Bank”) and Walnut Ventures, Inc, a Nevada corporation (“Walnut”), Corporate Consulting Services, Inc., a Nevada Corporation (“CCS”), Intersearch Group, Inc, a Florida corporation (“Intersearch”) and La Jolla Internet Properties, Inc., a Nevada corporation “(La Jolla”) whose address is 250 Montgomery Street, Suite 1200, San Francisco, CA 94104 and Internet Revenue Services, Inc., a Nevada corporation (“IRS”). (Walnut, CCS, Intersearch and La Jolla are collectively referred to as “Original Borrower”) (IRS, together with Original Borrower, collectively and severally, “Borrower”).

RECITALS

A. Bank and Original Borrower have entered into that certain Loan and Security Agreement dated as of December 10, 2004, as amended by that certain Loan Modification by and between Bank and Original Borrower dated as of April 5, 2005 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”). Bank has extended credit to Original Borrower for the purposes permitted in the Loan Agreement.

B. Whereas, IRS desires to assume the obligations of Original Borrower under the Loan Documents, jointly and severally with Original Borrower (the “Transaction”).

C. In addition, Original Borrower and IRS further request that Bank amend the Loan Agreement to extend the Maturity Date.

E. Bank has agreed to give its written consent to the Transaction and to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Assumption.

IRS hereby assumes and agrees to pay and perform when due all present and future Obligations, jointly and severally with Original Borrower under, based upon, or arising out of the Loan Documents and instruments and agreements relating thereto. IRS agrees to honor, perform and comply with, in all respects, all terms and provisions of all of the Loan Documents, to the same extent as though IRS were named therein jointly and severally with Original Borrower. All references in the Loan Documents to “Borrower” shall be deemed to refer to IRS and Original Borrower, jointly and severally.

IRS acknowledges that the Obligations are due and owing to Bank from Original Borrower, and upon the execution of this Amendment are due and owing from IRS and Original Borrower, jointly and severally, without any defense, offset or counterclaim of any kind or nature whatsoever.

3. Amendments to Loan Agreement.

3.1 Section 10 entitled “Notices” is here by amended in part to include the following under “If to Borrower”:

Internet Revenue Services, Inc.

250 Montgomery Street, Suite 1200

San Francisco, CA 94104

3.2 Section 13 (Definitions). The following term and its respective definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Maturity Date” is March 7, 2006.

4. Limitation of Amendments.

4.1 The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Original Borrower delivered to Bank on the December 10, 2004 and the organizational documents of IRS delivered to Bank immediately prior to the execution of this Amendment remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrower;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of an amendment fee in an amount equal to $3,750.

8. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Walnut Ventures, Inc.

By:	/s/ Kim Crosslin	By:	/s/ Gary W. Bogatay, Jr.
Name:	Kim Crosslin	Name:	Gary W. Bogatay, Jr.
Title:	Relationship Manager	Title:	Secretary

Corporate Consulting Services, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	Secretary

Intersearch Group, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	Secretary

La Jolla Internet Properties, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	Secretary

Internet Revenue Services, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	Secretary

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 15th day of March, 2006, by and among Silicon Valley Bank (“Bank”) and Walnut Ventures, Inc. a Nevada corporation (“Walnut”), Corporate Consulting Services, Inc. a Nevada corporation (“CCS”), Intersearch Group, Inc. a Florida corporation (“Intersearch”), La Jolla Internet Properties, Inc. a Nevada corporation (“La Jolla”) and Internet Revenue Services, Inc., a Nevada corporation (“IRS”) (Walnut, CCS, Intersearch, La Jolla and IRS are collectively and severally, “Borrower”) whose address is 250 Montgomery Street, Suite 1200, San Francisco, CA 94104.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 10, 2004, as amended by that certain Loan Modification by and between Bank and Borrower dated as of April 5, 2005 and as further amended by that certain Second Amendment and Assumption to Loan and Security Agreement by and between Bank and Borrower dated as of December 15, 2005 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to extend the Maturity Date.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement.

2.1 Section 13 (Definitions). The following term and its respective definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Maturity Date” April 6, 2006.

3. Limitation of Amendment.

3.1 The amendments set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on December 10, 2004 and December 15, 2005 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective as of March 7, 2006 upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of an amendment fee in an amount equal to $1,250.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Walnut Ventures, Inc.

By:	/s/ Kim Crosslin	By:	/s/ Gary W. Bogatay, Jr.
Name:	Kim Crosslin	Name:	Gary W. Bogatay, Jr.
Title:	Relationship Manager	Title:	CFO

Corporate Consulting Services, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	CFO

Intersearch Group, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
Title:

La Jolla Internet Properties, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	CFO

Internet Revenue Services, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	CFO

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 10th day of April, 2006, by and among Silicon Valley Bank (“Bank”) and Walnut Ventures, Inc. a Nevada corporation (“Walnut”), Corporate Consulting Services, Inc. a Nevada corporation (“CCS”), Intersearch Group, Inc. a Florida corporation (“Intersearch”), La Jolla Internet Properties, Inc. a Nevada corporation (“La Jolla”) and Internet Revenue Services, Inc., a Nevada corporation (“IRS”) (Walnut, CCS, Intersearch, La Jolla and IRS are collectively and severally, “Borrower”) whose address is 250 Montgomery Street, Suite 1200, San Francisco, CA 94104.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 10, 2004, as amended by that certain Loan Modification by and between Bank and Borrower dated as of April 5, 2005, as amended by that certain Second Amendment and Assumption to Loan and Security Agreement by and between Bank and Borrower dated as of December 15, 2005 and as further amended by that certain Third Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of March 15, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to extend the Maturity Date.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement.

2.1 Section 13 (Definitions). The following term and its respective definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Maturity Date” June 5, 2006.

3. Limitation of Amendment.

3.1 The amendments set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on December 10, 2004 and December 15, 2005 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting

Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective as of April 6, 2006 upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of an amendment fee in an amount equal to $2,500.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Walnut Ventures, Inc.

By:	/s/ Kim Crosslin	By:	/s/ Gary W. Bogatay, Jr.
Name:	Kim Crosslin	Name:	Gary W. Bogatay, Jr.
Title:	Relationship Manager	Title:	CFO

Corporate Consulting Services, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	CFO

Intersearch Group, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	CFO

La Jolla Internet Properties, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	CFO

Internet Revenue Services, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	CFO

CONSENT AND FIFTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

This CONSENT, FORBEARANCE, AND FIFTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 12th day of June, 2006, by and between Silicon Valley Bank (“Bank”) and Walnut Ventures, Inc. a Nevada corporation (“Walnut”), Corporate Consulting Services, Inc. a Nevada corporation (“CCS”), Intersearch Group, Inc. a Florida corporation (“Intersearch”), La Jolla Internet Properties, Inc. a Nevada corporation (“La Jolla”) and Internet Revenue Services, Inc., a Nevada corporation (“IRS”) (Walnut, CCS, Intersearch, La Jolla and IRS are collectively and severally, “Borrower”) whose address is 222 Kearny Street, Suite 550, San Francisco, CA 94108.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 10, 2004, as amended by that certain Loan Modification by and between Bank and Borrower dated as of April 5, 2005, as amended by that certain Second Amendment and Assumption to Loan and Security Agreement by and between Bank and Borrower dated as of December 15, 2005 as amended by that certain Third Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of March 15, 2006, and as further amended by that certain Fourth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of April 10, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Borrower contemplates consummating a subordinated debt financing with Hambert Management Corporation and CapitalSouth Partners in an aggregate amount of up to $7,000,000 (the “Subordinated Debt Financing”).

C. Borrower has requested that Bank consent to the Subordinated Debt Financing. Although Bank is under no obligation to do so, Bank is willing to consent to the Subordinated Debt Financing.

D. Borrower has further requested that Bank amend the Loan Agreement to extend the Maturity Date. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Consent. Subject to the terms of Section 10 below, Bank hereby consents to the Subordinated Debt Financing and agrees that the Subordinated Debt Financing shall not, in and of itself, constitute an “Event of Default” under Section 7.4 of the Loan Agreement. Borrower shall deliver to the Bank a copy of all documents and agreements to which Borrower is a party executed in connection with the Subordinated Debt Financing and, at Banks’ reasonable request, any other agreements or documents related thereto.

3. Amendment to Loan Agreement.

3.1 Section 13 (Definitions). The following term and its respective definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Maturity Date” is August 4, 2006.

4. Limitation of Amendment.

4.1 The amendment set forth in Section 2, above, is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default other than the Existing Defaults has occurred and is continuing;

5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3 The organizational documents of Borrower delivered to Bank on the December10, 2004 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary action on the part of Borrower;

5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6. Prior Agreement. Except as expressly provided for in this Amendment, the Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Amendment is not a novation and the terms and conditions of this Amendment shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Amendment and the terms of such documents, the terms of this Amendment shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.

7. Release by Borrower.

7.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrower hereby forever relieves, releases, and discharges Bank and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

7.2 In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims which the creditor does not know or expect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

7.3 By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by Bank with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

7.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to Bank to enter into this Amendment, and that Bank would not have done so but for Bank’s expectation that such release is valid and enforceable in all events.

7.5 Borrower hereby represents and warrants to Bank, and Bank is relying thereon, as follows:

(a) Except as expressly stated in this Amendment, neither Bank nor any agent, employee or representative of Bank has made any statement or representation to Borrower regarding any fact relied upon by Borrower in entering into this Amendment.

(b) Borrower has made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Amendment are contractual and not a mere recital.

(d) This Amendment has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Amendment is signed freely, and without duress, by Borrower.

(e) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify Bank, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

8. Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

9. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

10. Effectiveness. This Amendment shall be deemed effective as of June 5, 2006 upon the due execution and delivery to Bank of this Amendment by each party hereto.

11. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of California.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Walnut Ventures, Inc.

By:	/s/ Kim Crosslin	By:	/s/ Gary W. Bogatay, Jr.
Name:	Kim Crosslin	Name:	Gary W. Bogatay, Jr.
Title:	Relationship Manager	Title:	CFO

Corporate Consulting Services, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	CFO

Intersearch Group, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	CFO

La Jolla Internet Properties, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	CFO

Internet Revenue Services, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	CFO

SIXTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 22nd day of August, 2006, by and among Silicon Valley Bank (“Bank”) and Walnut Ventures, Inc. a Nevada corporation (“Walnut”), InterSearch Corporate Services, Inc. (f/k/a Corporate Consulting Services, Inc.) a Nevada corporation (“ICS”), InterSearch Group, Inc. a Florida corporation (“Intersearch”), La Jolla Internet Properties, Inc. a Nevada corporation (“La Jolla”) and Internet Revenue Services, Inc., a Nevada corporation (“IRS”) (Walnut, ICS, Intersearch, La Jolla and IRS are collectively and severally, “Borrower”) whose address is 222 Kearny Street, Suite 550, San Francisco, CA 94108.

RECITALS

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 10, 2004, as amended by that certain Loan Modification by and between Bank and Borrower dated as of April 5, 2005, as amended by that certain Second Amendment to and Assumption of Loan and Security Agreement by and between Bank and Borrower dated as of December 15, 2005 and as amended by that certain Third Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of March 15, 2006 as amended by that certain Fourth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of April 10, 2006 and as further amended by that certain Consent and Fifth Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of June 12, 2006 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement to (i) renew the accounts receivable line of credit, (ii) reduce the Facility Amount and (iii) make certain other revisions to the Loan and Security Agreement as more fully set forth herein.

D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendment to Loan Agreement.

2.1 Section 2.2.3 (Finance Charges). The first sentence of Section 2.2.3 is amended in its entirety and replaced with the following:

Finance Charges. In computing Finance Charges on the Obligations under this Agreement, all Collections received by Bank shall be deemed applied by Bank on account of the Obligations one (1) Business Day after receipt of the collections.

2.2 Section 2.2.4 (Collateral Handling Fee, Warrant Waiver Fee and Renewal Fee). Section 2.2.4(a) is amended in its entirety and replaced with the following:

(a) Collateral Handling Fee. Borrower will pay to Bank a collateral handling fee equal to (a) 0.10% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year when the Adjusted Quick Ratio is equal to or greater than 1.25:1.00 but less than 1:50:1.00 for the prior quarter; or (b) 0.25% per month of the Financed Receivable Balance for each Financed Receivable outstanding based upon a 360 day year when the Adjusted Quick Ratio is less than 1.25:1.00 for the prior quarter, (the “Collateral Handling Fee”). The Collateral Handling Fee is payable when the Advance made based on such Financed Receivable is payable in accordance with Section 2.3 hereof. In computing Collateral Handling Fees under this agreement, all Collections received by Bank shall be deemed applied by Bank on account of Obligations one (1) Business Day after receipt of the Collections. After an Event of Default, the Collateral Handling Fee will increase an additional 0.50% effective immediately upon such Event of Default.

2.3 Section 13 (Definitions). The following terms and their respective definitions set forth in Section 13.1 are amended in their entirety and replaced with the following:

“Applicable Rate” is a per annum rate equal to the Prime Rate plus 0.75% per annum based upon a 360 day year.

“Facility Amount” is One Million Two Hundred Fifty Thousand Dollars (1,250,000).

“Maturity Date” is August 3, 2007.

“Subordinated Notes” means that certain Investment Agreement dated July 21, 2006 among CapitalSouth Partners Fund I, L.P., CapitalSouth Partners Fund II, L.P. and Harbert Mezzanine Partners II SBIC, LP in a principal amount of $7,000,000.00.

3. Limitation of Amendments.

3.1 The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on December 10, 2004, December 15, 2005 and August 22, 2006 remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective as of August 4, 2006 upon (a) the due execution and delivery to Bank of this Amendment by each party hereto and (b) Borrower’s payment of a renewal fee in an amount equal to $10,000.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		Walnut Ventures, Inc.

By:	/s/ Kim Crosslin	By:	/s/ Gary W. Bogatay, Jr.
Name:	Kim Crosslin	Name:	Gary W. Bogatay, Jr.
Title:	Relationship Manager	Title:	CFO

InterSearch Corporate Services, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	CFO

Intersearch Group, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	CFO

La Jolla Internet Properties, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	CFO

Internet Revenue Services, Inc.

		By:	/s/ Gary W. Bogatay, Jr.
		Name:	Gary W. Bogatay, Jr.
		Title:	CFO

Exhibit 10.3

INTERSEARCH GROUP, INC.

2005 EQUITY INCENTIVE PLAN

(Effective as of December 16, 2005)

Section 1. PURPOSE AND DEFINITIONS

(a) Purpose. The purpose of this InterSearch Group, Inc. 2005 Equity Incentive Plan (the “Plan”) is to advance the interests of the shareholders of the Company by enhancing the Company’s ability to attract, retain, and motivate persons who make or are expected to make important contributions to the Company and its Subsidiaries by providing such persons with equity ownership opportunities and performance-based incentives, thereby better aligning the interests of such persons with those of the Company’s shareholders. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Subsidiaries, the Company seeks to attract and retain on its Board persons of exceptional competence and to provide a further incentive to serve as a director of the Company.

(b) Definitions. The following terms shall have the following respective meanings unless the context requires otherwise:

(1) The term “Administrator” shall mean the Compensation Committee of the Board or such other committee, individual or individuals appointed or delegated authority pursuant to Section 2(a) to administer the Plan.

(2) The term “Affiliate” or “Affiliates” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(3) The term “Annual Grant” shall have the meaning set forth in Section (4)(f)(2).

(4) The term “Beneficial Owner” shall mean beneficial owner as defined in Rule 13d-3 under the Exchange Act.

(5) The term “Board” shall mean the Board of Directors of the Company.

(6) The term “Cause” shall have the meaning set forth in the Participant’s employment or other agreement with the Company, any Subsidiary or any Affiliate, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean (i) the continued failure by the Participant to substantially perform his or her duties and obligations to the Company or any Subsidiary or Affiliate after receipt of written notice from the Company concerning such conduct, including without limitation, repeated refusal to follow the reasonable directions of his or her employer, (ii) intentional violation of law in the course of performance of the duties of Participant’s employment with the Company or any Subsidiary or Affiliate, (iii) engagement in misconduct which is materially injurious to the Company or any Subsidiary or Affiliate (other than any such failure resulting from his or her incapacity due to physical or mental illness); (iv) fraud or material dishonesty against the Company or any Subsidiary or Affiliate; or (v) a conviction or plea of guilty or nolo contendere for the commission of a felony or a crime involving material dishonesty. Determination of Cause shall be made by the Administrator in its sole discretion.

(7) The term “Change in Control” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(A) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(B) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale. Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of (i) an Initial Public Offering or (ii) the consummation of any transaction or series of integrated transactions immediately following which the holders of the Stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(8) The term “Code” shall mean the Internal Revenue Code of 1986, or any successor thereto, as the same may be amended and in effect from time to time.

(9) The term “Company” shall mean InterSearch Group, Inc., a Florida corporation.

(10) The term “Employee” shall mean a person who is employed by the Company or any Subsidiary, including an officer or director of the Company or any Subsidiary who is also an employee of the Company or any Subsidiary.

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(11) The term “Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, as the same may be amended and in effect from time to time.

(12) The term “Fair Market Value” shall mean, with respect to a share of Stock, if the Stock is then listed and traded on a registered national or regional securities exchange, or quoted on The National Association of Securities Dealers’ Automated Quotation System (including The Nasdaq Stock Market’s National Market), the average closing price of a share of Stock on such exchange or quotation system for the five trading days immediately preceding the date of grant of an Option or Stock Appreciation Right, or, if Fair Market Value is used herein in connection with any event other than the grant of an Option or Stock Appreciation Right, then such average closing price for the five trading days immediately preceding the date of such event. If the Stock is not traded on a registered securities exchange or quoted in such a quotation system, the Administrator shall determine the Fair Market Value of a share of Stock.

(13) The term “Incentive Stock Option” means an option granted under this Plan and which is an incentive stock option within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute.

(14) The term “Initial Grant” shall have the meaning set forth in Section 4(f)(2).

(15) The term “Initial Public Offering” shall mean the date of the initial public offering of securities by the Company.

(16) The term “Non-Employee Director” shall mean any member of the Company’s Board who is not an employee of the Company or of any Affiliate of the Company.

(17) The term “Nonqualified Stock Option” shall mean an option granted under the Plan which is not an Incentive Stock Option.

(18) The term “Option” or “Options” shall mean the option to purchase Stock in accordance with Section 4 on such terms and conditions as may be prescribed by the Administrator, whether or not such option is an Incentive Stock Option.

(19) The term “Other Stock-Based Awards” shall mean awards of Stock or other rights made in accordance with Section 5 on such terms and conditions as may be prescribed by the Administrator.

(20) The term “Participant” shall mean any eligible person who is granted a Plan Award hereunder.

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(21) The term “Performance Goals” shall mean one or more business criteria based on individual, business unit, group, Company or other performance criteria selected by the Administrator.

(22) The term “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such terms shall not include (A) the Company or any Subsidiary corporation, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary corporation, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholder of the Company in substantially the same proportions as their ownership of stock of the Company.

(23) The term “Plan” shall mean the 2005 InterSearch Group, Inc. Equity Incentive Plan, as the same may be amended and in effect from time to time.

(24) The term “Plan Awards” or “Awards” shall mean awards or grants of stock Options and various other rights with respect to shares of Stock.

(25) The term “Stock Appreciation Right” shall mean the right to receive, without payment to the Company, an amount of cash or Stock as determined in accordance with Section 4, based on the amount by which the Fair Market Value of a share of Stock on the relevant valuation date exceeds the grant price.

(26) The term “Stock” shall mean shares of the Company’s common stock, par value $.001 per share.

(27) The term “Subsidiary” shall mean any “subsidiary corporation” within the meaning of Section 424(f) of the Code.

(28) The term “Ten Percent Shareholder” shall mean an individual who owns stock possessing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations within the meaning of Code Section 422.

Section 2. ADMINISTRATION AND PARTICIPANTS

(a) Administration. The Plan shall be administered by the Board of Directors or by any other committee appointed by the Board. If the Company has a class of securities registered under the Exchange Act, subject to the discretion of the Board, then such committee shall consist of not fewer than two members of the Board, each of whom shall qualify (at the time of appointment to the committee and during all periods of service on the committee) in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and as an outside director as defined in Section 162(m) of the Code and the regulations thereunder. The Administrator shall administer the Plan and perform such other functions as are assigned to it under the Plan. The Administrator is authorized, subject to the provisions of the Plan, from time to time to establish such rules

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and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and such interpretations of, and to take such steps in connection with, the Plan and the Plan Awards as it may deem necessary or advisable, in each case in its sole discretion. The Administrator’s decisions and determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not they are similarly situated. Any authority granted to the Administrator may also be exercised by the entire Board. To the extent that any permitted action taken by the Board conflicts with any action taken by the Administrator, the Board action shall control. To the extent permitted by applicable law and except for Awards granted to Persons who are subject to Section 16 of the Exchange Act, the Administrator may delegate any or all of its powers or duties under the Plan, including, but not limited to, its authority to make awards under the Plan to such person or persons as it shall appoint pursuant to such conditions or limitations as the Administrator may establish; provided, however, that the Administrator shall not delegate its authority to amend or modify the Plan pursuant to the provisions of Section 12(b) of the Plan. To the extent of any such delegation, the term “Administrator” when used herein shall mean and include any such delegate.

(b) Eligibility for Participation. Any Employee, director, officer, consultant, or advisor of the Company or its Subsidiaries may be granted Awards under the Plan, provided that consultants or advisors may only be granted Awards under the Plan if they are natural persons that provide bona fide services to the Company or its Subsidiaries. The Administrator shall designate each individual who will become a Participant. The Administrator’s designation of a Participant in any year shall not require the Administrator to designate such person to receive a Plan Award in any other year.

Section 3. STOCK AVAILABLE FOR PLAN AWARDS

(a) Stock Subject to Plan. The Stock to be subject to or related to Plan Awards may be either authorized and unissued shares or shares held in the treasury of the Company. The maximum number of shares of Stock with respect to which Plan Awards may be granted under the Plan, subject to adjustment in accordance with the provisions of Section 9, shall be 744,124 shares.

(b) Computation of Stock Available for Plan Awards. For the purpose of computing the total number of shares of Stock remaining available for Plan Awards under this Plan at any time while the Plan is in effect, the total number of shares determined to be available pursuant to subsections (a) and (c) of this Section 3 shall be reduced by, (1) the maximum number of shares of Stock subject to issuance upon exercise of outstanding Options or outstanding Stock Appreciation Rights granted under this Plan, and (2) the maximum number of shares of Stock related to outstanding Other Stock-Based Awards granted under this Plan, as determined by the Administrator in each case as of the dates on which such Plan Awards were granted.

(c) Terminated, Expired or Forfeited Plan Awards. The shares involved in the unexercised or undistributed portion of any terminated, expired or forfeited Plan Award shall be made available for further Plan Awards.

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Section 4. OPTIONS AND STOCK APPRECIATION RIGHTS

(a) Grant of Options.

(1) The Administrator, at any time and from time to time while the Plan is in effect, may grant Options to such Employees and other eligible individuals as the Administrator may select, subject to the provisions of this Section 4 and Section 3 of the Plan. Subject to any limitations set forth in the Plan, the Administrator shall have complete discretion in determining: (a) the eligible individuals to be granted an Option; (b) the number of shares of Stock to be subject to the Option; (c) whether the Option is to be an Incentive Stock Option or a Nonqualified Stock Option; provided that, Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary; and (d) any other terms and conditions of the Option as determined by the Administrator in its sole discretion.

(2) Unless otherwise determined by the Administrator, Incentive Stock Options: (a) will be exercisable at a purchase price per share of not less than One Hundred percent (100%) (or, in the case of a Ten Percent Shareholder, one hundred and ten percent (110%)) of the Fair Market Value of the Stock on the date of grant; (b) will be exercisable over not more than ten (10) years (or, in the case of a Ten Percent Shareholder, five (5) years) after the date of grant; (c) will terminate not later than three (3) months after the Participant’s termination of employment for any reason other than disability or death; (d) will terminate not later than twelve (12) months after the Participant’s termination of employment as a result of a disability (within the meaning of Code Section 424); and (e) will comply in all other respects with the provisions of Code Section 422.

(3) Nonqualified Stock Options will be exercisable at purchase prices of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant, unless otherwise determined by the Administrator. Nonqualified Stock Options will be exercisable during such periods or on such date as determined by the Administrator and shall terminate at such time as the Administrator shall determine. Nonqualified Stock Options shall be subject to such terms and conditions as are determined by the Administrator; provided that any Option granted to a Section 162(m) Participant shall either have a purchase price of not less than one hundred percent (100%) of the Fair Market Value of the Stock on the date of grant or be subject to the attainment of such Performance Goals as are established by the Administrator, unless otherwise determined by the Administrator.

(4) Each award agreement evidencing an Incentive Stock Option shall provide that, to the extent that the aggregate Fair Market Value of Stock (as determined on the date of the option grant) that may be purchased by a Participant for the first time during any calendar year pursuant to Incentive Stock Options granted under the Plan or any other plan of the Company or its Subsidiaries exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. This limitation shall be applied by taking stock options into account in the order in which they were granted.

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(b) Grant of Stock Appreciation Rights.

(1) The Administrator, at any time and from time to time while the Plan is in effect, may grant Stock Appreciation Rights to such Employees and other eligible individuals as it may select, subject to the provisions of this Section 4 and Section 3 of the Plan. Each Stock Appreciation Right may relate to all or a portion of a specific Option granted under the Plan and may be granted concurrently with the Option to which it relates or at any time prior to the exercise, termination or expiration of such Option (a “Tandem SAR”), or may be granted independently of any Option, as determined by the Administrator. If the Stock Appreciation Right is granted independently of an Option, the grant price of such right shall be the Fair Market Value of Stock on the date of grant of such Stock Appreciation Right; provided, however, that the Administrator may, in its discretion, fix a grant price in excess of the Fair Market Value of Stock on such grant date.

(2) Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive, without payment to the Company, either (A) that number of shares of Stock determined by dividing (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, multiplied by the amount by which the Fair Market Value of a share of Stock on the day the right is exercised exceeds the grant price (such amount being hereinafter referred to as the “Spread”), by (ii) the Fair Market Value of a share of Stock on the exercise date; or (B) cash in an amount determined by multiplying (i) the total number of shares of Stock subject to the Stock Appreciation Right being exercised by the Participant, by (ii) the amount of the Spread; or (C) a combination of shares of Stock and cash, in amounts determined as set forth in clauses (A) and (B) above, as determined by the Administrator in its sole discretion; provided, however, that, in the case of a Tandem SAR, the total number of shares of Stock that may be received upon exercise of a Stock Appreciation Right for Stock shall not exceed the total number of shares subject to the related Option or portion thereof, and the total amount of cash which may be received upon exercise of a Stock Appreciation Right for cash shall not exceed the Fair Market Value on the date of exercise of the total number of shares subject to the related Option or portion thereof.

(c) Terms and Conditions.

(1) Each Option and Stock Appreciation Right granted under the Plan shall be exercisable on such date or dates, during such period, for such number of shares and subject to such further conditions, including but not limited to the attainment of Performance Goals, as shall be determined by the Administrator in its sole discretion and set forth in the provisions of the award agreement with respect to such Option and Stock Appreciation Right; provided, however, that a Tandem SAR shall not be exercisable prior to or later than the time the related Option could be exercised; and provided, further, that in any event no Option or Stock Appreciation Right shall be exercised beyond ten (10) years from the date of grant.

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(2) The Administrator may impose such conditions as it may deem appropriate upon the exercise of an Option or a Stock Appreciation Right, including, without limitation, a condition that the Option or Stock Appreciation Right may be exercised only in accordance with rules and regulations adopted by the Administrator from time to time and consistent with the Plan.

(3) With respect to Options issued with Tandem SARs, the right of a Participant to exercise the Tandem SAR shall be cancelled if and to the extent the related Option is exercised, and the right of a Participant to exercise an Option shall be cancelled if and to the extent that shares of Stock covered by such Option are used to calculate shares or cash received upon exercise of the Tandem SAR.

(4) If any fractional share of Stock would otherwise be issued to a Participant upon the exercise of an Option or Stock Appreciation Right, the Participant shall be paid a cash amount equal to the same fraction of the Fair Market Value of the Stock on the date of exercise.

(5) In the event that any Option or Stock Appreciation Right granted hereunder is deemed to constitute deferred compensation within the meaning of Code section 409A, such Option or Stock Appreciation Right shall comply with the requirements of Code Section 409A and the provisions of such Code Section shall be deemed incorporated herein by reference to the extent required by law.

(d) Award Agreement. Each Option and Stock Appreciation Right shall be evidenced by an award agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time shall approve.

(e) Payment for Option Shares.

(1) Payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made in such manner as is provided in the applicable award agreement.

(2) Any payment for shares of Stock purchased upon exercise of an Option granted hereunder shall be made in cash. Notwithstanding the foregoing, if permitted by the Award Agreement or otherwise permitted by the Administrator, the payment may be made by delivery of shares of Stock beneficially owned by the Participant, or attestation by the Participant to the ownership of a sufficient number of shares of Stock, or by a combination of cash and Stock, at the election of the Participant; provided, however, that any shares of Stock so delivered or attested shall have been beneficially owned by the Participant for a period of not less than six (6) months prior to the date of exercise. Any such shares of Stock so delivered or attested shall be valued at their Fair Market Value on the date of such exercise. The Administrator shall determine whether and if so

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the extent to which actual delivery of share certificates to the Company shall be required. The Administrator also may authorize payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Stock may be issued directly to the Participant’s broker upon receipt of the Option purchase price in cash directly to the broker.

(3) To the extent that the payment of the exercise price for the Stock purchased pursuant to the exercise of an Option is made with shares of Stock as provided in Section 4(e)(2) of the Plan, then, at the discretion of the Administrator, the Participant may be granted a replacement Option under the Plan to purchase a number of shares of Stock equal to the number of shares tendered or attested to as permitted in Section 4(e)(2) hereof, with an exercise price per share equal to the Fair Market Value on the date of grant of such replacement Option and with a term extending to the expiration date of the original Option.

(f) Nonqualified Stock Option Awards to Non-Employee Directors.

(1) Each Non-Employee Director shall automatically be granted Nonqualified Stock Options under the Plan in the manner set forth in this Section 4(f). A Non-Employee Director may hold more than one Nonqualified Stock Option, but only on the terms and subject to any restrictions set forth herein.

(2) Except as otherwise provided by the Administrator, each Non-Employee Director shall, as of the day such person first becomes a member of the Board, automatically be granted a Non-Qualified Stock Option to purchase 60,000 shares of Stock (the “Initial Grant”); provided, however, that the date of the Initial Grant to Non-Employee Directors serving in such capacity as of the effective date of the Plan shall be on the effective date of the Plan. Further, except as otherwise provided by the Administrator, each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the first business day following the annual meeting of shareholders in each year during the time the Plan is in effect (beginning with the annual shareholders’ meeting in 2007), be granted a Non-Qualified Stock Option to purchase 45,000 shares of Stock (the “Annual Grant”), which number of shares shall be subject to adjustment in the manner provided in Section 9 of the Plan. If that number of shares of Stock available for grant under the Plan is not sufficient to accommodate the awards of Nonqualified Stock Options to Non-Employee Directors, then the remaining shares of Stock available for such automatic awards shall be granted to each Non-Employee Director who is to receive such an award on a pro-rata basis. No further grants shall be made until such time, if any, as additional shares of Stock become available for grant under the Plan.

(3) The exercise price per share for a Non-Qualified Stock Option granted to a Non-Employee Director under the Plan shall be equal to 100% of the Fair Market Value of a share of Stock on the date of grant of such Option.

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(4) Initial Grants shall vest and become exercisable immediately as to one-half of the Option shares and shall vest and become exercisable as to the remaining one-half of the Option shares on the first anniversary of the date of grant (subject to continued service as a director through such vesting date). Annual Grants shall vest and become exercisable with respect to 1/24th of the Option shares on and after the first day of each calendar month following the date of grant (subject to continued service as a director through such vesting date). Notwithstanding the foregoing, such Options shall terminate on the earlier of:

(A) ten years after the date of grant;

(B) ninety (90) calendar days after the Non-Employee Director ceases to be a director of the Company for any reason, including as a result of the Non-Employee Director’s death, disability or retirement; or

(C) upon the Non-Employee Director’s removal for Cause.

Section 5. STOCK AND OTHER STOCK-BASED AND COMBINATION AWARDS

(a) Grants of Other Stock-Based Awards. The Administrator, at any time and from time to time while the Plan is in effect, may grant Other Stock-Based Awards to such Employees or other eligible individuals as it may select. Such Plan Awards pursuant to which Stock is or may in the future be acquired, or Plan Awards valued or determined in whole or part by reference to or otherwise based on Stock, may include, but are not limited to, awards of restricted Stock or Plan Awards denominated in the form of “stock units”, grants of so-called “phantom stock” and options containing terms or provisions differing in whole or in part from Options granted pursuant to Section 4 of the Plan. Other Stock-Based Awards may be granted either alone, in addition to, in tandem with or as an alternative to any other kind of Plan Award, grant or benefit granted under the Plan or under any other employee plan of the Company or Subsidiary, including a plan of any acquired entity. Each Other Stock-Based Award shall be evidenced by an award agreement in such form as the Administrator may determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Administrator shall have the authority to determine the time or times at which Other Stock-Based Awards shall be made, the number of shares of Stock or stock units and the like to be granted or covered pursuant to such Plan Awards (subject to the provisions of Section 3 of the Plan) and all other terms and conditions of such Plan Awards, including, but not limited to, whether such Plan Awards shall be subject to the attainment of Performance Goals, and whether such Plan Awards shall be payable or paid in cash, Stock or otherwise. In the event that any Other Stock-Based Award granted hereunder is deemed to constitute deferred compensation within the meaning of Code section 409A, such Other Stock-Based Award shall comply with the requirements of Code Section 409A and the provisions of such Code Section shall be deemed incorporated herein by reference to the extent required by law.

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(c) Consideration for Other Stock-Based Awards. In the discretion of the Administrator, any Other Stock-Based Award may be granted as a Stock bonus for no consideration other than services rendered.

(d) Dividend Equivalents on Plan Awards.

(1) The Administrator may determine that a Participant to whom an Other Stock-Based Award is granted shall be entitled to receive payment of the same amount of cash that such Participant would have received as cash dividends if, on each record date during the performance or restriction period relating to such Plan Award, such Participant had been the holder of record of a number of shares of Stock subject to the Award (as adjusted pursuant to Section 9 of the Plan). Any such payment may be made at the same time as a dividend is paid or may be deferred until such later date as is determined by the Administrator in its sole discretion. Such cash payments are hereinafter called “dividend equivalents”.

(2) Notwithstanding the provisions of subsection (d)(1) of this Section 5, the Administrator may determine that, in lieu of receiving all or any portion of any such dividend equivalent in cash, a Participant shall receive an award of whole shares of Stock having a Fair Market Value approximately equal to the portion of such dividend equivalent that was not paid in cash. Certificates for shares of Stock so awarded may be issued as of the payment date for the related cash dividend or may be deferred until a later date, and the shares of Stock covered thereby may be subject to the terms and conditions of the Plan Award to which it relates (including but not limited to the attainment of any Performance Goals) and the terms and conditions of the Plan, all as determined by the Administrator in its sole discretion.

Section 6. AWARDS TO PARTICIPANTS OUTSIDE OF THE UNITED STATES

In order to facilitate the granting of Plan Awards to Participants who are foreign nationals or who reside or work outside of the United States of America, the Administrator may provide for such special terms and conditions, including without limitation substitutes for Plan Awards, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such substitutes for Plan Awards may include a requirement that the Participant receive cash, in such amount as the Administrator may determine in its sole discretion, in lieu of any Plan Award or share of Stock that would otherwise have been granted to or delivered to such Participant under the Plan. The Administrator may approve any supplements to, or amendments, restatements or alternative versions of the Plan as it may consider necessary or appropriate for purposes of this Section 6 without thereby affecting the terms of the Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such documents as having been approved and adopted pursuant to properly delegated authority; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provision that is inconsistent with the terms of the Plan as then in effect. Participants subject to the laws of a foreign jurisdiction may request copies of, or the right to view, any materials that are required to be provided by the Company pursuant to the laws of such jurisdiction.

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Section 7. PAYMENT OF PLAN AWARDS AND CONDITIONS THEREON

(a) Issuance of Shares. Certificates for shares of Stock issuable pursuant to a Plan Award shall be issued to and registered in the name of the Participant who received such Award. The Administrator may require that such certificates bear such restrictive legend as the Administrator may specify and be held by the Company in escrow or otherwise pursuant to any form of agreement or instrument that the Administrator may specify. If the Administrator has determined that deferred dividend equivalents shall be payable to a Participant with respect to any Plan Award pursuant to Section 5(d) of the Plan, then concurrently with the issuance of such certificates, the Company shall deliver to such Participant a cash payment or additional shares of Stock in settlement of such dividend equivalents.

(b) Substitution of Shares. Notwithstanding the provisions of this subsection (b) or any other provision of the Plan, the Administrator may specify that a Participant’s Plan Award shall not be represented by certificates for shares of Stock but shall be represented by rights approximately equivalent (as determined by the Administrator) to the rights that such Participant would have received if certificates for shares of Stock had been issued in the name of such Participant in accordance with subsection (a) of this Section 7 (such rights being called “Stock Equivalents”). Subject to the provisions of Section 9 of the Plan and the other terms and provisions of the Plan, if the Administrator shall so determine, each Participant who holds Stock Equivalents shall be entitled to receive the same amount of cash that such Participant would have received as dividends if certificates for shares of Stock had been issued in the name of such Participant pursuant to subsection (a) of this Section 7 covering the number of shares equal to the number of shares to which such Stock Equivalents relate. Notwithstanding any other provision of the Plan to the contrary, the Stock Equivalents may, at the option of the Administrator, be converted into an equivalent number of shares of Stock or, upon the expiration of any restriction period imposed on such Stock Equivalents, into cash, under such circumstances and in such manner as the Administrator may determine.

(c) Cooperation. Anything contained in the Plan to the contrary notwithstanding, if the employment of any Participant shall terminate, for any reason other than death, while any Plan Award granted to such Participant is outstanding hereunder, and such Participant has not yet received the Stock covered by such Plan Award or otherwise received the full benefit of such Plan Award, such Participant, if otherwise entitled thereto, shall receive such Stock or benefit only if, during the entire period from the date of such Participant’s termination to the date of such receipt, such Participant shall have made himself or herself available, upon request, at reasonable times and upon a reasonable basis, to consult with, supply information to, and otherwise cooperate with the Company; provided, however, that the failure to comply with such condition may at any time (whether before, at the time of or subsequent to termination of employment) be waived by the Administrator upon its determination that in its sole judgment there shall not have been and will not be any such substantial adverse effect.

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(d) Tax and Other Withholding. Prior to any distribution of cash, Stock or any other benefit available under a Plan Award (including payments under Section 5(d) and Section 7(b) of the Plan) to any Participant, appropriate arrangements (consistent with the Plan and any rules adopted hereunder) shall be made for the payment of any taxes and other amounts required to be withheld by federal, state or local law.

(e) Substitution. The Administrator, in its sole discretion, may substitute a Plan Award for another outstanding Plan Award or Plan Awards of the same or different type, so long as the substituted Plan Award is substantially equivalent in value to the outstanding Award for which the substitution is being made.

Section 8. NON-TRANSFERABILITY OF PLAN AWARDS

(a) Restrictions on Transfer of Awards. Plan Awards shall not be assignable or transferable by the Participant other than by will or by the laws of descent and distribution except that the Participant may, with the consent of the Administrator, transfer, without consideration, Plan Awards that do not constitute Incentive Stock Options to the Participant’s children, stepchildren, grandchildren, parent(s), stepparent(s), grandparent(s), spouse, sibling(s), mother-in-law, father-in-law, son(s)-in-law, daughter(s)-in-law, brother(s)-in-law or sister(s)-in-law, and to persons with whom the Participant has an adoptive relationship, (or to one or more trusts for the benefit of any such family members or to one or more partnerships in which any such family members are the only partners).

(b) Attachment and Levy. No Plan Award shall be subject, in whole or in part, to attachment, execution or levy of any kind, and any purported transfer in violation hereof shall be null and void. Without limiting the generality of the foregoing, no domestic relations order purporting to authorize a transfer of a Plan Award, or to grant to any person other than the Participant the authority to exercise or otherwise act with respect to a Plan Award, shall be recognized as valid.

Section 9. ADJUSTMENTS TO AWARDS

In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Stock subject to the Plan and which thereafter may be made the subject of Awards under

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the Plan, (ii) the number and type of Stock subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Notwithstanding the foregoing, with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that no such adjustment shall cause any Award hereunder that is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section; and provided further that Nonqualified Stock Options subject to grant or previously granted to Non-Employee Directors under Section 4(f) of the Plan at the time of any event described in the preceding sentence shall be subject to only such adjustments as shall be necessary to maintain the relative proportionate interest represented thereby immediately prior to any such event and to preserve, without exceeding, the value of such Options.

Section 10. TERMINATION OF EMPLOYMENT OR SERVICE OR CHANGE OF STATUS

(a) Termination of Employment or Service. In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

(b) Other Change in Employment Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status of n Participant, in the discretion of the Administrator. The Administrator shall follow any applicable provisions and regulations with respect to the treatment of Incentive Stock Options and the written policies of the Company (if any).

Section 11. UNFUNDED STATUS OF THE PLAN

Unless otherwise determined by the Administrator, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participant, any Non-Employee Director, or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Administrator) shall be no greater than the right of an unsecured general creditor of the Company.

Section 12. RIGHTS AS A SHAREHOLDER

A Participant shall not have any rights as a shareholder with respect to any share of Stock covered by any Plan Award until such Participant shall have become the holder of record of such share of Stock.

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Section 13. TERM, AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN AND AGREEMENTS

(a) Term. Unless the Plan is terminated earlier pursuant to subsection (b) of this Section 12, no Incentive Stock Options may be granted under the Plan after ten (10) years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the shareholders of the Company.

(b) Amendment, Modification and Termination of Plan. The Board may, at any time, amend or modify the Plan or any outstanding Plan Award, including without limitation, to authorize the Administrator to make Plan Awards payable in other securities or other forms of property of a kind to be determined by the Administrator, and such other amendments as may be necessary or desirable to implement such Plan Awards, and may terminate the Plan or any provision thereof; provided, however, that the approval of the shareholders of the Company shall be required for any amendment to the Plan to the extent required by applicable law, rules or regulations; and provided, further, that no amendment, alteration, suspension or termination may adversely affect the terms of any option previously granted without the consent of the affected Participant. Subject to the provisions of subsection (c) of this Section 12, the Administrator may, at any time and from time to time, amend or modify any outstanding Plan Award to the extent not inconsistent with the terms of the Plan.

(c) Limitation. Subject to the provisions of subsection (e) of this Section 12, no amendment to or termination of the Plan or any provision hereof, and no amendment or cancellation of any outstanding Plan Award, by the Board, the Administrator or the shareholders of the Company, shall, without the written consent of the affected Participant, adversely affect any outstanding Plan Award.

(d) Survival. The Administrator’s authority to act with respect to any outstanding Plan Award and the Board’s authority to amend the Plan shall survive termination of the Plan.

(e) Amendment for Changes in Law. Notwithstanding the foregoing provisions, the Board and Administrator shall have the authority to (i) amend outstanding Plan Awards and the Plan to take into account changes in law and tax and accounting rules as well as other developments and to comply with the requirements of, or satisfy an exception under, the statutory or regulatory requirements set forth in Code Section 409A, and (ii) grant Plan Awards that qualify for beneficial treatment under such rules, without shareholder approval (unless otherwise required by law or the applicable rules of any securities exchange on which the Stock is then traded) and without Participant consent.

Section 14. INDEMNIFICATION AND EXCULPATION

(a) Indemnification. Each person who is or shall have been a member of the Board and the Administrator shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or

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reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be or become a party or in which such person may be or become involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof (with the Company’s written approval) or paid by such person in satisfaction of a judgment in any such action, suit or proceeding, except a judgment in favor of the Company based upon a finding of such person’s lack of good faith; subject, however, to the condition that, upon the institution of any claim, action, suit or proceeding against such person, such person shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s behalf. The foregoing right of indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

(b) Exculpation. Each member of the Board and the Administrator, and each officer and employee of the Company, shall be fully justified in relying or acting in good faith upon any information furnished in connection with the administration of the Plan by any appropriate person or persons other than such person. In no event shall any person who is or shall have been a member of the Board, or the Administrator, or an officer or employee of the Company, be held liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

Section 15. EXPENSES OF PLAN

The entire expense of offering and administering the Plan shall be borne by the Company and its participating Subsidiaries; provided, that the costs and expenses associated with the redemption or exercise of any Plan Award, including but not limited to commissions charged by any agent of the Company, may be charged to the Participants.

Section 16. FINALITY OF DETERMINATIONS

Each determination, interpretation, or other action made or taken pursuant to the provisions of the Plan by the Board or the Administrator shall be final and shall be binding and conclusive for all purposes and upon all persons, including, but without limitation thereto, the Company, its Subsidiaries, the shareholders, the Administrator, the directors, officers, and employees of the Company and its Subsidiaries, the Participants, and their respective successors in interest.

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Section 17. NO RIGHTS TO CONTINUED EMPLOYMENT OR TO PLAN AWARD

(a) No Right to Employment. Nothing contained in this Plan, or in any booklet or document describing or referring to the Plan, shall be deemed to confer on any Participant the right to continue as an employee of the Company or any Subsidiary, whether for the duration of any performance period, restriction period, or vesting period under a Plan Award, or otherwise, or affect the right of the Company or Subsidiary to terminate the employment of any Participant for any reason.

(b) No Right to Award. No Employee or other person shall have any claim or right to be granted a Plan Award under the Plan. Receipt of an Award under the Plan shall not give a Participant or any other person any right to receive any other Plan Award under the Plan. A Participant shall have no rights in any Plan Award, except as set forth herein and in the applicable award agreement.

Section 18. ACCELERATED VESTING IN CONNECTION WITH A CHANGE IN CONTROL.

In the event of a Change in Control, any outstanding Option that is not assumed or continued, or an equivalent option or right is not substituted therefor pursuant to the Change in Control transaction’s governing document, shall become fully vested and exercisable “immediately prior to” the effective date of such Change in Control and shall expire upon the effective date of such Change in Control. For purposes of this Section 18, “immediately prior to” shall mean sufficiently in advance of the Change in Control transaction such that there will be time for each affected Participant to exercise his or her Option and participate in the Change in Control transaction in the same manner as all other holders of Stock. If an Option becomes fully vested and exercisable immediately prior to a Change in Control, the Administrator shall notify the affected Participant in writing or electronically that the Option has become fully vested and exercisable, and that the Option will terminate upon the Change in Control.

Unless otherwise determined by the Administrator and evidenced in an Award Agreement, in the event that (i) a Change in Control occurs and (ii) the Participant’s employment is terminated by the Company, its successor or Affiliate thereof without Cause on or after the effective date of the Change in Control but prior to 12 months following such Change in Control, then:

(a) any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable and all outstanding Awards shall remain exercisable for one year following such date of termination of employment or service but in no event beyond the original terms of the Award and shall thereafter terminate; and

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(b) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any Award other than an Award described in (a) granted under the Plan shall lapse and such Awards shall be deemed fully vested and performance conditions imposed with respect to such Awards shall be deemed to be fully achieved.

Section 19. GOVERNING LAW AND CONSTRUCTION

The Plan and all actions taken hereunder shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Florida without regard to principles of conflict of laws. Titles and headings to Sections are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of the Plan.

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AMENDMENT NO. 1 TO INTERSEARCH GROUP, INC. 2005 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 1 to the InterSearch Group, Inc. (the “Company”) 2005 Equity Incentive Plan (the “Plan”) amends the Plan as set forth below effective as of the effective date of the approval of the Company’s shareholders. All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The second sentence of Section 3(a) of the Plan is hereby amended in its entirety to read as follows:

“The maximum number of shares of Stock with respect to which Plan Awards may be granted under the Plan, subject to adjustment in accordance with the provisions of Section 9, shall be 1,744,124 shares.”

2. Section 3(c) of the Plan is hereby amended in its entirety to read as follows:

“The shares of Stock involved in the unexercised or undistributed portion of any terminated, expired or forfeited Plan Award shall be made available for further Plan Awards. After the effective date of the Plan, if any shares of Stock subject to awards granted under the Company’s 2004 Equity Incentive Plan, as amended, would again become available for new grants under the terms of such plan as if that plan had remained in effect after its termination date, then those shares of Stock will be available for the purpose of granting Awards under this Plan, thereby increasing the number of shares of Stock available for issuance under this Plan as determined under the second sentence of Section 3(a). Any such shares of Stock will not be available for future awards under the terms of the Company’s 2004 Equity Incentive Plan, as amended.”

3. Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force and effect.

AMENDMENT NO. 2 TO INTERSEARCH GROUP, INC.

2005 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 2 to the InterSearch Group, Inc. (the “Company”) 2005 Equity Incentive Plan (the “Plan”) amends the Plan as set forth below effective as of July 27, 2006. All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The third sentence of Section 4(f)(4) is hereby amended in its entirety to read as follows:

“Notwithstanding the foregoing, except as otherwise provided by the unanimous approval of the Board, such Options shall terminate on the earlier of:

(A) ten years after the date of grant;

(B) ninety (90) calendar days after the Non-Employee Director ceases to be a director of the Company for any reason, including as a result of the Non-Employee Director’s death, disability or retirement; or

(C) upon the Non-Employee Director’s removal for Cause.”

2. Section 9 is hereby amended in its entirety to read as follows:

“In the event of any dividend or other distribution (whether in the form of cash, Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event affects the Stock, the Administrator shall adjust the Plan or Award in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or Award. In such case, the Administrator may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Stock subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of Stock subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

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provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Notwithstanding the foregoing, with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that no such adjustment shall cause any Award hereunder that is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section; and provided further that Nonqualified Stock Options subject to grant or previously granted to Non-Employee Directors under Section 4(f) of the Plan at the time of any event described in the preceding sentence shall be subject to only such adjustments as shall be necessary to maintain the relative proportionate interest represented thereby immediately prior to any such event and to preserve, without exceeding, the value of such Options.”

3. Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force and effect.

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AMENDMENT NO. 3 TO INTERSEARCH GROUP, INC.

2005 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 3 to the InterSearch Group, Inc. (the “Company”) 2005 Equity Incentive Plan (the “Plan”) amends the Plan as set forth below effective as of the effective date of the approval of the Board of Directors of the Company.

All capitalized terms not specifically defined in this Amendment shall have the meanings provided to them in the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. The second sentence of Section 1(b)(12) of the Plan is hereby amended in its entirety to read as follows:

“(12) The term “Fair Market Value” shall mean, with respect to a share of Stock: (i) if the Stock is listed on one or more established stock exchanges or national market systems, including, without limitation, the American Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market, or the New York Stock Exchange, its Fair Market Value shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Stock is listed on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (ii) if the Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the high bid and low asked prices for the Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (iii) in the absence of an established market for the Stock of the type described in (i) and (ii), above, the Fair Market Value shall be determined by the Administrator in good faith.”

2. Except to the extent amended hereby, the terms and provisions of the Plan shall remain in full force and effect.

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

INTERSEARCH GROUP, INC.

INCENTIVE STOCK OPTION AGREEMENT

InterSearch Group, Inc., a Florida corporation (the “Company”), hereby grants to the individual named below an option (the “Option Agreement”) to purchase certain shares of                      Stock of the Company pursuant to the InterSearch Group, Inc. 2005 Equity Incentive Plan, in the manner and subject to the provisions of this Option Agreement. Capitalized terms used but not defined herein shall have the meaning given to them in the Plan.

1.	Definitions:

(a)	“Code” shall mean the Internal Revenue Code of 1986, as amended. (All references to Sections of the Code are to such Sections as they may from time to time be amended or renumbered.)

(b)	“Company” shall mean InterSearch Group, Inc., a Florida corporation, and any successor corporation thereto.

(c)	“Date of Option Grant” shall mean , 200 .

(d)	“Disability” shall mean disability within the meaning of Section 22(e)(3) of the Code, as determined by the Board in its sole discretion under procedures established by the Board of Directors of the Company.

(e)	“Exercise Price” shall mean ($ ) per share as adjusted from time to time pursuant to the Plan.

(f)	“Number of Option Shares” shall mean ( ) shares of Stock of the Company as adjusted from time to time pursuant to the Plan.

(g)	“Option Term Date” shall mean the date ten (10) years after the Date of Option Grant.

(h)	“Optionee” shall mean .

(i)	“Participating Company” shall mean (i) the Company and (ii) any present or future parent and/or subsidiary corporation of the Company while such corporation is a parent or subsidiary of the Company. For purposes of this Option Agreement, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Code.

(j)	“Participating Company Group” shall mean at any point in time all corporations collectively which are then a Participating Company.

(k)	“Plan” shall mean the InterSearch Group, Inc. 2005 Equity Incentive Plan, as amended from time to time.

2.	Status of the Option. This Option is intended to be an incentive stock option as described in Section 422 of the Code, but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

3.	Administration. All questions of interpretation concerning this Option Agreement shall be determined by the Board of Directors of the Company (the “Board”) and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted in the Plan, other than the power to terminate or amend the Plan as provided in the Plan, subject to the terms of the Plan and any applicable limitations imposed by law. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation or election.

4.	Exercise and Vesting of the Option.

(a)	Right to Exercise. The Option shall vest and become exercisable from time to time, subject to the schedule set forth below, in whole or in part, and subject to the termination provisions of Paragraphs 6 and 7 hereof:

(i)	On or after , the Option shall be vested and may be exercised to purchase up to % of the Number of Option Shares.

(ii)	Thereafter, on each [day/month] beginning on , the Option shall vest with respect to % of the Number of Option Shares. This provision shall be interpreted such that on or after , the Option shall be vested and may be exercised with respect to 100% of the Number of Option Shares (assuming that none of the Options have been previously exercised).

The schedule set forth above is cumulative, so that shares as to which the Option has become exercisable on and after a date indicated by the schedule may be purchased pursuant to exercise of the Option at any subsequent date prior to termination of the Option. The Option may be exercised at any time and from time to time to purchase up to the number of shares as to which it is then exercisable.

Notwithstanding the foregoing, if the aggregate fair market value, determined as of the Date of Option Grant, of the stock with respect to which the Optionee may exercise incentive stock options (determined without regard to this provision) for the first time during any calendar year (under this Plan or under any other plan of the Participating Company Group), as determined in accordance with Section 422(d) of the Code, shall exceed one hundred thousand dollars ($100,000), the Option shall be deemed a nonqualified stock option to the extent of such excess.

(b)	Method of Exercise. The Option shall be exercised by written notice to the Company in the form of Exhibit A hereto stating the election to exercise the Option, the Number of Option Shares for which the Option is being exercised and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required by the Company. The written notice must be signed by the Optionee and must be delivered in person or by certified or registered mail, return receipt requested, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in Paragraph 6 hereof, accompanied by (i) full payment of the exercise price for the number of shares being purchased and (ii) an executed copy, if required herein, of the then current form of joint escrow instructions referenced below.

(c)	Form of Payment of Option Price. Such payment shall be made in cash, check or cash equivalent or in any other form as may be permitted by the Board in its sole discretion.

(d)

Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes payroll withholding and otherwise agrees to make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired on exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired on exercise of the Option.

(e)	Certificate Registration. The certificate or certificates for the shares as to which the Option shall be exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

(f)	Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of the shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Option may be exercised unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.

THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.

As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(g)	Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

5.	Non-Transferability of the Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

6.	Termination of the Option. The Option shall terminate and may no longer be exercised on the first to occur of (a) the Option Term Date as defined above or (b) the last date for exercising the Option following termination of employment as described in Paragraph 7 hereof.

7.	Termination of Employment.

(a)	Termination of the Option. Except as otherwise provided in the Plan, if the Optionee ceases to be an employee of the Participating Company Group for any reason except death or Disability, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee within three (3) months after the date on which the Optionee’s employment terminates, but in any event no later than the Option Term Date. If the Optionee’s employment with the Participating Company Group is terminated because of the death or Disability of the Optionee, the Option, to the extent unexercised and exercisable by the Optionee on the date on which the Optionee ceased to be an employee, may be exercised by the Optionee (or the Optionee’s legal representative) at any time prior to the expiration of twelve (12) months from the date the Optionee’s employment terminated, but in any event no later than the Option Term Date. The Optionee’s employment shall be deemed to have terminated on account of death if the Optionee dies within three (3) months after the Optionee’s termination of employment. This Paragraph shall be interpreted such that the Option ceases to vest on the date on which the Optionee ceases to be an employee of the Participating Company Group (pursuant to this Paragraph 7) for any reason, notwithstanding any period after such cessation of employment during which the Option may remain exercisable as provided in this Paragraph 7.

(b)	Termination of Employment Defined. For purposes of this Paragraph 7, the Optionee’s employment shall be deemed to have terminated either upon an actual termination of employment or upon the Optionee’s employer ceasing to be a Participating Company.

(c)	Exercise Prevented by Law. Except as provided in this Paragraph 7, the Option shall terminate and may not be exercised after the Optionee’s employment with the Participating Company Group terminates unless the exercise of the Option in accordance with this Paragraph 7 is prevented by the provisions of Paragraph 4(f) hereof. If the exercise of the Option is so prevented, the Option shall remain exercisable until three (3) months after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Option Term Date.

(d)	Optionee Subject to Section 16(b). Notwithstanding the foregoing, if the exercise of the Option within the applicable time periods set forth above would subject the Optionee to suit under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which the Optionee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Optionee’s termination of employment, or (iii) the Option Term Date.

(e)	Leave of Absence. For purposes hereof, the Optionee’s employment with the Participating Company Group shall not be deemed to terminate if the Optionee takes any military leave, sick leave, or other bona fide leave of absence approved by the Company of ninety (90) days or less. In the event of a leave in excess of ninety (90) days, the Optionee’s employment shall be deemed to terminate on the ninety-first (91st) day of the leave unless the Optionee’s right to reemployment with the Participating Company Group remains guaranteed by statute or contract.

8.	Rights as a Stockholder or Employee. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in the Plan. Nothing in the Option shall confer upon the Optionee any right to continue in the employ of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee’s employment at any time.

9.	Notice of Sales Upon Disqualifying Disposition. The Optionee shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement. In addition, the Optionee shall promptly notify the Chief Financial Officer of the Company if the Optionee disposes of any of the shares acquired pursuant to the Option within one (1) year from the date the Optionee exercises all or part of the Option or within two (2) years of the date of grant of the Option. Until such time as the Optionee disposes of such shares in a manner consistent with the provisions of this Option Agreement, the Optionee shall hold all shares acquired pursuant to the Option in the Optionee’s name (and not in the name of any nominee) for the one-year period immediately after exercise of the Option and the two-year period immediately after grant of the Option. At any time during the one-year or two-year periods set forth above, the Company may place a legend or legends on any certificate or certificates representing shares acquired pursuant to the Option requesting the transfer agent for the Company’s stock to notify the Company of any such transfers. The obligation of the Optionee to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate or certificates pursuant to the preceding sentence.

10.	Legends. The Company may at any time place legends referencing any applicable federal or state securities law restriction on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of stock acquired pursuant to the Option in the possession of the Optionee in order to effectuate the provisions of this Paragraph. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

(a)

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE

REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SHARES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SHARES REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

(b)	THE SHARES EVIDENCED BY THIS CERTIFICATE WERE ISSUED BY THE CORPORATION TO THE REGISTERED HOLDER UPON EXERCISE OF AN INCENTIVE STOCK OPTION AS DEFINED IN SECTION 422 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE TRANSFER AGENT FOR THE SHARES EVIDENCED HEREBY SHALL NOTIFY THE CORPORATION IMMEDIATELY OF ANY TRANSFER OF THE SHARES BY THE REGISTERED HOLDER HEREOF MADE ON OR BEFORE THE REGISTERED HOLDER SHALL HOLD ALL SHARES PURCHASED UNDER THE OPTION IN THE REGISTERED HOLDER’S NAME (AND NOT IN THE NAME OF ANY NOMINEE) FOR A PERIOD OF ONE YEAR FROM THE DATE OF EXERCISE OF THE OPTION OR TWO YEARS FROM THE DATE OF GRANT OF THE OPTION.

11.	Initial Public Offering. The Optionee hereby agrees that in the event of an Initial Public Offering of stock made by the Company under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time as may be established by the underwriter for such initial public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such initial public offering. The foregoing limitation shall not apply to shares registered under the Securities Act.

12.	Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

13.	Termination or Amendment. The Board may terminate or amend this Option Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee unless such amendment is required to enable the Option to qualify as an Incentive Stock Option or to comply with any change in law or tax and accounting rules, including the provisions of Code Section 409A.

14.	Integrated Agreement. This Option Agreement and the Plan constitutes the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein, and there are no other agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to the subject matter contained herein other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

15.	Terms and Conditions of Plan. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Option Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

16.	Applicable Law. This Option Agreement shall be governed by the laws of the State of Florida as such laws are applied to agreements entered into and performed entirely within the State of Florida and without regard to the rules of such State regarding choice of laws.

17.	Effect of Certain Transactions. Notwithstanding anything to contrary in this Option Agreement, in the event that the Optionee has entered into a nondisclosure, invention and/or non-competition agreement with the Company, either separately or as part of an employment agreement, and the Optionee breaches any such agreement, the Optionee shall forfeit all of Number of Option Shares granted pursuant to this Option Agreement, whether or not vested or exercisable.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

SIGNATURE PAGES TO FOLLOW.]

SEPARATE SIGNATURE PAGE TO INTERSEARCH GROUP, INC.

INCENTIVE STOCK OPTION AGREEMENT

INTERSEARCH GROUP, INC.

By:
Daniel O’Donnell
President

The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and hereby accepts the Option Agreement subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company made in good faith upon any questions arising under this Option Agreement.

The undersigned hereby acknowledges receipt of a copy of the Plan.

Date:
[Name of Optionee]

EXHIBIT A

[Date]

InterSearch Group, Inc.

______________________

______________________

Attn: President

Re:	Exercise of Incentive Stock Option

Dear Sirs:

Pursuant to the terms and conditions of the Incentive Stock Option Agreement dated as of                              , 200    (the “Agreement”), between                    (“Optionee”) and InterSearch Group, Inc. (the “Company”), Optionee hereby agrees to purchase                     shares (the “Shares”) of the                     Stock of the Company and tender payment in full for such shares in accordance with the terms of the Agreement.

The Shares are being issued to Optionee in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “1933 Act”). In connection with such purchase, Optionee represents, warrants and agrees as follows:

1.	The Shares are being purchased for the Optionee’s own account and not for the account of any other person, with the intent of holding the Shares for investment and not with the intent of participating, directly or indirectly, in a distribution or resale of the Shares or any portion thereof.

2.	The Optionee is not acquiring the Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon independent examination and judgment as to the prospects of the Company.

3.	The Optionee has had complete access to and the opportunity to review all material documents related to the business of the Company, has examined all such documents as the Optionee desired, is familiar with the business and affairs of the Company and realizes that any purchase of the Shares is a speculative investment and that any possible profit therefrom is uncertain.

4.	The Optionee has had the opportunity to ask questions of and receive answers from the Company and its executive officers and to obtain all information necessary for the Optionee to make an informed decision with respect to the investment in the Company represented by the Shares.

5.	The Optionee is able to bear the economic risk of any investment in the Shares, including the risk of a complete loss of the investment, and the Optionee acknowledges that he or she may need to continue to bear the economic risk of the investment in the Shares for an indefinite period.

6.	The Optionee understands and agrees that the Shares are being issued and sold to the Optionee without registration under any state or federal laws relating to the registration of securities, in reliance upon exemptions from registration under appropriate state and federal laws based in part upon the representations of the Optionee made herein.

7.	The Company is under no obligation to register the Shares or to comply with any exemption available for sale of the Shares by the Optionee without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to any sale of the Shares by the Optionee.

8.	The Optionee has not relied upon the Company or an employee or agent of the Company with respect to any tax consequences related to exercise of this Option or the disposition of the Shares. The Optionee assumes full responsibility for all such tax consequences and the filing of all tax returns and elections the Optionee may be required to or find desirable to file in connection therewith.

Very truly yours,

[Name of Optionee]

[Address of Optionee]

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

INTERSEARCH GROUP, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

InterSearch Group, Inc., a Florida corporation (the “Company”), hereby grants to the individual named below an option (the “Option Agreement”) to purchase certain shares of                     Stock of the Company pursuant to the InterSearch Group, Inc. 2005 Equity Incentive Plan, in the manner and subject to the provisions of this Option Agreement. Capitalized terms used but not defined herein shall have the meaning given to them in the Plan.

1.	Definitions:

(a)	“Code” shall mean the Internal Revenue Code of 1986, as amended. (All references to Sections of the Code are to such Sections as they may from time to time be amended or renumbered.)

(b)	“Company” shall mean InterSearch Group, Inc., a Florida corporation, and any successor corporation thereto.

(c)	“Date of Option Grant” shall mean , 200 .

(d)	“Disability” shall mean disability within the meaning of Section 22(e)(3) of the Code, as determined by the Board in its sole discretion under procedures established by the Board of Directors of the Company.

(e)	“Exercise Price” shall mean ($ ) per share, as adjusted from time to time pursuant to the Plan.

(f)	“Number of Option Shares” shall mean ( ) shares of Stock of the Company as adjusted from time to time pursuant to the Plan.

(g)	“Option Term Date” shall mean .

(h)	“Optionee” shall mean .

(i)	“Participating Company” shall mean (i) the Company and (ii) any present or future parent and/or subsidiary corporation of the Company while such corporation is a parent or subsidiary of the Company. For purposes of this Option Agreement, a parent corporation and a subsidiary corporation shall be as defined in Sections 424(e) and 424(f) of the Code.

(j)	“Participating Company Group” shall mean at any point in time all corporations collectively which are then a Participating Company.

(k)	“Plan” shall mean the InterSearch Group, Inc. 2005 Equity Incentive Option Plan, as amended from time to time.

2.	Nonqualified Stock Option. This Option is intended to be a nonqualified stock option. The Optionee should consult with the Optionee’s own tax advisors regarding the tax effects of this Option.

3.	Administration. All questions of interpretation concerning this Option Agreement shall be determined by the Board of Directors of the Company (the “Board”) and/or by a duly appointed committee of the Board having such powers as shall be specified by the Board. Any subsequent references herein to the Board shall also mean the committee if such committee has been appointed and, unless the powers of the committee have been specifically limited, the committee shall have all of the powers of the Board granted in the Plan, other than the power to terminate or amend the Plan as provided in the Plan, subject to the terms of the Plan and any applicable limitations imposed by law. All determinations by the Board shall be final and binding upon all persons having an interest in the Option. Any officer of a Participating Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation or election.

4.	Exercise and Vesting of the Option.

(a)	Right to Exercise. The Option shall vest and become exercisable from time to time, subject to the schedule set forth below, in whole or in part, and subject to the termination provisions of Paragraph 6 hereof and the Optionee’s agreement that any shares purchased upon exercise are subject to the Company’s repurchase rights set forth in Paragraph 9 hereof:

(i)	On or after , the Option shall be vested and may be exercised to purchase up to % of the Number of Option Shares.

(ii)	Thereafter, on each [day/month] beginning on , the Option shall vest with respect to % of the Number of Option Shares. This provision shall be interpreted such that on or after , the Option shall be vested and may be exercised with respect to 100% of the Number of Option Shares (assuming that none of the Options have been previously exercised).

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The schedule set forth above is cumulative, so that shares as to which the Option has become exercisable on and after a date indicated by the schedule may be purchased pursuant to exercise of the Option at any subsequent date prior to termination of the Option. The Option may be exercised at any time and from time to time to purchase up to the number of shares as to which it is then exercisable.

(b)	Method of Exercise. The Option shall be exercised by written notice to the Company in the form of Exhibit A hereto stating the election to exercise the Option, the Number of Option Shares for which the Option is being exercised and such other representations and agreements as to the Optionee’s investment intent with respect to such shares as may be required by the Company. The written notice must be signed by the Optionee and must be delivered in person or by certified or registered mail, return receipt requested, to the Chief Financial Officer of the Company, or other authorized representative of the Participating Company Group, prior to the termination of the Option as set forth in Paragraph 6 below, accompanied by (i) full payment of the exercise price for the number of shares being purchased and (ii) an executed copy, if required herein, of the then current form of joint escrow instructions referenced below.

(c)	Form of Payment of Option Price. Such payment shall be made in cash, check or cash equivalent or in any other form as may be permitted by the Board in its sole discretion.

(d)	Withholding. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, the Optionee hereby authorizes payroll withholding and otherwise agrees to make adequate provision for foreign, federal and state tax withholding obligations of the Company, if any, which arise in connection with the Option, including, without limitation, obligations arising upon (i) the exercise, in whole or in part, of the Option, (ii) the transfer, in whole or in part, of any shares acquired on exercise of the Option, (iii) the operation of any law or regulation providing for the imputation of interest, or (iv) the lapsing of any restriction with respect to any shares acquired on exercise of the Option.

(e)	Certificate Registration. The certificate or certificates for the shares as to which the Option shall be exercised shall be registered in the name of the Optionee, or, if applicable, the heirs of the Optionee.

(f)

Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of the shares upon exercise of the Option shall be subject to compliance with all applicable requirements of federal or state law with respect to such securities. The Option may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulations. In addition, no Option may be exercised

3

unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.

THE OPTIONEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISABLE UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.

As a condition to the exercise of the Option, the Company may require the Optionee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

(g)	Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

5.	Non-Transferability of the Option. The Option may be exercised during the lifetime of the Optionee only by the Optionee and may not be assigned or transferred in any manner except by will or by the laws of descent and distribution.

6.	Termination of the Option. The Option shall terminate and may no longer be exercised on the Option Term Date as defined above.

7.	Rights as a Stockholder or Employee. The Optionee shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a certificate or certificates for the shares for which the Option has been exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date such certificate or certificates are issued, except as provided in the Plan. Nothing in the Option shall confer upon the Optionee any right to be employed by, or to continue in the employment of, a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Optionee’s employment at any time.

8.

Legends. The Company may at any time place legends referencing any applicable federal or state securities law restriction on all certificates representing shares of stock subject to the provisions of this Option Agreement. The Optionee shall, at the request of the Company, promptly present to the Company any and all certificates representing shares of stock acquired pursuant

4

to the Option in the possession of the Optionee in order to effectuate the provisions of this Paragraph. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SHARES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR RULE 701 UNDER THE ACT, OR THE CORPORATION RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SHARES REASONABLY SATISFACTORY TO THE CORPORATION, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

9.	Initial Public Offering. The Optionee hereby agrees that in the event of an Initial Public Offering of stock made by the Company under the Securities Act, the Optionee shall not offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase or make any short sale of, or otherwise dispose of any shares of stock of the Company or any rights to acquire stock of the Company for such period of time as may be established by the underwriter for such initial public offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the effective date of the registration statement to be filed in connection with such initial public offering. The foregoing limitation shall not apply to shares registered under the Securities Act.

10.	Binding Effect. This Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

11.	Termination or Amendment. The Board may terminate or amend this Option Agreement at any time; provided, however, that no such termination or amendment may adversely affect the Option or any unexercised portion hereof without the consent of the Optionee, unless such amendment is required to comply with any change in law or tax and accounting rules, including the provisions of Code Section 409A.

12.	Integrated Agreement. This Option Agreement and the Plan constitutes the entire understanding and agreement of the Optionee and the Participating Company Group with respect to the subject matter contained herein, and there are no other agreements, understandings, restrictions, representations, or warranties among the Optionee and the Company with respect to the subject matter contained herein other than those as set forth or provided for herein. To the extent contemplated herein, the provisions of this Option Agreement shall survive any exercise of the Option and shall remain in full force and effect.

5

13.	Terms and Conditions of Plan. The terms and conditions included in the Plan are incorporated by reference herein, and to the extent that any conflict may exist between any term or provision of this Option Agreement and any term or provision of the Plan, the term or provision of the Plan shall control.

14.	Applicable Law. This Option Agreement shall be governed by the laws of the State of Florida as such laws are applied to agreements entered into and performed entirely within the State of Florida and without regard to the rules of such State regarding choice of laws.

6

SEPARATE SIGNATURE PAGE TO INTERSEARCH GROUP, INC.

NONQUALIFIED STOCK OPTION AGREEMENT

INTERSEARCH GROUP, INC.

By:
Daniel O’Donnell President

The Optionee represents that the Optionee is familiar with the terms and provisions of this Option Agreement and hereby accepts the Option Agreement subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company made in good faith upon any questions arising under this Option Agreement.

The undersigned hereby acknowledges receipt of a copy of the Plan.

Date:
[Name of Optionee]

EXHIBIT A

[Date]

InterSearch Group, Inc.

__________________________

__________________________

Attn: President

Re:	Exercise of Non-Qualified Stock Option

Dear Sirs:

Pursuant to the terms and conditions of the Non-Qualified Stock Option Agreement dated as of                     , 200    , (the “Agreement”), between                      (“Optionee”) and InterSearch Group, Inc. (the “Company”), the Optionee hereby agrees to purchase              shares (the “Shares”) of the                      Stock of the Company and tender payment in full for such shares in accordance with the terms of the Agreement.

The Shares are being issued to Optionee in a transaction not involving a public offering and pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “1933 Act”). In connection with such purchase, Optionee represents, warrants and agrees as follows:

1.	The Shares are being purchased for the Optionee’s own account, and not for the account of any other person, with the intent of holding the Shares for investment and not with the intent of participating, directly or indirectly, in a distribution or resale of the Shares or any portion thereof.

2.	The Optionee is not acquiring the Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon independent examination and judgment as to the prospects of the Company.

3.	The Optionee has had complete access to and the opportunity to review all material documents related to the business of the Company, has examined all such documents as the Optionee desired, is familiar with the business and affairs of the Company and realizes that any purchase of the Shares is a speculative investment and that any possible profit therefrom is uncertain.

4.	The Optionee has had the opportunity to ask questions of and receive answers from the Company and its executive officers and to obtain all information necessary for the Optionee to make an informed decision with respect to the investment in the Company represented by the Shares.

5.	The Optionee is able to bear the economic risk of any investment in the Shares, including the risk of a complete loss of the investment, and the Optionee acknowledges that he or she may need to continue to bear the economic risk of the investment in the Shares for an indefinite period.

6.	The Optionee understands and agrees that the Shares are being issued and sold to the Optionee without registration under any state or federal laws relating to the registration of securities, in reliance upon exemptions from registration under appropriate state and federal laws based in part upon the representations of the Optionee made herein.

7.	The Company is under no obligation to register the Shares or to comply with any exemption available for sale of the Shares by the Optionee without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to any sale of the Shares by the Optionee.

8.	The Optionee has not relied upon the Company or an employee or agent of the Company with respect to any tax consequences related to exercise of this Option or the disposition of the Shares. The Optionee assumes full responsibility for all such tax consequences and the filing of all tax returns and elections the Optionee may be required to or find desirable to file in connection therewith.

Very truly yours,

[Name of Optionee]

(Address)

2

Exhibit 21.1

EXHIBIT 21.1 – LIST OF SUBSIDIARIES

InterSearch Group, Inc. has six wholly-owned subsidiaries.

InterSearch Group, Inc. holds all of the issued and outstanding equity securities of InterSearch Corporate Services, Inc. (formerly Corporate Consulting Services, Inc.), a Nevada corporation.

InterSearch Group, Inc. holds all of the issued and outstanding equity securities of Walnut Ventures, Inc., a Nevada corporation.

InterSearch Group, Inc. holds all of the issued and outstanding equity securities of La Jolla Internet Properties, Inc., a Nevada corporation.

InterSearch Group, Inc. holds all of the issued and outstanding equity securities of Internet Revenue Services, Inc., a Nevada corporation.

InterSearch Group, Inc. holds all of the issued and outstanding equity securities of Overseas Internet Properties, Inc., a Nevada corporation.

InterSearch Group, Inc. holds all of the issued and outstanding equity securities of Dotted Ventures, Inc., a Nevada corporation.

Exhibit 23.1

EXHIBIT 23.1 - CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-137592) of InterSearch Group, Inc. (the “Company”) of our report dated March 27, 2007 relating to the consolidated financial statements of the Company as of and for the year ended December 31, 2006 included in this Annual Report on Form 10KSB.

We hereby also consent to the inclusion of our reported dated March 27, 2007, relating to the consolidated financial statements of the Company as of and for the year ended December 31, 2006, included in this Annual Report on Form 10KSB in the prospectus supplement related to the Company’s Registration Statement on Form SB-2 (No. 333-137242).

/s/ Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 30, 2007

Exhibit 31.1

EXHIBIT 31.1 – CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Daniel M. O’Donnell, certify that:

1.	I have reviewed this Annual Report on Form 10-KSB of InterSearch Group, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: March 30, 2007

/s/ Daniel M. O’Donnell
Daniel M. O’Donnell
President and Chief Executive Officer

Exhibit 31.2

EXHIBIT 31.2 – CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Gary W. Bogatay, Jr., certify that:

1.	I have reviewed this Annual Report on Form 10-KSB of InterSearch Group, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

c)	Disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting; and

5.	The small business issuer’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing the equivalent functions):

a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal control over financial reporting.

Date: March 30, 2007

/s/ Gary W. Bogatay, Jr.
Gary W. Bogatay, Jr.
Chief Financial Officer, Secretary and Treasurer

Exhibit 32.1

EXHIBIT 32.1 - WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO 18 U.S.C.

SECTION 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned President and Chief Executive Officer of InterSearch Group, Inc., a Florida corporation (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel M. O’Donnell
Daniel M. O’Donnell
President and Chief Executive Officer

Dated: March 30, 2007

Exhibit 32.2

EXHIBIT 32.2 - WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C.

SECTION 1350

Solely for the purposes of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Financial Officer, Secretary and Treasurer of InterSearch Group, Inc., a Florida corporation (the “Company”), hereby certify, based on my knowledge, that the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gary W. Bogatay, Jr.
Gary W. Bogatay, Jr.
Chief Financial Officer, Secretary and Treasurer

Dated: March 30, 2007